SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CVS CAREMARK CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CVS Caremark Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 12, 2010

9:00 A.M.

CVS Caremark Corporation

One CVS Drive

Woonsocket, Rhode Island 02895

To our stockholders:

We are pleased to invite you to attend our 2010 annual meeting of stockholders to:

■	Elect 12 directors named in the accompanying proxy statement;

■	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010;

■	Adopt the Company’s 2010 Incentive Compensation Plan;

■	Adopt a proposal to amend the Company’s charter to allow stockholders the right to call special meetings of stockholders;

■	Act on two stockholder proposals to be presented; and

■	Conduct other business properly brought before the meeting.

Stockholders of record at the close of business on March 15, 2010 may vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares. In addition to voting in person or by mail, stockholders of record have the option of voting by telephone or via the Internet. If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), please read your proxy card or other voting instructions to see which of these options are available to you. Even if attending the meeting in person, we encourage you to vote in advance by mail, phone or Internet.

By Order of the Board of Directors,

Thomas M. Ryan

Chairman of the Board, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 12, 2010.

The proxy statement and annual report to security holders are available at

http://info.cvscaremark.com/investors.

PROXY STATEMENT TABLE OF CONTENTS

i

ii

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors of CVS Caremark Corporation (the “Company” or “CVS Caremark”) is soliciting your proxy to vote at our 2010 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting.

We began mailing this proxy statement and the enclosed proxy card on or about April 2, 2010 to all stockholders entitled to vote. The Company’s 2009 Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, Time and Place of the Meeting

Date:	May 12, 2010

Time:	9:00 a.m. Eastern Time

Place:	CVS Caremark Customer Support Center (Company Headquarters) One CVS Drive Woonsocket, Rhode Island 02895

Shares Entitled to Vote

Stockholders entitled to vote are those who owned CVS Caremark common stock at the close of business on the record date, March 15, 2010. As of the record date, there were 1,388,453,454 shares of common stock outstanding. Each share of CVS Caremark common stock that you own entitles you to one vote.

The Bank of New York Mellon presently holds shares of common stock as Trustee under the 401(k) Plan and the Employee Stock Ownership Plan of CVS Caremark Corporation and Affiliated Companies (the “ESOP”). Each participant in the ESOP instructs the Trustee of the ESOP how to vote his or her shares. As to shares with respect to which the Trustee receives no timely voting instructions, the Trustee, pursuant to the ESOP Trust Agreement, votes these shares in the same proportion as it votes all the shares as to which it has received timely voting instructions.

Voting

Whether or not you plan to attend the annual meeting, we urge you to vote. You may vote by calling a toll-free telephone number, by using the Internet or by mailing your signed proxy card in the postage-paid envelope provided. If you vote by telephone or the Internet, you do NOT need to return your proxy card. Returning the proxy card by mail or voting by telephone or Internet will not affect your right to attend the meeting and change your vote, if desired.

If your shares are held in the name of a bank, broker or other holder of record (a “nominee”), you will receive instructions from the nominee that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

The enclosed proxy card indicates the number of shares that you own as of the record date.

Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us in time to vote, or vote by telephone or the Internet, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares:

■	“FOR” the election of all 12 nominees for director (as described beginning on page 52);

■	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010 (as described beginning on page 56);

■	“FOR” the adoption of the Company’s 2010 Incentive Compensation Plan (as described beginning on page 57);

■	“FOR” the adoption of a proposal to amend the Company’s charter to allow stockholders the right to call special meetings of stockholders (as described beginning on page 63);

and

■	“AGAINST” both of the stockholder proposals to be presented (as described beginning on page 64).

If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

Revoking your proxy card

You may revoke your proxy card by:

■	sending in another signed proxy card with a later date;

■	providing subsequent telephone or Internet voting instructions;

■	notifying our Corporate Secretary in writing before the meeting that you have revoked your proxy card; or

■	voting in person at the meeting.

Voting in person

If you plan to attend the meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of a nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 15, 2010, the record date for voting.

Appointing your own proxy

If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

Proxy solicitation

We are soliciting this proxy on behalf of our Board of Directors and will bear the solicitation expenses. We are making this solicitation by mail but we may also solicit by telephone, e-mail or in person. We have hired Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, for a fee of $25,000, plus out-of-pocket expenses, to provide customary assistance to us in the solicitation. We will reimburse banks, brokerage houses and other institutions, nominees and fiduciaries, if they request, for their expenses in forwarding proxy materials to beneficial owners.

Householding

Under U.S. Securities and Exchange Commission (“SEC”) rules, a single set of annual reports and proxy statements may be sent to any household at which two or more Company stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for the Company. The Company may household and brokers with accountholders who are Company stockholders may also be householding our proxy materials. As indicated in the notice previously provided by these brokers to our stockholders, a single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify your broker so that separate copies can be delivered to you instead. Stockholders who currently receive multiple copies of the annual report and proxy statement at their address and who would prefer that their communications be householded should contact their broker.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing a majority of shares entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote Necessary to Approve Proposals

■	Item 1. Election of Directors. Each director is elected by a majority of the votes cast with respect to that director’s election (at a meeting for the election of directors at which a quorum is present) by the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote.

A “majority of votes cast” means that the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election. Votes “against” a director’s election will count as a vote cast, but “abstentions” and “broker non-votes” will not count as a vote cast with respect to that director’s election.

■	Item 3. Adoption of the Company’s 2010 Incentive Compensation Plan. Under New York Stock Exchange (“NYSE”) rules, the adoption of the Company’s 2010 Incentive Compensation Plan requires a majority of votes cast, provided that the total votes cast must represent a majority of the shares entitled to vote on a proposal. Abstentions in this case have the effect of being counted as a vote “against”. Broker non-votes can have the effect of being counted as a vote against if they result in the total number of votes cast not representing a majority of the shares entitled to vote on the proposal.

■	All other proposals. For all other proposals, approval is by affirmative vote (at a meeting at which a quorum is present) of a majority of the votes represented by the shares of common stock present at the meeting in person or by proxy and entitled to vote. Abstentions are counted as shares present or represented and voting and have the effect of a vote against. Broker non-votes are not counted as shares present or represented and voting and have no effect on the vote.

■	Broker voting. Under current NYSE rules, if the record holder of your shares (usually a bank, broker or other nominee) holds your shares in its name, your record holder is permitted to vote your shares on Item 2, Ratification of Auditors, and Item 4, Management Proposal Regarding Special Stockholder Meetings, in its discretion, even if it does not receive voting instructions from you. On all other Items, including Item 1, Election of Directors, your record holder is not permitted to vote your shares without your instructions and such uninstructed shares are considered broker non-votes.

Important Change. An NYSE rule change that is effective for our 2010 meeting no longer permits brokers to vote in the election of directors if the record holder has not received instructions from the beneficial owner. This represents a change from prior years, when brokers had discretionary voting authority in the election of directors. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Guidelines

The Company’s Board of Directors acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. In carrying out its responsibilities, the Board reviews and assesses the Company’s long-term strategy and its strategic, competitive and financial performance. The Board has adopted Corporate Governance Guidelines, which are available on our investor relations website at http://info.cvscaremark.com/investors and also available to stockholders at no charge upon request to the Company’s Corporate Secretary. These guidelines meet or exceed the listing standards adopted by the NYSE, on which the Company’s common stock is listed.

Meetings of the Board

During 2009, there were nine meetings of the Board of Directors. All of our directors at the time of the Company’s 2009 annual meeting of stockholders attended the annual meeting. Directors are expected to make every effort to attend the annual meeting of stockholders, all Board meetings and the meetings of the Committees on which they serve. Each director attended at least 75% of the meetings of the Board and of Committees of which he or she was a member.

One Board meeting was our annual meeting of non-management directors. The non-management directors also regularly hold executive sessions during which the Company’s management does not participate.

The Board’s Leadership Structure

Mr. Thomas M. Ryan, the Company’s President and Chief Executive Officer (“CEO”), currently serves as the Company’s Chairman of the Board. The Board believes that the Company and its stockholders are best served by having the flexibility to have the same individual serve as Chairman and Chief Executive Officer, and that adopting a policy to restrict the Board’s discretion in selecting the Chairman of the Board (as well as restricting the ability to combine the positions of Chairman and CEO) would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman. The Board believes it is important to retain its flexibility to allocate the responsibilities of Chairman of the Board and Chief Executive Officer in any way that is in the best interests of the Company at any future point in time. The Board also believes that Board independence and oversight of management are effectively maintained through the Board’s current composition, committee system and the position of Lead Director.

In November 2007, the Board amended its Corporate Governance Guidelines and appointed Mr. Terrence Murray as its Lead Director. Under the amended Guidelines the Lead Director: has the authority to call, and to lead, non-management director and independent director sessions; may retain independent legal, accounting or other advisors in connection with these sessions; presides at all meetings of the Board at which the Chairman is not present; facilitates communication and serves as a liaison between the Chairman and the independent directors; advises the Chairman of the informational needs of the Board; advises the Chairman regarding Board meeting agendas and as to the appropriate schedule of Board meetings; and may request inclusion of additional agenda items.

Mr. Ryan, in his capacities as Chairman, President and CEO, serves as a bridge between the Board and management and provides critical leadership for carrying out the Company’s strategic initiatives and confronting its challenges. In short, the Board believes that a Chairman who is a member of CVS Caremark’s management team is well situated to oversee and execute the Company’s strategy and business plans to maximize stockholder value.

The Board’s Role in Risk Oversight

The Board of Directors’ role in risk oversight involves both the full Board of Directors and its committees. The Audit Committee is charged with the primary role in carrying out risk oversight responsibilities on behalf of the Board. Pursuant to its Charter, the Audit Committee annually reviews the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major risk exposures and the steps that have been taken to monitor and mitigate such exposures. As part of CVS Caremark’s ongoing Enterprise Risk Management process, each of the Company’s major business units are responsible for identifying risks that could affect achievement of business goals and strategies, assessing the likelihood and potential impact of significant risks, prioritizing risks and actions to be taken in mitigation and/or response, and reporting to management’s Executive Risk Steering Committee on actions to monitor, manage and mitigate significant risks. Additionally, the Chief Financial Officer (“CFO”), Chief Compliance Officer (“CCO”) and Chief Legal Officer (“CLO”) periodically report on the Company’s risk management policies and practices to relevant Board committees and to the full Board. The Audit Committee reviews CVS Caremark’s major financial risk exposures as well as major operational, compliance, reputational and strategic risks, including steps to monitor, manage and mitigate those risks. In addition, each of the other Board committees is responsible for oversight of risk management practices for categories of risks relevant to their functions. For example, the Management Planning and Development Committee has oversight responsibility for the Company’s overall compensation structure, including review of its compensation practices, with a view to assessing associated risk. See “Executive Compensation and Related Matters – Compensation Discussion and Analysis – Risk Assessment.” The Board as a group is regularly updated on specific risks in the course of its review of corporate strategy, business plans and reports to the Board by its respective committees.

The Board considers its role in risk oversight when evaluating the Company’s Corporate Governance Guidelines and its leadership structure. Both the Corporate Governance Guidelines and the Board’s leadership structure facilitate the Board’s oversight of risk and communication with management. Our Chairman and CEO is focused on the Company’s risk management efforts and ensures that risk matters are appropriately brought to the Board and/or its committees for their review. The Company’s Lead Director also is focused on the Board’s risk oversight responsibilities and, together with the Chairman, helps lead Board discussions.

Director Nominations

Under the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee recommends to the Board criteria for Board membership and recommends individuals for membership on the Company’s Board of Directors. Criteria used by the Committee in nominating directors are found in the Committee’s charter and are attached to this proxy statement as Exhibit A. Although there is no specific policy on diversity, the Committee values diversity, which it broadly views in terms of gender, race, background and experience, as a factor in selecting members to serve on the Board, and believes that the diversity of the Board’s current composition provides significant benefits to the Company. When considering current directors for re-nomination to the Board, the Committee takes into account the performance of each director. The Committee also reviews the composition of the Board in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for audit committee expertise and issues of independence, judgment, age, skills, background and experience. As desired, the Committee may confer with the Chairman and other directors as to the foregoing matters.

The Nominating and Corporate Governance Committee will consider any director candidates recommended by stockholders who submit a written request to the Secretary of the Company. The candidates should meet the Director Qualification Criteria noted above. The Committee evaluates all director candidates and nominees in the same manner regardless of the source. If a stockholder would like to nominate a person for election or re-election to the Board, he or she must provide notice to the Company as provided in our by-laws. Such notice must be addressed to the Corporate Secretary of the Company and must arrive at the Company in a timely manner, between 90 and 120 days prior to the anniversary of our last annual meeting of stockholders. The notice must include (i) the name and address, as they appear in the Company’s books, of the stockholder giving the notice, (ii) the class and number of shares of the Company that are beneficially owned by the stockholder (including information concerning derivative ownership and other arrangements concerning our stock as described in our by-laws), (iii) a written consent indicating that the candidate is willing to be named in the proxy statement as a nominee and to serve as a director if elected, and (iv) any other information that the SEC would require to be included in a proxy statement when a stockholder submits a proposal. See “Item 7: Other Matters – Stockholder Proposals and Other Business for our Annual Meeting in 2011” for additional information related to the 2011 annual meeting.

The retirement age for CVS Caremark directors is 72. The Company’s Corporate Governance Guidelines provide that no director who is or would be over the age of 72 at the expiration of his or her current term may be nominated to a new term, unless the Board waives the retirement age for a specific director in exceptional circumstances. Such a waiver has been granted with respect to Dr. William H. Joyce, Chair of the Company’s Audit Committee, who is presently 74. The Board considered a waiver of the retirement age in this case appropriate and in the best interests of the Company in light of the exceptional experience and expertise of Dr.  Joyce.

Independence Determinations for Directors

Under the Company’s Corporate Governance Guidelines, a majority of our Board must be comprised of directors who meet the director independence requirements set forth in the Corporate Governance Rules of the NYSE applicable to listed companies. Under the NYSE Corporate Governance Rules, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The basis for a Board’s determination that a relationship is not material must be disclosed in the Company’s annual proxy statement. In this regard, the Board has adopted categorical standards to assist it in making determinations of independence, which are attached to this proxy statement as Exhibit B.

The Nominating and Corporate Governance Committee of the Board undertook its annual review of director independence in March 2010, and determined that each of Edwin M. Banks, C. David Brown II, David W. Dorman, Kristen Gibney Williams, Marian L. Heard, Dr. Joyce, Jean-Pierre Millon, Mr. Murray, C.A. Lance Piccolo, Sheli Z. Rosenberg and Richard W. Swift, is independent. Mr. Ryan is considered an inside director because of his current employment as Chairman, President and CEO of the Company.

In the course of its review as to the independence of each director, the Committee considered transactions and relationships, if any, between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries, on the other. In that regard, the Committee in making its recommendation and the Board in making its determination as to Mr. Murray’s independence considered that, consistent with the categorical standards, Mr. Murray and members of his immediate family are equity holders in an entity with which the Company has had ordinary course, arm’s-length business dealings that do not cross any of the NYSE bright-line tests, and with respect to which they are not directly responsible for or involved in such entity’s business dealings with the Company. See “Certain Transactions with Directors and Officers”, below.

Contact with the Board, the Lead Director and Other Non-Management Directors

Stockholders and other parties interested in communicating directly with the Board, the Lead Director or with the non-management directors as a group may do so by writing to them care of CVS Caremark Corporation, One CVS Drive, Woonsocket, RI 02895. The Nominating and Corporate Governance Committee has approved a process for handling letters received by the Company and addressed to the Board, the Lead Director or to non-management members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors shall from time to time review a log of all correspondence received by the Company that is addressed to members of the Board and may request copies of any such correspondence. Concerns relating to accounting, internal accounting controls or auditing matters will be promptly brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of our directors, officers and employees, including our CEO, CFO and Chief Accounting Officer. The Company’s Code of Conduct is available on the Company’s website at http://info.cvscaremark.com/investors, and will be provided to stockholders without charge upon request to the Company’s Corporate Secretary. The Company intends to post amendments to or waivers from its Code of Conduct (to the extent applicable to the Company’s executive officers or directors) at that location on its website within the timeframe required by SEC rules.

Committees of the Board

Audit Committee

William H. Joyce, Chair

Edwin M. Banks

Kristen Gibney Williams

Marian L. Heard

Richard J. Swift

The Audit Committee met eight times during 2009. Each member of the Committee is financially literate and independent of the Company and management under the standards set forth in applicable SEC rules and the Corporate Governance Rules of the NYSE. The Board has designated each of Dr. Joyce, Mr. Banks and Mr. Swift as an audit committee financial expert, as defined under applicable SEC rules. The Board has approved a charter for the Committee, a copy of which can be viewed on the Company’s website at http://info.cvscaremark.com/investors, and also is available to stockholders without charge upon request to the Company’s Corporate Secretary. Pursuant to its charter, the Committee assists the Board in its oversight of: (i) the integrity of the financial statements of the Company; (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm, for whose appointment the Committee bears principal responsibility; (iii) the performance of the Company’s internal audit function; (iv) the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures; (v) compliance with the Company’s Code of Conduct; (vi) review and ratification of any related person transactions pursuant to the Company’s policy on such matters; and (vii) compliance by the Company with legal and regulatory requirements. The Committee also approved the Audit Committee Report that is found on page 13 of this proxy statement.

Nominating and Corporate Governance Committee

David W. Dorman, Chair

Edwin M. Banks

C. David Brown II

Marian L. Heard

Sheli Z. Rosenberg

The Nominating and Corporate Governance Committee met four times during 2009. Each member of the Committee is independent of the Company and management under the standards set forth in the Corporate Governance Rules of the NYSE. The Board has approved a charter for the Committee, a copy of which can be viewed on the Company’s website at http://info.cvscaremark.com/investors, and also is available to stockholders without charge upon request to the Company’s Corporate Secretary. Pursuant to its charter, the Committee has responsibility for: (i) identifying individuals qualified to become Board members; (ii) recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly-created directorships that may occur between such meetings; (iii) recommending directors for appointment to Board committees; (iv) making recommendations to the Board as to determinations of director independence; (v) evaluating Board and committee performance; and (vi) reviewing and assessing the Company’s Corporate Governance Guidelines and overseeing compliance with such Guidelines.

Management Planning and Development Committee

Sheli Z. Rosenberg, Chair

C. David Brown II

David W. Dorman

Jean-Pierre Millon

Terrence Murray

C.A. Lance Piccolo

The Management Planning and Development Committee met five times during 2009. Each member of the Committee is independent of the Company and management under the standards set forth in the Corporate Governance Rules of the NYSE. No Committee member participates in any of the Company’s employee compensation programs and none is a current or former officer or employee of CVS Caremark or its subsidiaries. At its meetings, non-members, such as the CEO, the CFO, the Chief Human Resources Officer, the CLO, other senior human resources and legal officers, or external consultants, may be invited to provide information, respond to questions and provide general staff support. However, no CVS Caremark executive officer is permitted to be present during any discussion of his or her compensation or performance, and the Committee may exercise its prerogative to meet in executive session without non-members.

The Committee’s responsibilities are specified in its charter. The charter, as approved by the Board, may be viewed on the Company’s website at http://info.cvscaremark.com/investors, and also is available to stockholders without charge upon request to the Company’s Corporate Secretary. These responsibilities fall into six broad categories. Pursuant to its charter, the Committee: (i) oversees the Company’s compensation and benefits policies and programs generally; (ii) evaluates the performance of designated senior executives, including the CEO, and reviews the Company’s management succession plan; (iii) in consultation with the other independent directors of the Company, oversees and sets compensation for the CEO; (iv) oversees and sets compensation for the Company’s designated senior executives; (v) reviews and recommends to the Board compensation (including cash and equity-based compensation) for the Company’s directors; and (vi) approves the Management Planning and Development Committee Report found on page 35 of this proxy statement. The Committee may delegate its authority relating to employees other than executive officers and directors as it deems appropriate and may also delegate its authority relating to ministerial matters.

The Committee oversaw the performance of a risk assessment of the Company’s compensation policies and practices with specific focus on incentive programs across the organization to ascertain any potential material risks that may be created by the compensation programs. The Committee considered the findings of the assessment and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage employees to take unnecessary or excessive risks. For non-executives, incentives represent a small percentage of total compensation so participants would not be rewarded for excessive risk-taking. The exception would be in sales where commission income can represent a significant portion of total compensation. In that case, our assessment looked at the goal setting process. No sales plan participants establish sales goals; sales goals are established by members of management who do not participate in the sales commission plans. The assessment also looked at the cost of non-executive incentive plans across the organization and determined it is not material to the Company’s financial performance.

A discussion of risk assessment with respect to the executive compensation programs is included in the Compensation Discussion and Analysis section, which begins on page 16.

As provided in its charter, the Committee has the authority to determine the scope of the external compensation consultant’s services and may terminate the engagement at any time. The external compensation consultant reports to the Committee Chair. The Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), to assist the Committee with its responsibilities related to the Company’s executive compensation programs. Mercer’s fees for executive compensation consulting to the Committee in fiscal year 2009 were $255,424. During fiscal 2009, Mercer:

■	Collected, organized and presented quantitative competitive market data for a relevant competitive peer group with respect to executive officers’ target, annual and long-term compensation levels;

■	Reviewed and commented on management recommendations on salary increases, short- and long-term compensation awards and incentive compensation design;

■	Developed and delivered an annual Committee briefing on executive compensation legislative and regulatory developments and trends and their implications for CVS Caremark;

■	Collected market data and provided recommendations for non-employee director compensation to the Committee for approval by the Board; and

■	Conducted an analysis of recoupment practices, including against peer group and general industry trends.

During the fiscal year, the Company decided to retain Mercer and its MMC affiliates to provide services, unrelated to executive compensation, which have been reviewed and approved by the Committee. For example, CVS Caremark’s human resources division utilized Mercer on occasion for general human resources and compensation consulting. In 2009, the Company engaged Mercer to collect and organize competitive market data for key non-executive positions. The Company also used other MMC affiliates for services unrelated to executive compensation, including property and casualty insurance brokering and related consulting services, risk management services and bonding services. These other MMC affiliates are separate operating companies of MMC, and the Company has separate relationships with the service teams at each of these operating companies. The aggregate fees paid in 2009 to Mercer and its MMC affiliates for all services unrelated to executive compensation were approximately $2,981,310. With respect to executive compensation services, Mercer has been retained by and answers to the Committee; relationships with the other MMC affiliates are overseen by various management employees of the Company.

The Committee believes that the advice it receives from Mercer is objective and not influenced by the relationship that Mercer and the MMC affiliates might otherwise have with the Company. The Committee and Mercer have policies and procedures in place to preserve the objectivity and integrity of the executive compensation consulting advice, including:

■	The consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

■	The consultant is not responsible for selling other Mercer or affiliate services to the Company;

■	The Committee has the sole authority to retain and terminate the executive compensation consultant;

■	The consultant has direct access to the Committee without management involvement;

■	While it is necessary for the consultant to interact with management to gather information, the Committee determines if and how the consultant’s advice can be shared with management; and

■	The Committee may choose to meet with the consultant in executive session, without management present, to discuss recommendations.

Executive Committee

C. David Brown II

David W. Dorman

Terrence Murray

Thomas M. Ryan

The Executive Committee did not meet in 2009. At all times when the Board is not in session, the Executive Committee may exercise most of the powers of the Board, as permitted by applicable law.

Director Compensation

The Company uses a full retainer approach to compensating its outside directors, which the Management Planning and Development Committee and the Board believe better reflects the ongoing accountabilities of directors. Service on the Board requires directors to commit significant amounts of time to Company matters year-round, not only at meetings. The full-retainer approach also facilitates administration of the directors’ compensation program. Each non-employee director receives an annual retainer of $260,000. Additional annual retainers are paid as follows: Chairs of the Nominating and Corporate Governance and Management Planning and Development Committees, $10,000 each; Chair of the Audit Committee, $20,000; and Lead Director, $20,000. Each of the retainers is paid semi-annually; at least 75% of each retainer must be paid in shares of Company common stock; directors may elect to receive all of their retainers in stock. The payment of annual and additional retainers in substantially all Company common stock (or fully in Company common stock at a director’s election) is consistent with our policy of using equity compensation to better align directors’ interests with stockholders and enhances the directors’ ability to meet and continue to comply with the stock ownership guidelines described below. Directors may continue to elect to defer receipt of shares; deferred shares will be credited with dividend equivalents.

All non-employee directors must own a minimum of 10,000 shares of CVS Caremark common stock. Directors must attain this minimum ownership level within five years of being elected to the Board and must retain this minimum ownership level for at least six months after leaving the Board. Each of our directors has attained the minimum ownership level.

Directors are eligible to receive stock options, but typically do not receive them. They do not participate in a pension plan or nonqualified deferred compensation plan with above market earnings. Directors are eligible to participate in the Employee Discount Program and are subject to the same terms of the program as Company employees. Caremark Rx, Inc. had provided medical, dental and prescription drug coverage to its directors and their eligible dependents while the director was serving on its board. Messrs. Banks and Piccolo, who currently serve as directors of the Company, continued their medical and dental coverage through 2009, paying the same premium rates as Company employees. Through 2010, Messrs. Banks and Piccolo are allowed to remain covered under the Company’s medical and dental programs, provided they pay the full cost of coverage. After December 31, 2010, they will not be eligible for medical and dental coverage through the Company. The Company has extended to all directors the option to enroll themselves and their eligible dependents in the Company’s prescription drug benefit program, paying the same premium rates as employees. If a director retires from the Board with at least five years of service, the Company will allow continued participation in the prescription drug benefit plan, but the director must bear the full cost of the premium.

The following chart shows amounts paid to each of our non-employee directors in fiscal 2009.

Non-Employee Director Compensation – Fiscal Year 2009

Name	Fees Earned and Paid in Cash (1) ($)	Cash Fees Elected to be Paid in Stock (2) ($)	Stock Awards (2) ($)	All Other Compen- sation (3) ($)	Total ($)
Edwin M. Banks	65,000	—	195,000	11,366	271,366
C. David Brown II	—	65,000	195,000	1,538	261,538
David W. Dorman	17	67,483	202,500	—	270,000
Kristen Gibney Williams	65,000	—	195,000	747	260,747
Marian L. Heard	—	65,000	195,000	1,538	261,538
William H. Joyce	—	70,000	210,000	—	280,000
Jean-Pierre Millon	23	64,977	195,000	—	260,000
Terrence Murray	42	69,958	210,000	—	280,000
C. A. Lance Piccolo	65,000	—	195,000	7,239	267,239
Sheli Z. Rosenberg	17	67,483	202,500	—	270,000
Richard J. Swift	—	65,000	195,000	867	260,867

(1)	The amounts shown include cash payments made in lieu of fractional shares to Ms. Rosenberg and Messrs. Dorman, Millon and Murray.

(2)	These awards are fully vested at grant and the amounts shown represent both the fair market value and the full fair value at grant. As of December 31, 2009, our directors had deferred receipt of shares of Company common stock as follows: Mr. Banks, 11,335; Mr. Brown, 15,114; Mr. Dorman, 14,578; Ms. Heard, 66,860; Dr. Joyce, 87,412; Ms. Rosenberg, 18,495; and Mr. Swift, 21,427 shares.

(3)	Represents Company contributions for director health and prescription benefits.

Certain Transactions with Directors and Officers

In accordance with SEC rules, the Board has adopted a written Related Person Transaction Policy (the “Policy”). The Audit Committee of the Board has been designated as the Committee responsible for reviewing, approving or ratifying any related person transactions under the Policy.

Pursuant to the Policy, all executive officers, directors and director nominees are required to notify the Company’s CLO or Corporate Secretary of any financial transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, involving the Company in which an executive officer, director, director nominee, 5% beneficial owner or any immediate family member of such a person has a direct or indirect material interest. Such officers, directors, nominees, 5% beneficial owners and their immediate family members are considered “related persons” under the Policy.

For the above purposes, “immediate family member” includes a person’s spouse, parents, siblings, children, in-laws, step-relatives and any other person sharing the household (other than a tenant or household employee).

The CLO or the Corporate Secretary will present any reported new related person transactions, and proposed transactions involving related persons, to the Audit Committee at its next regular meeting, or earlier if appropriate. The Committee shall review transactions to determine whether the related person involved has a direct or indirect material interest in the transaction. The Committee may conclude, upon review of all relevant information, that the transaction does not constitute a related person transaction, and thus that no further review is required under the Policy. On an annual basis, the Committee shall review previously approved related person transactions, under the standards described below, to determine whether such transactions should continue.

In reviewing the transaction or proposed transaction, the Committee shall consider all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, the availability and/or opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. The Committee will not approve or ratify a related person transaction unless it shall have determined that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.

If after the review described above, the Committee determines not to approve or ratify a related person transaction (whether such transaction is being reviewed for the first time or has previously been approved and is being re-reviewed), the transaction will not be entered into or continued, as the Committee shall direct.

Notwithstanding the foregoing, the following types of transactions are deemed not to create or involve a material interest on the part of the related person and will not be reviewed, nor will they require approval or ratification, under the Policy:

(i)	Transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000.

(ii)	Transactions in which the related person’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction.

(iii)	Transactions in which the related person’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity (other than a general partnership interest) which is a party to the transaction.

(iv)	Transactions in which the related person’s interest derives solely from his or her ownership of a class of equity securities of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis.

(v)	Transactions in which the related person’s interest derives solely from his or her service as a director, trustee or officer (or similar position) of a not-for-profit organization or charity that receives donations from the Company, which donations are made in accordance with the Company’s matching program that is available on the same terms to all employees of the Company.

(vi)	Compensation arrangements of any executive officer, other than an individual who is an immediate family member of a related person, if such arrangements have been approved by the Management Planning and Development Committee.

(vii)	Director compensation arrangements, if such arrangements have been approved by the Board.

(viii)	Indemnification payments and payments made under directors and officers indemnification insurance policies or made pursuant to the certificate of incorporation or by-laws of the Company or any of its subsidiaries or pursuant to any policy, agreement or instrument.

The Board reviews the Policy on an annual basis and will make changes as appropriate.

Additionally, under the Company’s Corporate Governance Guidelines and its Code of Conduct, with respect to any transaction in which a director or executive officer has a personal interest, such that a potential conflict of interest could arise, the director or executive officer must report the matter immediately to the Company’s CLO or the CCO who will, where appropriate, report the matter to the Nominating and Corporate Governance Committee for evaluation and appropriate resolution.

If a director has a personal interest in a matter before the Board, the director shall disclose the interest to the full Board, will recuse himself or herself from participation in the discussion and will not vote on the matter.

Furthermore, proposed charitable contributions by the Company within any given fiscal year in an aggregate amount exceeding $120,000, to an entity for which a director or a member of his or her immediate family serves as a director, officer, or member of such entity’s fund-raising organization or committee, will be subject to prior review and approval by the Audit Committee (with notification to the Nominating and Corporate Governance Committee).

In addition, under the Nominating and Corporate Governance Committee’s charter, such Committee shall evaluate the possibility that a director’s independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels, if the Company makes substantial charitable contributions to an organization with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director (which consulting contracts or other indirect forms of compensation are expressly prohibited for Audit Committee members).

On August 31, 2007, Mr. Murray and his children acquired a 64.6% ownership interest in an entity that owns a shopping center in Guilford, CT (the “Center”). A CVS/pharmacy store has been a tenant of the Center since 1994 and is one of 11 existing tenants in the Center, occupying approximately 28% of the Center’s total space. The store’s lease was for an initial 10-year term with two five-year renewal options, which were exercised in 2005 and 2010. The lease, including the payments thereunder, was not changed in any way when the ownership interest in the Center was acquired by the Murrays. The amount paid by the CVS/pharmacy store to the Center in rent and related fees in 2009 was approximately $281,500. During 2009, the Company entered into a lease for a larger store location to be built within the Center that will include a drive-thru. When the new location is completed, which is expected to occur in 2011, the prior lease will be terminated. The new lease, which has a 25-year term with four 5-year options and rent of $480,000 per year during the initial term, was approved in the ordinary course of business by the Company’s real estate committee and its terms were reviewed and ratified by our Audit Committee under the Policy. The Murrays had no role or involvement in the discussions on behalf of the Center. Consequently, the Company believes that the terms of this transaction were determined in an arm’s-length manner.

On December 21, 2009, the Company announced that it had hired Per G.H. Lofberg to be Executive Vice President, CVS Caremark Corporation and President, Caremark Pharmacy Services. Mr. Lofberg was then the President and Chief Executive Officer of Generation Health, Inc. (“Generation Health”). Concurrently with the Company’s hiring of Mr. Lofberg, the Company made an additional equity investment in Generation Health and all of Mr. Lofberg’s interest in Generation Health was acquired by a subsidiary of CVS Caremark. The Lofberg Family Partnership LP received approximately $5.2 million in consideration of the sale of its entire interest in Generation Health. The terms of the Generation Health transaction were reviewed and ratified by our Audit Committee under the Policy.

Audit Committee Report

The Audit Committee of the Board of Directors (for purposes of this report, the “Committee”) is composed of five independent directors. Set forth below is the report of the Committee on its activities with respect to CVS Caremark’s audited financial statements for the fiscal year ended December 31, 2009 (the “audited financial statements”).

■	The Committee has reviewed and discussed the audited financial statements with management;

■	The Committee has discussed with Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

■	The Committee has received the written disclosures and the letter from Ernst & Young pursuant to applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Committee concerning independence, and has discussed with Ernst & Young its independence from the Company; and

■	Based on the review and discussions referred to above and relying thereon, the Committee recommended to the Board of Directors that the audited financial statements be included in CVS Caremark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

William H. Joyce, Chair

Edwin M. Banks

Kristen Gibney Williams

Marian L. Heard

Richard J. Swift

Share Ownership of Directors and Certain Executive Officers

The following table shows the share ownership, as of March 5, 2010, of each director, each executive officer appearing in the Summary Compensation Table found on page 36 and all directors and executive officers as a group, based on information provided by these individuals. Each individual beneficially owns less than 1% of our common stock and, except as described in the footnotes to the table, each person has sole investment and voting power over the shares. None of the shares listed below has been pledged as collateral.

Ownership of Common Stock (1)
Name	Number		Percent
Edwin M. Banks	195,722	(1)(6)	*
Troyen A. Brennan	91,412	(1)(2)	*
C. David Brown II	150,290	(1)(6)	*
David W. Dorman	30,223	(6)	*
Kristen Gibney Williams	63,408		*
Marian L. Heard	98,528	(1)(6)	*
William H. Joyce	136,031	(1)(6)	*
Howard A. McLure	73,631	(2)(3)(7)	*
Larry J. Merlo	2,165,213	(1)(2)(3)(4)(5)	*
Jean-Pierre Millon	127,654	(1)(8)	*
Terrence Murray	70,771	(9)	*
C.A. Lance Piccolo	253,603	(1)	*
David B. Rickard	981,534	(1)(3)(4)(5)	*
Sheli Z. Rosenberg	135,655	(6)	*
Thomas M. Ryan	8,517,702	(1)(2)(3)(4)(5)(10)	*
Douglas A. Sgarro	735,202	(1)(2)(4)(5)	*
Richard J. Swift	25,483	(6)	*
All directors and executive officers as a group (25 persons)	15,283,765	(1)(2)(3)(4)(5) (6)(7)(8)(9)(10)	1.09%

*Less than 1%.

(1)	Includes the following shares of common stock not currently owned, but subject to options which were outstanding on March 5, 2010 and were exercisable within 60 days thereafter: Mr. Banks, 161,170; Mr. Brennan, 48,177; Mr. Brown, 83,014; Ms. Heard, 30,000; Dr. Joyce, 30,000; Mr. Merlo, 1,005,045; Mr. Millon, 67,465; Mr. Piccolo, 67,465; Mr. Rickard, 553,949; Mr. Ryan, 4,750,001; Mr. Sgarro, 463,171; and all directors and executive officers as a group, 8,134,023.

(2)	Includes the following shares of common stock granted under the Company’s 1997 Incentive Compensation Plan (the “1997 ICP”) that remain subject to certain restrictions regarding employment and transfer as provided in the 1997 ICP: Mr. Brennan, 32,489; Mr. McLure, 43,720; Mr. Merlo, 248,431; Mr. Ryan, 480,985; Mr. Sgarro, 74,893; and all executive officers as a group, 1,099,467.

(3)	Includes the following shares of common stock that were receivable upon the lapse of restrictions on restricted stock units or the exercise of options, but the actual receipt of which was deferred pursuant to the Company’s Deferred Stock Compensation Plan, and which do not have current voting rights: Mr. McLure, 24,050; Mr. Merlo, 431,320; Mr. Rickard, 179,695; Mr. Ryan, 1,702,615; and all directors and executive officers as a group, 2,400,668.

(4)	Includes shares of common stock held by the Trustee of the ESOP that are allocated to the executive officers as follows: Mr. Merlo, 6,126; Mr. Rickard, 1,727; Mr. Ryan, 8,261; Mr. Sgarro, 2,172; and all executive officers as a group, 29,035.

(5)	Includes the following hypothetical shares of common stock held in notional accounts in the Company’s unfunded Deferred Compensation Plan, which do not have current voting rights: Mr. Merlo, 5,269; Mr. Rickard, 15,049; Mr. Ryan, 13,819; Mr. Sgarro, 4,614 and all executive officers as a group, 43,032.

(6)	Includes the following shares of common stock constituting deferred non-employee director compensation, which do not have current voting rights: Mr. Banks, 11,365; Mr. Brown, 15,153; Mr. Dorman, 14,616; Ms. Heard, 67,036; Dr. Joyce, 87,641; Ms. Rosenberg, 18,543; Mr. Swift, 21,483; and all non-employee directors as a group, 235,837.

(7)	Includes 2,512 shares held by his spouse. Mr. McLure disclaims beneficial ownership of these shares.

(8)	Includes 60,189 shares held in a family trust.

(9)	Includes 2,148 shares held by a family-related limited liability company of which Mr. Murray holds a membership interest. Mr. Murray disclaims beneficial ownership of these shares.

(10)	Includes 37,000 shares held by a family foundation. Mr. Ryan disclaims beneficial ownership of these shares.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary and 2009 Performance

At CVS Caremark, our commitment to paying for performance – both short- and long-term – is reflected in our executive compensation philosophy, described below. We believe that when we outperform our Total Peer Group (14 retail and health care companies, described in more detail below), we should reward our senior team above the median and when we underperform, rewards should be reduced.

Our performance for 2009 and comparisons to our Total Peer Group’s performance demonstrate that we navigated through a challenging economic environment and effectively managed expenses. Our financial performance has been consistently better than the majority of the companies in our Total Peer Group in each of the performance measures for the 1-, 3- and 5-year periods ended December 31, 2009.

■	CVS Caremark ranked first or second of companies in our Total Peer Group in revenue growth for both the 1-year and the 3-year performance periods.

■	Our operating income ranked in the top half for the 1-year performance period and ranked first for the 3-year performance period.

■	Our 3- and 5-year Total Shareholder Return (“TSR”) ranks in the top third of our Total Peer Group. Despite strong financial performance, our TSR for the 1-year performance period ranked in the bottom third of our Total Peer Group.

In considering performance, the Management Planning and Development Committee (the “Committee”) looked beyond the Company’s strong 2009 financial results and took note of the growth outlook for 2010. Driven largely by the results of the 2010 pharmacy benefit management (“PBM”) selling season (which was completed during 2009), our pharmacy services segment’s earnings for the coming year are forecasted to decline from 2009 levels. The financial markets’ reaction to 2010’s overall financial outlook temporarily impacted our stock’s performance and thus significantly lowered our near-term TSR performance measure.

As discussed more fully below, the 2010 growth outlook influenced the Committee’s decision to exercise negative discretion in determining 2009 annual incentive awards for several senior executives, including the CEO.

This section of the proxy statement explains how our executive compensation programs are designed and operate with respect to our named executive officers (“NEOs”), which for 2009 include:

■	Thomas M. Ryan, Chairman, President and CEO;

■	David B. Rickard, EVP, CFO and Chief Administrative Officer, who retired from the Company on December 31, 2009;

■	Troyen A. Brennan, EVP and Chief Medical Officer;

■	Larry J. Merlo, EVP and President – CVS/pharmacy;

■	Douglas A. Sgarro, EVP and Chief Legal Officer; and

■	Howard A. McLure, EVP and President – Caremark Pharmacy Services, who retired from the Company on November 27, 2009.

Introduction

CVS Caremark is the largest pharmacy health care provider in the United States. Through our integrated offerings across the entire spectrum of pharmacy care, we are uniquely positioned to provide greater access, engage plan members in behaviors that improve their health, and lower overall health care costs for health plans, plan sponsors and their members. CVS Caremark is a market leader in mail order pharmacy, retail pharmacy, specialty pharmacy, and retail clinics, and is a leading provider of Medicare Part D prescription drug plans. We are also a leading provider of Medicare Part D Prescription Drug Plans. As one of the country’s largest PBMs, we provide access to a network of more than 64,000 pharmacies, including approximately 7,000 CVS/pharmacy stores that provide unparalleled service and capabilities. Our clinical expertise includes one of the industry’s most comprehensive disease management programs. General information about CVS Caremark is available through the Company’s website at http://info.cvscaremark.com.

A primary component of the Company’s human resources strategy – to ensure that we have high caliber leadership – is the identification, recruitment, development and placement of key management and business talent. The CVS Caremark Board and the executive management team believe that a crucial aspect of successfully executing this strategy is a comprehensive, integrated and straightforward executive compensation platform, which provides competitive and differentiated levels of pay based on corporate and individual performance to reinforce the alignment of executive interests with those of stockholders.

Executive	Compensation Philosophy and Core Principles

The Committee is charged with establishing and overseeing CVS Caremark’s executive compensation strategies and practices. The Committee has identified five core principles to motivate the executive officers to improve the financial and operating position of the Company, take personal responsibility for the performance of the business and make decisions about the Company’s business that will deliver stockholder value. The five core principles reflect the objectives of CVS Caremark’s executive compensation philosophy and are reinforced by our comprehensive executive compensation program.

1. Support, communicate and drive achievement of CVS Caremark’s business strategies and goals.

2. Attract and retain the highest caliber executive officers by providing compensation opportunities comparable to those offered by other companies with which CVS Caremark competes for business and talent.

3. Motivate high performance among executive officers in an incentive-driven culture by delivering higher rewards for superior performance and reduced awards for underperformance.

4. Closely align the interests of executive officers with stockholders’ interests and foster an equity ownership environment.

5. Reward the achievement of short-term results as well as long-term stockholder value creation.

The Committee believes that each of the components of our executive compensation program, which will be discussed later in this Compensation Discussion and Analysis, must contribute to the furtherance of one or more of our five Core Principles, as outlined in the following chart:

Compensation Element	Objective	Key Features
Base Salary	Attract and retain high-caliber talent and provide a minimum, fixed level of cash compensation.

Reviewed annually and adjusted based on comparability to external market peers, corporate profitability, position responsibility and individual qualifications and performance.

Salaries compared to those of comparable positions in Total Peer Group and internal salary levels of other executive officers and senior employees generally.

Annual Cash Incentive	Motivate high performance and reward short-term individual and Company performance results.

Annual cash incentive targets are set as a percentage of base salary.

Payments are based on a formula that includes performance against operating profit target and customer service and satisfaction targets with a minimum, below which no payment will be made, and an established upper limit.

Cash and Stock Long-Term Incentive Plan (“LTIP”)

Reward multi-year financial success, which supports the Company’s long-term strategic objectives.

Encourages stock ownership and reinforces an alignment of executives’ interests with those of stockholders.

Paid equally in cash and Company common stock based on meeting earnings per share growth performance goals during overlapping three-year performance cycles.

The executive is prohibited from selling or trading the shares for two years following the payment date.

Stock Options and Restricted Stock Units	Align executive and stockholder interests through equity ownership and reward creation of long-term value by encouraging executives to focus on long-term financial progress with the dual objective of enhancing stockholder value and promoting executive retention.

Annual nonqualified stock option grants with seven-year terms that vest in three equal installments on each of the first, second and third anniversaries of the grant and return actual value only to the extent that the Company’s stock price appreciates.

Annual restricted stock unit award that vests only upon continued employment with the Company.

Total long-term compensation opportunity for each executive (equity components and cash and stock LTIP) is determined as part of

Compensation Element	Objective	Key Features

the overall process of establishing performance goals and expressed as a target value with a minimum and maximum range, denominated in dollars.

Award levels are based on a review of competitive market information and peer group and company performance against short- and long-term goals, and assessment of each officer’s performance, contribution and anticipated future role at the Company.

Supplemental Retirement Plan I For Select Senior Management (“SERP”)	Supplement the retirement benefits of selected executive employees.	Unfunded SERP, including certain NEOs; there will be no new participants in this plan.
Deferred Compensation Plan (“DCP”) and Deferred Stock Compensation Plan (“DSP”)	Provide savings in a tax-efficient manner and enhance focus on stock ownership.

The DCP offers a variety of investment choices, none of which represents an above-market return, with up to a 5% match on eligible compensation deferred into the Plan, offset by any match provided under the qualified defined contribution plan.

The DSP units fluctuate in value based on the performance of the Company’s common stock.

The Committee references specific policies and guidelines to ensure adherence to the philosophy statements outlined above when considering the initial design and any subsequent changes to CVS Caremark’s executive compensation programs. In particular, the Committee examines the competitive positioning of total direct compensation, the ratio of current to long-term compensation, the relative levels of cash and non-cash compensation and the mix of fixed and variable compensation. In addition, when considering changes to the benefits and perquisite components of compensation, the Committee assesses competitive market practice and the impact of any such change on the overall total compensation package offered to CVS Caremark executives.

Competitive Positioning

In consultation with Mercer, the Committee initiates an annual review of the peer group against which financial performance and competitive positioning of compensation programs are assessed. The principal criteria used to determine membership in the peer group include revenue size and industry segment, with consideration also given to geographic scope, diversification of operations and comparability of compensation practices. Our peer group is comprised of large, first-tier companies with national footprints in pharmacy, pharmacy benefit management, insurance, healthcare, food, general and specialty retailer segments. In 2009, the Committee reviewed the peer group for purposes of evaluating 2009 compensation levels. Retail companies with revenues generally of at least $45 billion and health care companies with revenues of at least $25 billion for the most recently completed fiscal year were considered as peer companies. CVS Caremark falls in the top quartile when this peer group is ranked by revenue.

The resulting peer group (the “Total Peer Group”) consists of 14 companies:

Retail Peers	2009 Revenues ($B)
Kroger Co.	$76.0
Costco Wholesale Corporation	71.4
Home Depot, Inc.	66.2
Target Corporation	65.4
Walgreen Co.	63.3
Lowe’s Companies, Inc.	47.2
Sears Holding Co.	44.0

Health Care Peers	2009 Revenues ($B)
McKesson Corporation	$106.6
Cardinal Health, Inc.	99.5
UnitedHealth Group Inc.	87.1
AmerisourceBergen Corp.	71.8
Wellpoint Inc.	65.0
Medco Health Solutions Inc.	59.8
Aetna Inc.	34.8
CVS Caremark Corporation	98.7

Wal-Mart Stores, Inc., Rite Aid Corporation and Express Scripts, Inc. continue to be viewed as reference points, but their data are excluded from the quantitative analyses of compensation levels because the companies do not meet our criteria.

Additionally, the Committee considers data from 15 large US-based general industry corporations, excluding companies in the financial services, oil and automobile industries, founder companies and companies with unusual ownership structures, as we believe these types of companies are not representative benchmarks. Compensation paid to executive officers of the general industry companies is used as a general reference point by the Committee when considering compensation decisions for the Company’s executive officers, but is excluded from the quantitative analyses of compensation levels because the companies are either not in our specific industry segment or do not meet our selection criteria.

Total Direct Compensation

The Company’s management recommends and the Committee and Board approve financial performance targets that are challenging. Such targets, if achieved, can deliver superior value to stockholders. In recent years, CVS Caremark’s performance, as measured by total stockholder return, revenue and profit growth, and other financial indicators, has consistently ranked in the upper quartiles when compared to the financial results of its Total Peer Group. Consistent with the setting of “stretch” performance targets and the relative value of their achievement as measured by return to stockholders, CVS Caremark positions its target total direct compensation, which comprises base salary plus annual and long-term incentives, for its executive officers between the 50th and 75th percentiles of that of the organizations in its Total Peer Group. The Committee believes that it is appropriate to reward the executive management team with compensation above the competitive median if the financial targets associated with the variable pay programs are delivered or exceeded. Conversely, if the financial targets are missed, awards are reduced.

Executive	Compensation Policies – Responsibilities

After the end of the fiscal year, CVS Caremark’s finance department provides the Committee an overview of the Company’s performance relative to the annual and long-term incentive plans, including remarks by the CEO and CFO that provide context and background. The overview also includes an annual and multi-year comparison of CVS Caremark’s performance compared to that of the Total Peer Group. Key financial metrics, including total stockholder return, growth in revenue and operating profit, are discussed with a focus on the Company’s ranking within the Total Peer Group and against other performance indices.

The CEO also presents to the independent directors of the Board a self-assessment of his performance against his strategic, operational and financial goals of the Company approved by the Board at the beginning of the performance year. All of the independent directors meet privately to discuss and assess the performance of the CEO. The meeting is facilitated by the Lead Director and the Committee Chair, who later discuss the directors’ perspectives with the CEO.

The Committee’s members consider the independent directors’ assessments in reviewing the CEO’s total compensation and determining his annual incentive compensation award and equity compensation grants. The Committee may also apply negative discretion, as appropriate and as described below, in determining the final annual incentive awards and equity compensation grants for the other executive officers.

The CEO also discusses with the Committee each executive officer’s performance and contribution, with specific attention to progress toward specific strategic, operational and financial goals assigned at the beginning of the year, as well as a review of each officer’s strengths and areas of opportunity, potential future assignments, development strategies and role in the Company’s management succession plan. The Committee and the Board also may meet with each executive officer during the year to assess performance.

Components	of Executive Compensation Program

The Committee believes that a well-balanced executive compensation program must motivate and reward participants to deliver annual financial results while maintaining focus on long-term goals that track financial progress and value creation. These long-term goals include profitability and total stockholder value, typically measured through returns on the Company’s common stock. The Committee also recognizes that while stock prices are generally a good indicator of corporate performance over time, external factors that are beyond CVS Caremark’s influence may also have a substantive impact on its stock price. Consequently, the Committee believes that both share price and profitability must be measured and rewarded. In order to achieve the desired balance, CVS Caremark’s executive compensation program consists of the following: base salary; cash annual incentive; a three-pillar long-term incentive program; SERP; and other benefits, including limited perquisites.

The three-pillar long-term incentive program – consisting of stock options, time-vested restricted stock units and the LTIP settled in cash and stock – represents the majority of the compensation opportunity and actual rewards for the executive management team. The Committee believes that this approach, complemented by the annual incentive plan, provides an optimal pay mix to achieve the financial objectives of stockholders while extending to executive management competitive cash compensation and a substantial wealth creation opportunity derived from value created through stock price growth.

Cash versus Non-Cash Compensation

The Committee recognizes the competitive need for an appropriate amount of current cash, in base salary, annual incentive and the cash portion of the LTIP. As part of its annual review of the competitiveness and efficacy of the CVS Caremark compensation program, the Committee monitors the relative levels of cash and non-cash compensation to ensure that it places maximum focus on the non-cash components while still paying cash compensation that is at an adequate level.

Fixed versus Variable Compensation

The annual incentive program, LTIP and service-based equity award program tie a significant amount of variable compensation to the executive’s continued employment (subject to the vesting and forfeiture provisions of the stockholder-approved incentive plan and their equity grant agreements) and the performance of CVS Caremark common stock over the vesting and option exercise periods. The performance metrics for the annual incentive and LTIP and the range of opportunity relative to target are consistent for all the NEOs, including the CEO; however, in determining individual awards the Committee considered the appropriate individual target incentive opportunity.

For fiscal year 2009, the percentage of target total direct compensation represented by at-risk pay (short- and long-term incentives) for CVS Caremark’s executive officers specified in the Summary Compensation Table was as follows:

Target total direct compensation mix

Base Salary

Base salary is designed to attract and retain high-caliber talent and provide a minimum, fixed level of cash compensation. The Committee annually reviews the base salaries of designated senior executives, including the CEO, and considers increases based on corporate profitability, position responsibility and individual qualifications and performance. This review is a comparison of current salaries against those reported for comparable positions in CVS Caremark’s peer group. The Committee also assesses internal salary levels within CVS Caremark, both with respect to the other executive officers and to other senior employees generally. Base salaries may be adjusted at the Committee’s discretion, which it generally chooses to exercise when competitive data indicate a significant market lag or in recognition of outstanding individual performance or an increase in the executive’s functional responsibilities.

The salaries that CVS Caremark paid to Messrs. Ryan, Rickard, Brennan, Merlo, Sgarro and McLure during fiscal 2009 are shown in the Summary Compensation Table on page 36. In light of the broad economic environment, notwithstanding its commitment to a pay-for-performance philosophy, the Committee exercised its discretion and after careful consideration, chose to delay any increases to base salaries for the executive officers in 2009. In April 2008, Mr. Merlo had received a salary increase to recognize the significant level of responsibility he holds within the company and his outstanding individual performance. Mr. McLure also had received a salary increase in April 2008. None of the other executives received a salary increase in 2008.

Annual Base Salary Increases 2008-2009
Executive	2008 Salary	2009 Salary	Percentage Increase	Position Relative to Total Peer Group
Thomas M. Ryan, Chairman, President and CEO	$1,400,000	$1,400,000	0%	Slightly above Median

David B. Rickard, EVP, CFO and Chief Administrative Officer	$775,000	$775,000	0%	Slightly above 75th (1)

Troyen A. Brennan, EVP and Chief Medical Officer (2)	$575,000	$575,000	—	Between 25th and Median

Larry J. Merlo, EVP and President – CVS/pharmacy	$800,000	$800,000	0%	Between Median and 75th

Douglas A. Sgarro, EVP and Chief Legal Officer	$570,000	$570,000	0%	~ Median

Howard A. McLure, EVP and President – Caremark Pharmacy Services (3)	$800,000	$800,000	—	Between Median and 75th

(1)	Mr. Rickard served as Chief Administrative Officer as well as Chief Financial Officer of the Company; his salary reflects his additional responsibilities.

(2)	Mr. Brennan joined the Company in November 2008 and did not receive the full amount of his annual salary for 2008, as reflected in the Summary Compensation Table.

(3)	Mr. McLure retired as of November 27, 2009 and did not receive the full amount of his annual salary for 2009, as reflected in the Summary Compensation Table.

Messrs. Ryan and Merlo each have 30 or more years of service with CVS Caremark and during the course of each of their careers, they have demonstrated superior performance and have historically provided strong returns to our shareholders. In recognition of continual strong performance over their long tenures, and in acknowledgement of the Company’s larger size relative to its peers, the Committee believes that the base salary for each of Mr. Ryan and Mr. Merlo is appropriately positioned above the median of the total peer group.

Annual Incentive Awards

CVS Caremark maintains an annual incentive plan for its executive officers, the 2007 Incentive Plan (the “2007 Plan”), which rewards them based on performance relative to predetermined financial and operational objectives established for the year. The 2007 Plan reflects the Company’s pay-for-performance philosophy in which a significant portion of executive compensation is at-risk and linked to both individual and Company performance. NEO plan awards are based on CVS Caremark’s actual performance against an operating profit target established at the beginning of the year. The establishment of the financial target, measurement of performance against the target and subsequent determination of awards to participants are implemented in a manner consistent with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), to ensure deductibility of all compensation awarded under the 2007 Plan.

The Committee commenced the annual incentive award cycle in March 2009 with its consideration and approval of the financial and operating profit targets under the 2007 Plan. In its assessment of the 2009 target, the Committee reviewed CVS Caremark’s past performance against the prior year annual operating profit and customer service and satisfaction targets, the Company’s strategic and operational goals for 2009, current and projected external business conditions and the progress represented by the 2009 annual goals against CVS Caremark’s long-term financial objectives.

For fiscal 2009, the financial performance target for annual incentives was $6,308 million in operating profit, defined as earnings before interest and taxes. This target represented an increase of $262 million or 4.3% over the prior year. The Committee continues to believe that operating profit is the single most appropriate performance metric for the annual incentive plan, as it measures management’s success in delivering short-term stockholder value while maintaining momentum toward the achievement of longer-term financial progress. As such, corporate performance against this metric carries an 80% weight in the determination of final award funding. In keeping with prior years’ practices, when assessing performance in 2009 the Committee reviewed and affirmed specific events, including the development and integration of PBM and retail products and services, the success of the Maintenance Choice program and the integration of Longs Drug Stores Corporation (“Longs”). The financial impact of legal settlements and other one-time events was excluded from the calculation of actual performance at year-end. Customer service and satisfaction account for the remaining 20% of award funding; half of that (10%) is based on the Retail Customer Service score, which measures customer service across the retail business segment; the other half (10%) is based on an aggregation of client satisfaction metrics from the pharmacy services business segment, covering mail order, specialty pharmacy and account/client services.

The Committee also established a target annual incentive opportunity for each executive officer. This opportunity is expressed as a percentage of base salary and is determined using a variety of relevant factors including but not limited to the competitive landscape established by CVS Caremark’s Total Peer Group, the Committee’s assessment of the aggressiveness of the level of growth reflected in the 2009 operating profit target and the desired ratios of cash to non-cash and fixed to variable compensation for each executive officer. While the Committee considered the appropriate target incentive opportunity separately for each officer, the performance targets, plan design and range of opportunity relative to target are consistent for the entire group of executive officers, including the CEO.

For all officers, the target annual incentive percentage represents the percentage of base salary that may be paid if CVS Caremark’s actual performance equals the operating profit and customer service and satisfaction targets established at the beginning of the year. The Committee uses a formula to establish a funding level based on actual performance relative to the financial and operational targets. The formula determines the percentage of the target incentive to be funded, based on actual profit results, with a minimum, below which no payment will be made, and an established upper limitation.

Annual Incentive Plan Funding
	Operating Profit (80% weighting)		Customer Service and Client Satisfaction (1) (20% weighting)
	Level of Performance Achieved	Level of Payout of Target	Retail Customer Service (10%)	Client Satisfaction – PBM (10%)
Below Minimum	<89% of Target	0%	0%	0%
Threshold	89% of Target	25%	25%	25%
Target	$6,308.0 million	100%	100%	100%
Maximum	≥ 6% over Target	200%	100%	100%
Actual	$6,447.1 million	120%	95%	100%

(1)	If the minimum level of Operating Profit is achieved, up to an additional 25% of the total funding, based on the eligible population, may be made available if Customer Service and Client Satisfaction goals are achieved. If the minimum level of Operating Profit is not achieved, the Management Incentive Plan does not fund, regardless of Customer Service and Client Satisfaction performance.

The annual incentive opportunity established for fiscal 2009 for performance at target and the actual award levels are expressed as a percentage of base salary for each NEO and set forth in the following table:

Annual Incentive Plan Opportunities and Awards
Executive Name and Principal 2009 Positions	Annual Incentive Opportunity as a Percentage of Base Salary			Actual Annual Incentive Payout for 2009
	At Threshold Performance Levels	At Target Performance Levels	At Maximum Performance Levels	Payout as a Percentage of Salary	Payout Amount in Dollars
Thomas M. Ryan, Chairman, President and CEO	50%	200%	400%	162.5%	$2,275,000
David B. Rickard, EVP, CFO and Chief Administrative Officer	31%	125%	250%	113.6%	880,000
Troyen A. Brennan, EVP and Chief Medical Officer	28%	110%	220%	87.8%	505,000
Larry J. Merlo, EVP and President – CVS/pharmacy	36%	145%	290%	159.4%	1,275,000
Douglas A. Sgarro, EVP and Chief Legal Officer	28%	110%	220%	109.7%	625,000
Howard A. McLure, EVP and President – Caremark Pharmacy Services	36%	145%	290%	93.1%	745,000

Once the Committee establishes the level of payout funded by actual performance at year-end, it may then apply negative discretion to adjust the actual award. Its consideration includes its assessment of the executive officer’s actual performance and contribution to the achievement of strategic, operational and financial goals, competitive considerations and any other factor it deems appropriate. In no event will the actual award exceed the designated salary percentage indicated by level of performance.

Based on these results, the Committee determined annual cash incentive awards for the executive officers for performance year 2009. As noted above, the disappointing outlook in 2010 for the pharmacy services segment influenced the Committee to exercise its discretion to reduce the annual incentive awards that could otherwise have been earned based solely on 2009 financial and operational performance. The Operating Profit and Customer Service and Client Satisfaction performance resulted in a funding level of 119.4% of target. The maximum annual incentive award that each executive officer is eligible to receive, calculated as a percentage of his salary based on performance, is not an expectation of the actual incentive amount that will be awarded to an executive, but is the highest amount that the Committee may award as performance-based compensation while preserving deductibility under IRC Section 162(m). In the case of the CEO, the Committee reduced his award to 68% of target funding, reflecting his responsibility for the overall performance of the Company. Mr. McLure’s incentive was also reduced, to 54% of target funding, reflecting his primary responsibility for the PBM’s 2010 outlook. Mr. Merlo, who heads our retail business, and whose business line showed strong results for 2009, received 92% of target funding. For the other NEOs, the Committee considered contribution to the results of the Company on an overall basis as well as performance in other dimensions pertinent to the specific duties and responsibilities of each executive officer. The annual cash incentive awards, as a percent of target funding, for the other NEOs were: Mr. Rickard: 76%; Mr. Brennan: 67%; and Mr. Sgarro: 84%. The annual cash incentive amounts are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 36. Additional information about the annual incentive awards and opportunities is shown in the Grants of Plan-Based Awards Table on page 39.

Long-Term Incentive Compensation

The Committee believes strongly in the use of long-term incentive compensation for executives to reinforce four strategic objectives:

■	to focus on the importance of returns to stockholders;

■	to promote the achievement of long-term performance goals;

■	to encourage executive retention; and

■	to promote meaningful levels of Company stock ownership by executives.

The Committee has developed a multi-faceted integrated long-term incentive approach to achieve these strategic objectives. The key elements of this approach are an annual stock option grant, which serves to align the interests of executives with those of CVS Caremark’s stockholders; an annual restricted stock unit award, which vests only upon continued employment with the Company; and the LTIP, which rewards multi-year financial success and is paid equally in cash and Company common stock. The Committee believes that this structure properly balances both the incentive required to drive achievement of the four strategic objectives noted above as well as the amount and timing of the rewards delivered for successful achievement of those objectives. All three of these long-term incentive compensation elements are delivered under the provisions of the stockholder-approved 1997 Incentive Compensation Plan (“1997 ICP”).

To determine the overall opportunity and appropriate proportions of the components, the Committee considered a variety of factors, including competitive market positioning against comparable executives in the Total Peer Group, potential economic value realized, timing of vesting and taxation. All of these factors were considered within the context of the challenges presented by the strategic, financial and operating goals established for CVS Caremark by the full Board for both 2009 and the longer-term. In the first quarter of 2009, the Committee reviewed survey data compiled and analyzed by the external compensation consultant on total compensation packages and the value of long-term incentive awards at organizations within the Total Peer Group. In addition, the Committee considered the retentive value of the unvested equity awards held by each executive officer to determine whether additional awards to secure continued employment with the Company were warranted and determined that no special retention awards were needed in 2009. The Committee also considered, except in the case of the award to the CEO, the recommendations of the CEO for each of the executive officers. Based on the results of the external market review and other factors considered by the Committee, the Committee determined to award the equity grants as shown in the Grants of Plan-Based Awards table on page 39.

In January 2009, the Committee reviewed all aspects of the long-term incentive compensation program, including the competitiveness of the target award opportunities, the impact on shares outstanding and the timing and potential economic impact offered by the future vesting of restricted stock unit grants and the vesting and exercise of stock option grants. The Committee determined that the present three-pillared approach, which uses stock options, restricted stock units and the LTIP, is the most appropriate manner by which to deliver long-term compensation in the current economic environment, and will represent the majority of target total direct compensation opportunity for the NEOs. As in the past, each of the three components will be earned independently, i.e., successful achievement of the three-year financial goal established for the LTIP will not trigger or accelerate vesting of the restricted stock unit or stock option grants; similarly, any awards payable under the LTIP will be based solely on results as measured against the relevant performance metric and not affected by any value realized by the restricted stock unit or stock option grants.

Fifty percent (50%) of the LTIP will continue to be paid in cash due to the executives’ need for current cash to meet tax obligations occasioned on the settlement of restricted stock unit awards, but the target cash portion of the long-term incentive compensation component will not exceed 25% of the total target long-term compensation.

To determine the target proportions of each long-term compensation component for 2009, the Committee applied the principles described above, incorporated its assessment of competitive positioning and dilutive impact on shares outstanding and determined the following allocations:

Long-Term Incentive Target Mix

The following is an overview of, and the 2009 results for, each of the components of CVS Caremark’s long-term incentive compensation.

Long-Term Incentive Plan

The LTIP encourages executives to focus on long-term financial progress with the ultimate objective of enhancing stockholder value, while simultaneously promoting retention by requiring an executive to forfeit his award if employment terminates under certain circumstances before the end of the performance period. The LTIP consists of overlapping three-year performance cycles, with a new cycle commencing each year. The performance metric used in the LTIP is the compound annual growth rate of earnings per share (“EPS CAGR”). The executives participating in the LTIP are directly accountable to the stockholders for influencing earnings per share. For all cycles, the Committee determines an award opportunity for each participant at the beginning of the cycle. The award opportunity is denominated in dollars and represents the award that will be earned if actual results over the three-year performance period equal the financial goal established by the Committee at the commencement of the period. The actual award will vary based on performance.

LTIP awards are delivered equally in cash and in shares of CVS Caremark common stock. The executive is prohibited from selling or trading the shares for two years following the payment date, which encourages stock ownership and further reinforces an alignment of executives’ interests with that of stockholders.

The process by which the Committee establishes the LTIP financial goal is similar to that used to determine the annual incentive target. Any permitted exclusions from actual results for purposes of calculating long-term incentive awards generally mirror those established for the annual incentive plan but will also include any specific adjustments pertinent to EPS, as necessary. Once established, the LTIP goal remains constant throughout the three-year performance cycle and is not subject to adjustment or modification. Should an event that qualifies as a permitted exclusion occur, results are adjusted, either up or down, to reflect the impact of that event and documented accordingly at the conclusion of the performance cycle.

The performance goal for the cycle ending December 31, 2009 was an EPS CAGR of 16.7%. After the application of the permitted exclusions to the calculation of performance results (the same as those described above for the annual incentive plan), the actual result for the period was an EPS CAGR of 15.4%, which represents 92.3% of target performance.

	% of EPS CAGR Target	Payout Level as a % of Target
Minimum	< 81.5%	0%
Threshold	81.5%	25%
Actual	92.3%	68.75%
Target	100%	100%
Maximum	124.1%	200%

All of the executive officers specified in the Summary Compensation Table participated for the full duration of the LTIP cycle except for Mr. Brennan who did not participate because he did not join the company until November 2008. Although he retired on November 27, 2009, Mr. McLure was eligible to participate for the full three-year performance cycle through December 31, 2009. Potential payouts (as percentages of base salary) and actual payouts relative to actual performance (as a percentage of base salary and in dollar amounts) were as follows:

LTIP Opportunities and Awards
Executive Name	Minimum Award (% of target)	Threshold Award (% of target)	Target Award (% of target)	Maximum Award (% of target)	Actual Cash Award ($) (% of salary)	Actual Stock Award (# of shares) (% of salary)
Thomas M. Ryan	0%	25%	100%	200%	$1,237,526 88%	36,407 88%
David B. Rickard	0%	25%	100%	200%	343,759 44%	10,113 44%
Troyen A. Brennan (1)	—	—	—	—	—	—
Larry J. Merlo	0%	25%	100%	200%	421,120 53%	12,388 53%
Douglas A. Sgarro	0%	25%	100%	200%	309,407 54%	9,101 54%
Howard A. McLure	0%	25%	100%	200%	421,120 53%	12,388 53%

(1)	As noted above, Mr. Brennan was not a participant because he did not join the Company until November 2008.

In accordance with new SEC rules, the cash portion of LTIP Cycle VI (for performance years 2007 – 2009), which is equal to 50% of the total award earned, is reported for each participating NEO in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2009 on page 36. The earned stock portion of the award for Cycle VI for each participating named executive officer is also included in the Option Exercises and Stock Vested Table on page 42. Additionally, reported in the Stock Awards column of the Summary Compensation Table for each NEO for 2009 is the value of the stock portion of LTIP Cycle VIII (for performance years 2009 – 2011), assuming that the target level of performance will be achieved.

In 2008 and 2009, the Committee has established LTIP cycles with EPS CAGR goals for the three-year periods ending December 31, 2010 and December 31, 2011, respectively. The Committee and management believe that disclosure of an EPS growth target over a three-year prospective period would result in competitive harm to the Company, and, accordingly, have not disclosed the specific targets for these cycles.

The Committee believes that the specific performance targets for these cycles is at least as challenging as the performance targets established for prior LTIP cycles and that the award opportunities established for these cycles have been calibrated accordingly.

Stock Option and Restricted Stock Unit Grants

In 2009, the Committee continued its general policy of making annual stock option grants to executives and other key employees. As shown in the preceding Long-Term Incentive Target Mix chart, stock options comprise a major component of the Company’s long-term incentive program for senior executives.

All CVS Caremark stock options are nonqualified stock options granted and administered under the provisions of the 1997 ICP and the 2004 Caremark Rx, Inc. Stock Incentive Plan. Since 2004, the contractual term of all CVS Caremark options has been fixed at seven years. Options granted to executives typically vest in three equal installments on each of the first, second and third anniversaries of the grant. The notes to the Outstanding Equity Awards table on page 40 summarize the vesting of the equity awards held by each NEO at year end. Authority to grant stock options and any other form of equity compensation to CVS Caremark executives and employees is limited to the Committee or a designated individual member of the Committee; no member of management or any other Company employee may authorize any equity compensation or amend the terms and conditions of any previous equity grants. The Committee has consistently approved annual equity grants, including stock options, in the first quarter of each year and has made such awards without regard to the timing of the release of the Company’s financial results for the year or the timing of the release of any other material non-public information.

In March 2007, the Board adopted a Stock Option Policy providing that any stock option granted to a recipient will have an exercise price equal to the closing price of the Company’s underlying stock on the date that the option is granted (the “grant date”). The grant date in a given fiscal year will be established in advance of the grant and will generally be based on the Company’s customary and normal grant cycle. When a grant to an existing employee is made outside the annual grant cycle, the grant date will not be coordinated with the release of material non-public information that has been or will be disclosed within thirty days on either side of any such grant date. When an executive is hired after a fiscal year has begun, the grant date will be the later of the hire date and the date the Committee approves the award.

Total long-term compensation opportunity for each executive officer, including the equity components, is considered and determined early in the year as part of the overall process of establishing performance goals and the correlating compensation framework to support the achievement of those goals. This long-term compensation opportunity is expressed as a target value with a minimum and maximum range, denominated in dollars, for each of the three components of long-term pay. At its January meeting, the Committee reviews current competitive market information supplied by the external compensation consultant and considers the Total Peer Group performance results to date. In February of each year, CVS Caremark releases its prior year earnings and financial statements; at that time, the Committee assesses the Company’s performance against short- and long-term goals. The CEO presents to the Committee his recommendations for stock option and restricted stock unit awards for the other executive officers, outlining his assessment of each officer’s performance, contribution and anticipated future role within the Company. In addition, the Committee members consult with other independent directors to determine the appropriate award for the CEO within the competitive range established earlier.

In accordance with the sequence described above, at its meeting on February 18, 2009, the Committee took a number of actions:

■	It approved the value of annual equity awards for each of the executive officers, including the CEO. Awards for each of the executive officers, with the exception of Mr. McLure, were at or above target levels, reflecting achievement of the Company’s short-term strategic goals and significant progress toward long-term objectives.

■	The grant date for annual stock option and restricted stock unit awards was set as the first business day of the Company’s second quarter, which was April 1, 2009.

■	The Committee approved the proportion of option value to restricted stock unit value within each equity award. For Messrs. Ryan, Merlo and McLure, the proportion of option value and restricted stock unit value was equal. For Messrs. Rickard, Brennan and Sgarro, the proportion of stock option value to restricted stock unit value was set at three to one.

The full grant date fair value of the stock options and restricted stock units granted to each named executive officer during fiscal 2009 and prior years is shown in the Summary Compensation Table on page 36. Additional information about the 2009 awards, including stock option exercise price, the number of shares subject to each award and the grant date fair value, is shown in the Grants of Plan-Based Awards Table on page 39.

CEO	Compensation

The Company’s performance for 2009 compared to the Total Peer Group’s performance demonstrates that our CEO navigated successfully through a challenging economic environment and effectively managed expenses. He oversaw achievement of financial performance that was consistently better than the majority of the companies in our Total Peer Group and the Company ranked first or second of companies in our Total Peer Group in revenue growth for the 1-year and the 3-year performance periods. In addition, our CEO was instrumental in guiding the integration of pharmacy services and retail segment products and services, including the success of the Maintenance Choice program, and in the integration of Longs. His compensation reflects his overall performance, balanced by the disappointing short-term outlook for the PBM in 2010. Based on these results, the Committee made the decision to award the following compensation to the CEO:

CEO Pay
Type	Target	Actual
Base Salary	$1,400,000	$1,400,000
Annual Cash Incentive	2,800,000	2,275,000
LTIP Cycle VI (2007-2009)	3,600,000	2,475,000
Stock Option Grant	3,750,000	4,625,000
Restricted Stock Unit Grant	3,750,000	4,625,007
Total Direct Compensation	$15,300,000	$15,400,007

This table reports the total value of the LTIP award for the cycle ending December 31, 2009. The cash portion is reported in the 2009 row of the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 36 and the stock portion is included in the Option Exercises and Stock Vested table on page 42.

Supplemental Executive Retirement Plan

CVS Caremark has established and maintains the unfunded Supplemental Retirement Plan I for Select Senior Management of the Company (the “SERP”), designed to supplement the retirement benefits of selected executive employees. Of the NEOs currently with the Company, Messrs. Ryan, Merlo and Sgarro participate in the SERP. Mr. Rickard, who participated in the SERP, retired as of December 31, 2009; Mr. Brennan does not participate in the SERP. Caremark established and CVS Caremark has maintained an unfunded Special Executive Retirement Plan (the “SRP”) for selected executives. Mr. McLure, who retired from the Company as of November 27, 2009, participated in the SRP. An overview of the SERP and SRP design and the actuarial present value of the accumulated pension benefits of Messrs. Ryan, Rickard, Merlo, Sgarro and McLure as of December 31, 2009 are shown in the Pension Benefits Table on page 44.

The Change in Pension Value column of the Summary Compensation Table reflects a significant year-over-year increase for Mr. Ryan. This is the result of a one-time adjustment of approximately $7.6 million in order to implement a provision of the retention agreement entered into between Mr. Ryan and the Company in 2005. Under the SERP, credited service is capped at 30 years. Mr. Ryan completed 30 years with the Company in 2004. As part of the retention agreement, the Company agreed to lift the cap, provided Mr. Ryan continued his employment with the Company through at least December 31, 2009. Mr. Ryan met that obligation and the Change in Pension Value column reflects the increase attributable to five additional years of credited service that he earned for his five years of actual service from 2005 through 2009. The balance of the year-over-year difference is largely attributable to Mr. Ryan’s election to receive his future retirement benefit in the form of a lump sum payment and changes in the assumed discount rate.

The SERP and the SRP do not allow new members, and the Committee has adopted a policy restricting participation in the SERP and SRP under the current benefit formulae to those executives participating in those plans at the time the policy was adopted.

Other Benefits

The Company maintains medical and dental insurance, life insurance and short- and long-term disability insurance programs for all of its employees, as well as customary vacation, leave of absence and other similar policies. Executive officers are eligible to participate in these programs on the same basis and with the same level of financial subsidy by CVS Caremark as the rest of the Company’s salaried employees.

Similarly, executive officers (except for Mr. McLure) may participate in the CVS Future Fund, which is the Company’s qualified defined contribution, or 401(k), plan. An eligible CVS Caremark employee may defer up to 85% of his or her total eligible compensation, defined as salary plus annual incentive, to a maximum defined by the Internal Revenue Service (“IRS”); in 2009, that maximum was $16,500. After the first full year of employment, CVS Caremark will match the employee’s deferral dollar-for-dollar up to a maximum equaling 5% of total eligible compensation. CVS Caremark matching cash contributions into Future Fund for the NEOs who participated are a component of the All Other Compensation Table on page 37. Mr. McLure was eligible to participate in Care$ave, the Caremark qualified defined contribution, or 401(k), plan, which matches employee deferrals dollar-for-dollar up to 3%, and 50% of the next 2% of deferrals equaling 4% of total eligible compensation. Company contributions for Mr. McLure are also reported in the All Other Compensation Table on page 37.

The Company offers other benefits which are available to eligible employees, including executive officers, as follows:

Employee Stock Purchase Plan

CVS Caremark encourages all employees, including executive officers, to participate in stock ownership through the Company’s Employee Stock Purchase Plan (the “ESPP”), which complies with IRC Section 423. The ESPP gives employees the opportunity to purchase shares of the Company’s common stock with up to 15% of their base salary, subject to IRS limits. The Committee and Company management believe that the ESPP encourages all employees to increase their ownership in the Company and further aligns their economic interests with those of the Company’s stockholders.

Deferred Compensation Plans and Deferred Stock Plan

Eligible executive officers may choose to defer compensation once earned and vested into the CVS Caremark Deferred Compensation Plan (the “DCP”) and the CVS Caremark Deferred Stock Compensation Plan (the “DSP”) (if eligible), which are available to all U.S. employees who meet the IRC definition of a “highly compensated employee.” The plans are intended to provide retirement savings in a tax-efficient manner and enhance focus on stock ownership. The DCP offers a variety of investment crediting choices, none of which represents an above-market return. Each year, the amount of a participant’s deferred compensation account increases or decreases based on the appreciation and/or depreciation in the value of the investment crediting alternatives selected by the participant. The DCP also offers a match of up to a 5% on eligible compensation deferred into the Plan, which includes base salary and annual cash incentive awards, offset by any match provided under the qualified defined contribution plans. Under the DSP, which permits deferrals of annual restricted stock awards, restricted stock units awarded under the LTIP and limited other restricted stock unit awards, deferred units fluctuate in value based on the performance of CVS Caremark stock, further enhancing the Company’s focus on stock ownership. The individual contributions of Messrs. Ryan, Rickard, Merlo and Sgarro during fiscal 2009 to the DCP and the DSP, including earnings on those contributions, any distributions during 2009 and total account balances as of the end of 2009, are shown in the Nonqualified Deferred Compensation Table on page 46.

Perquisites and Other Personal Benefits

Except for the few items discussed in this section, CVS Caremark generally does not provide perquisites or other personal benefits for its executive officers. The Committee believes this policy is consistent with the Company’s philosophy to maximize the amount of “at-risk” pay of its executive officers. CVS Caremark also does not provide any additional cash compensation to any of the executive officers to reimburse them for any income tax liability (with the exception of certain circumstances following a change in control) as a result of the receipt of any cash or equity compensation, benefit or perquisite. Additionally, the Committee recently adopted a policy restricting the availability of tax gross-ups except to those executive officers who were contractually entitled to receive them at the time the policy was adopted (three of the NEOs are contractually entitled to receive tax gross-ups, but only on excise tax benefits received in the event of a change in control).

CVS Caremark provides an allowance to each of the executive officers to cover the cost of a Company-provided financial planner to assist with personal financial and estate planning. These amounts are reported in detail in the All Other Compensation Table on page 37; for 2009, they ranged from $2,873 to $15,000. The Company believes it is important to provide to our executives the professional expertise required to ensure they maximize the efficiencies of the Company’s compensation and benefit programs and are able to devote their full attention to the management of the Company. The Company maintains corporate aircraft that may be used by Company employees to conduct Company business. Pursuant to an executive security program established by the Board upon the Committee’s recommendation, the CEO is required to use the Company’s aircraft for all travel needs, including personal travel, in order to minimize and more efficiently use his travel time, protect the confidentiality of his travel and the Company’s business, and enhance his personal security. Certain other NEOs were also permitted to use the Company’s corporate aircraft for personal travel on a very limited basis during fiscal 2009. CVS Caremark also requires that the CEO use a Company-provided car and driver for business-related travel and very limited personal travel. In addition, CVS Caremark provides an allowance to the executive officers to cover the costs of the installation and maintenance of home security monitoring systems. While the Committee believes these security costs are business expenses, disclosure of these costs as personal benefits is required. The value of these items is treated as income taxable to the executives. The Company provides no reimbursement for these costs nor does it pay the taxes or any other expenses associated with these costs on behalf of the executives.

The aggregate incremental cost to the Company of providing these personal benefits to Messrs. Ryan, Rickard, Brennan, Merlo, Sgarro and McLure during fiscal 2009 is shown in the Summary Compensation Table on page 36.

Other Compensation Policies

Stock Ownership Guidelines

The Committee has long been mindful of the importance of equity ownership by directors and executive management as an effective link to stockholders and, as such, the Board maintains stock ownership guidelines for all directors and members of the Company’s Business Planning Committee (“BPC”) and requires that directors and BPC members achieve compliance with the ownership requirements within five years of becoming a director or BPC member. BPC members must maintain ownership levels as set forth in the table below. Shares included in the calculation to assess compliance with the guidelines include shares owned outright, unvested restricted stock units, shares held in the DSP and shares purchased through the ESPP. Unexercised stock options do not count toward satisfying the guidelines. The Committee believes that these requirements emphasize its philosophy of equity ownership for the Board and executive management, which in turn reinforces alignment with stockholder interests. To further reinforce this commitment, the Committee annually reviews the policy and compliance by directors and executives.

Name	Multiple of Salary Required	In Compliance
Thomas M. Ryan	5x	Yes
David B. Rickard	3x	Yes
Troyen A. Brennan	3x	2.7, Yes (1)
Larry J. Merlo	3x	Yes
Douglas A. Sgarro	3x	Yes
Howard A. McLure	3x	Yes

(1)	Mr. Brennan was hired in November 2008 and, under the Guidelines, has five years in which to achieve the required ownership levels.

Securities Trades by Company Personnel

The Committee and the executive management of the Company take very seriously their responsibilities and obligations to exhibit the highest standards of behavior relative to selling and trading Company stock. All transactions in Company stock contemplated by any officer must be pre-cleared by either the CLO or the General Counsel. Executive officers are prohibited from trading in any securities of the Company during a period around the release of the Company’s financial results for each quarter and may be required to refrain from trading during other designated periods when significant developments or announcements are anticipated. Of course, even during periods when trading is otherwise allowed, no director or employee is permitted to trade in the securities of the Company if he or she possesses material non-public information. In addition, it is the Company’s policy that directors and executive officers may not engage in any of the following activities with respect to securities of the Company:

■	Trading in Company securities on a short-term basis (Company stock purchased in the open market must be held for at least six months);

■	Purchasing Company stock on margin;

■	Engaging in short sales; or

■	Buying or selling puts, calls or options (other than stock options granted by the Company).

Recoupment

The Committee recognizes that incentive compensation provisions should be consistent with the Company’s goals of ensuring financial statement accuracy and encouraging ethical behavior. Accordingly, at its March 4, and November 4, 2009 meetings, the Committee approved recoupment provisions for all annual and long-term incentive awards granted to executive officers, effective with performance cycles beginning on January 1, 2009 and thereafter. These provisions apply in cases where financial or operational results used to determine an award amount are meaningfully altered based on fraud or material financial misconduct (collectively, “Misconduct”), as determined by the Board, and apply to any employee determined to have been involved in the Misconduct.

The recoupment policy applies to Misconduct committed during the performance period and allows for the discovery of Misconduct during the performance period or the three-year period following the performance period. The policy allows for the recoupment of the entire award, rather than only excess amounts generated by the Misconduct, subject to the determination of the Board, and the recoupment provisions may apply even where there is no financial restatement. The Committee believes that the penalties imposed for Misconduct under this policy are consistent with the goals of ensuring financial statement accuracy and encouraging ethical behavior. Each of these provisions has been incorporated into the Company’s incentive programs and award agreements and are designed to provide the Company with the legal right and means to recover amounts paid or gains realized from incentive and equity awards in cases of Misconduct.

Risk Assessment

The Committee oversaw the performance of a risk assessment of the Company’s executive compensation programs to ascertain any potential material risks that may be created by the compensation program. Because performance-based incentives play a large role in our executive compensation program, it is important to ensure that these incentives do not result in our NEOs taking actions that may conflict with the Company’s long-term interests. The Committee considered the findings of the assessment conducted internally and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage executives to take unnecessary or excessive risks. The Committee considered the following attributes of the program:

■	the balance between short- and long-term incentives;

■	consideration of qualitative as well as quantitative performance factors in determining compensation payouts, including minimum and maximum performance thresholds, funding that is based on actual results measured against pre-approved financial and operational goals and metrics that are clearly defined in all plans;

■	the use of different types of equity compensation awards that provide a balance of incentives;

■	incentive compensation with a large stock component where value is best realized through long-term appreciation of shareholder value;

■	incentive compensation components that are paid or vest over an extended period;

■	stock ownership guidelines that are reasonable and align executives’ interests with those of shareholders; and

■	a recoupment policy that allows the Company to recover compensation paid in situations of fraud or material financial misconduct.

Agreements	with Executive Officers

CVS Caremark has entered into employment agreements (the “Agreements”) with Messrs. Ryan, Rickard, Merlo and Sgarro, which have been previously disclosed, and a change in control agreement (the “CIC Agreement”) with Mr. Brennan. The Agreements and the CIC Agreement specify payments to be made to the executives in the event of termination under various conditions.

Our executive officers generally have long tenure with the Company and have provided the vision and leadership that have built CVS Caremark into the successful enterprise that it is today. The Committee believes that the interests of stockholders will be best served if the interests of our senior management are aligned with our stockholders. Providing change-in-control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change-in-control transactions that may be in stockholders’ best interests. The security of competitive change-in-control arrangements serves to eliminate distraction caused by uncertainty about personal financial circumstances during a period in which the Company requires focused and thoughtful leadership to ensure a successful outcome. Accordingly, the

Agreements and the CIC Agreement provide certain specified “double trigger” severance benefits to the covered executives in the event of their termination under certain circumstances following a change in control. The Committee believes a “double trigger” severance benefit provision is more appropriate, as it provides an incentive for greater continuity in management following a change in control. “Double trigger” benefits require that two events occur in order for severance to be paid; these two events are typically a change in control followed by the executive’s termination of employment.

The Committee reviews the severance benefits annually with the assistance of its external executive compensation consultant to evaluate both their effectiveness and competitiveness. The review in fiscal 2009 found the current level of benefits to be within competitive norms for design.

Details of payments made to the executives upon various termination scenarios; provisions for the treatment of equity awards, SERP and other benefits; and estimated payments that would be made to the executives whose employment terminates following a change in control may be found in Payments/(Forfeitures) Under Termination Scenarios beginning on page 47.

Compliance with IRC Section 162(m)

IRC Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to a company’s chief executive officer and the three other most highly compensated executive officers at year end, other than the chief financial officer. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Committee’s policy is to generally preserve corporate tax deductions by qualifying as performance-based compensation that is over $1 million that is paid to the NEOs. The Board adopted and stockholders approved the 1997 ICP and the 2007 Plan, which permit annual incentive awards and stock options (and certain other awards) to qualify as performance-based compensation not subject to the limitation on deductibility. However, maintaining tax deductibility is only one consideration – and is not the most important consideration – in the design of the compensation program for senior executives. The Committee considers the anticipated tax treatment both to the Company and the executive in its review and approval of compensation grants and awards. The deductibility of some types of compensation payments will be contingent upon the timing of an executive’s vesting or exercise of previously granted rights, and is also subject to amendment or modification based on changes to applicable tax law. The Committee may, from time to time, conclude that certain compensation arrangements are in the best interest of CVS Caremark and its stockholders and consistent with its compensation philosophy and strategy despite the fact that the arrangements might not qualify for tax deductibility. As a general practice, the only elements of the executive compensation program that do not comply with the deduction rules of IRC Section 162(m) are base salaries above $1 million (which presently applies only to Mr. Ryan) and certain time-vested restricted stock unit awards. The majority of the variable pay opportunities offered to CVS Caremark executives, including the annual incentive award, outstanding and future cycles of the LTIP and the annual stock option award, are performance-based and fully deductible.

Management Planning and Development Committee Report

The Management Planning and Development Committee has reviewed and discussed the Compensation Discussion and Analysis above with management and based on that review and discussion the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

Sheli Z. Rosenberg, Chair

C. David Brown II

David W. Dorman

Jean-Pierre Millon

Terrence Murray

C.A. Lance Piccolo

Summary Compensation Table

The following Summary Compensation Table shows information about the compensation received by the Company’s CEO, CFO and each of our four other most highly compensated executive officers for services rendered in all capacities to the Company during the 2009 fiscal year.

Summary Compensation Table

Name & Principal 2009 Positions (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($) (4)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (5)	All Other Compen- sation ($) (6)	Total ($) (2)
Thomas M. Ryan Chairman of the Board, President and Chief Executive Officer	2009 2008 2007	1,400,000 1,400,000 1,350,000	— — —	6,425,007 7,300,024 5,800,017	4,625,000 5,500,005 4,000,002	3,512,526 4,568,503 7,808,034	14,197,821 4,681,613 3,505,295	268,759 466,115 556,732	30,429,113 23,916,260 23,020,080
David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer	2009 2008 2007	775,000 775,000 762,500	— — —	950,022 1,000,010 950,007	1,350,004 1,500,005 1,350,003	1,223,759 1,356,632 2,435,022	2,243,074 618,614 599,572	91,982 145,517 191,697	6,633,841 5,395,778 6,288,801
Troyen A. Brennan Executive Vice President and Chief Medical Officer	2009	575,000	—	812,509	1,012,504	505,000	—	13,964	2,918,977
Larry J. Merlo Executive Vice President and President - CVS/pharmacy	2009 2008 2007	800,000 775,000 698,370	— — —	2,050,018 6,862,518 1,062,507	1,300,006 1,250,002 1,350,003	1,696,120 1,501,928 2,535,022	3,225,664 2,483,153 1,445,695	107,910 171,640 136,942	9,179,718 13,044,241 7,228,539
Douglas A. Sgarro Executive Vice President and Chief Legal Officer	2009 2008 2007	570,000 570,000 558,750	— — —	900,022 950,010 900,007	1,350,004 1,500,005 1,350,003	934,407 1,023,318 1,835,022	1,157,122 550,394 549,824	62,004 151,780 132,451	4,973,559 4,745,507 5,326,057
Howard A. McLure Executive Vice President and President - Caremark Pharmacy Services	2009 2008 2007	740,513 781,154 589,462	— — —	3,632,654 7,012,541 2,918,063	900,005 1,400,000 2,070,800	1,166,120 600,000 1,950,000	213,482 235,286 67,034	89,642 20,695 27,164	6,742,416 10,049,676 7,622,523

(1)	Mr. Rickard retired effective December 31, 2009. Mr. Brennan joined the Company in November 2008. Mr. McLure retired effective November 27, 2009. Mr. Sgarro also served as President of CVS Realty Co., a division of CVS Pharmacy, Inc., until August 11, 2009.
(2)

All stock award values have been modified to conform to new SEC rules regarding the valuation of such awards. Therefore, the values in the Stock Award and Total Compensation columns for 2007 and 2008 will not match the proxy statements for prior years. Included in the Stock Award column is the full fair grant value of all restricted stock unit awards made in 2009, as well as the portion of the LTIP Cycle VIII award (for performance years 2009 – 2011) that would be made in non-transferable shares at the target level of performance at the completion of the performance cycle. The amount of the LTIP Cycle VIII award that is payable in cash at the completion of the performance cycle will be reported in the 2012 proxy statement. For 2009, the amounts for each of the named executive officers are as follows: for Mr. Ryan, $4,625,007 and $1,800,000; for Mr. Rickard, $450,022 and $500,000; for Mr. Brennan, $337,509 and $475,000; for Mr. Merlo, $1,300,018 and $750,000; and for Mr. Sgarro, $450,022 and $450,000. For

Mr. McLure, the figures include $900,015 for his 2009 annual restricted stock unit award, $750,000 that represents the stock portion of the LTIP Cycle VIII (2009 – 2011) award that would have been granted in non-transferable shares had he remained employed and had the award been earned at target and $1,982,639 that is the expense associated with the acceleration of the vesting of his restricted stock units in accordance with his separation agreement.

(3)	All stock option values have been modified to conform to new SEC rules regarding the valuation of such awards. Therefore, the values in the Option Awards column for 2007 and 2008 will not match the proxy statements for prior years. The figures shown are the full fair value on the date of grant.

(4)	The figures shown include the following amounts for the annual cash incentive and the cash portion of the LTIP Cycle VI (2007 – 2009) award, respectively, for each of the executives as follows: for Mr. Ryan, $2,275,000 and $1,237,526; for Mr. Rickard, $880,000 and $343,759; for Mr. Merlo, $1,275,000 and $421,120; for Mr. Sgarro, $625,000 and $309,407; and for Mr. McLure, $745,000 and $421,120. Mr. Brennan was not eligible to participate in the LTIP; the amount shown reflects his annual cash incentive.

(5)	The amounts reported in this column represent only changes in pension value, as the Company does not pay above-market earnings on deferred compensation. For Mr. Ryan, the increase in pension value reflects a one-time adjustment of approximately $7.6 million to implement a provision of the 2005 retention agreement between him and the Company. Under that agreement, the Company agreed to credit Mr. Ryan under the SERP for his actual service in excess of the SERP cap of 30 years, provided he remained employed with the Company through December 31, 2009. Mr. Ryan met this condition and therefore earned his five years of actual service from 2005 through 2009. The balance of the year-over-year difference is largely attributable to Mr. Ryan’s election of a lump sum form of benefit upon his future retirement and changes in the assumed discount rate. For more information on the SERP, see “Pension Benefits” beginning on page 42.

(6)	Set forth below is additional information regarding the amounts disclosed in the All Other Compensation column.

All Other Compensation – Fiscal Year 2009

Name & Principal 2009 Positions	Perquisites & Other Personal Benefits (a) ($)	Company Contributions to Defined Contribution Plans (b) ($)	Insurance Premiums (c) ($)	Other ($)
Thomas M. Ryan Chairman of the Board, President and Chief Executive Officer	94,672	170,000	4,087	—
David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer	16,380	69,162	6,440	—
Troyen A. Brennan Executive Vice President and Chief Medical Officer	13,964	—	—	—
Larry J. Merlo Executive Vice President and President - CVS/pharmacy	30,545	77,365	—	—
Douglas A. Sgarro Executive Vice President and Chief Legal Officer	14,113	47,891	—	—
Howard A. McLure Executive Vice President and President - Caremark Pharmacy Services	78,642	9,800	1,200	—

(a)

The amounts above reflect the following: for Mr. Ryan, $55,620 associated with personal use of company aircraft, $2,186 associated with personal use of a company car, $13,734 for financial planning services, $15,132 for home security and $8,000 associated with the CVS Caremark Charity Classic; for Mr. Rickard, $862 associated with personal use of company aircraft, $15,000 for financial planning services and $518 for home security; for Mr. Brennan, $13,964 for financial planning services; for Mr. Merlo, $15,000 for financial planning services, $4,810 for home security and $10,735 associated with the CVS Caremark Charity Classic fundraising auction; for Mr. Sgarro, $14,113 for financial planning services; and for Mr. McLure, $2,873 for financial planning services, $5,000 associated with the CVS Caremark Charity Classic and $70,769 for payment of accrued hours in accordance with his separation agreement. The Company determines the amount associated with personal use of Company aircraft by calculating the incremental cost to the Company based on the cost of fuel, trip-related maintenance, deadhead flights, crew travel expenses, landing fees, trip-related hangar costs and smaller variable expenses.

(b)	For 2009, this amount includes Company matching contributions to the CVS Caremark Future Fund of $12,250 for each of Messrs. Ryan, Rickard, Merlo and Sgarro, and a Company matching contribution to the Care$ave plan of $9,800 for Mr. McLure. It also includes Company matching contributions credited to notional accounts in the unfunded Deferred Compensation Plan equal to: for Mr. Ryan, $157,750; for Mr. Rickard, $56,912; for Mr. Merlo, $65,115; and for Mr. Sgarro, $35,641.

(c)	Includes imputed income in connection with life insurance programs as follows: for Mr. Ryan, $4,087; and for Mr. Rickard, $6,440. Also reflects premiums paid for long-term disability insurance for Mr. McLure.

Grants of Plan-Based Awards

This table reflects awards granted under the Company’s annual cash incentive plan for 2009, the Cycle VIII LTIP (for performance years 2009 through 2011) and the annual equity awards for 2009, including stock options and restricted stock units (“RSUs”).

Grants of Plan-Based Awards – Fiscal Year 2009

Name & Principal 2009 Positions	Award Type	Date of Committee Action	Grant Date	Est. Future Payouts Under Non- Equity Incentive Plan Awards			Est. Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas M. Ryan	Stock Options	2/18/2009	4/1/2009								660,205	28.10	4,625,000
Chairman of the Board, President and Chief Executive Officer	Annual RSUs	2/18/2009	4/1/2009							164,591			4,625,007
	Annual Cash			700,000	2,800,000	5,600,000
	LTIP (09-11)			450,000	1,800,000	3,600,000	17,591	70,367	140,734				1,800,000

David B. Rickard	Stock Options	2/18/2009	4/1/2009								192,709	28.10	1,350,004
Executive Vice President, Chief Financial Officer and Chief Administrative Officer	Annual RSUs	2/18/2009	4/1/2009							16,015			450,022
	Annual Cash			242,188	968,750	1,937,500
	LTIP (09-11)			125,000	500,000	1,000,000	4,886	19,546	39,093				500,000

Troyen A. Brennan	Stock Options	2/18/2009	4/1/2009								144,532	28.10	1,012,504
Executive Vice President and Chief Medical Officer	Annual RSUs	2/18/2009	4/1/2009							12,011			337,509
	Annual Cash			158,125	632,500	1,265,000
	LTIPO (09-11)			118,750	475,000	950,000	4,642	18,569	37,138				475,000

Larry J. Merlo	Stock Options	2/18/2009	4/1/2009								185,572	28.10	1,300,006
Executive Vice President and President—CVS/pharmacy	Annual RSUs	2/18/2009	4/1/2009							46,264			1,300,018
	Annual Cash			290,000	1,160,000	2,320,000
	LTIP (09-11)			187,500	750,000	1,500,000	7,329	29,319	58,639				750,000

Douglas A. Sgarro	Stock Options	2/18/2009	4/1/2009								192,709	28.10	1,350,004
Executive Vice President and Chief Legal Officer	Annual RSUs	2/18/2009	4/1/2009							16,015			450,022
	Annual Cash			156,750	627,000	1,254,000
	LTIP (09-11)			112,500	450,000	900,000	4,397	17,591	35,183				450,000

Howard A. McLure	Stock Options	2/18/2009	4/1/2009								128,473	28.10	900,005
Executive Vice President and President—Caremark Pharmacy Services	Annual RSUs	2/18/2009	4/1/2009							32,029			900,015
	Annual Cash			290,000	1,160,000	2,320,000
	LTIP (09-11)			187,500	750,000	1,500,000	7,329	29,319	58,639				750,000

The stock option awards shown above vest in equal installments on the first, second and third anniversaries of the date of grant and expire in seven years from the date of grant. As described earlier, the Company’s policy is to establish the exercise price for stock options as the closing price of the Company’s common stock on the grant date. Annual RSU grants typically vest in increments of 50% on the third anniversary of the grant, and on the later of the fifth anniversary of the grant or the executive’s 55th birthday. Mr. Ryan’s RSU grant vests in increments of 50% on December 31, 2011 and on December 31, 2012. If earned, portions of the LTIP award shown will be reported in the Non-Equity Incentive Plan Compensation column and in the Stock Awards column of the Summary Compensation Table for the relevant year.

Outstanding Equity Awards at Fiscal Year-End

This table reflects stock option and restricted stock unit awards granted to the executive officers specified in the table under the Company’s 1997 ICP that were outstanding as of December 31, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Stock Option Awards						Stock Awards
Name & Principal 2009 Positions	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Grant Date
Thomas M. Ryan Chairman of the Board, President and Chief Executive Officer	3/7/2001	500,000	—	(2)	30.26	3/7/2011	125,000	(7)	4,026,250	1/5/2005
	1/2/2002	1,012,124	—	(3)	14.96	1/2/2012	411,933	(8)	13,268,349	8/5/2005
	1/9/2003	900,000	—	(2)	12.56	1/9/2013	66,589	(7)	2,144,832	4/3/2006
	1/8/2004	400,000	—	(4)	17.67	1/8/2011	116,212	(7)	3,743,189	4/2/2007
	1/5/2005	400,000	—	(4)	22.45	1/5/2012	133,593	(9)	4,303,031	4/1/2008
	4/3/2006	491,761	—	(4)	30.04	4/3/2013	164,591	(9)	5,301,476	4/1/2009
	4/2/2007	268,818	134,408	(4)	34.42	4/2/2014	44,687	(15)	1,439,368	3/5/2008
	4/1/2008	211,411	422,822	(4)	41.17	4/1/2015	70,367	(15)	2,266,521	3/4/2009
	4/1/2009	0	660,205	(4)	28.10	4/1/2016
David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer	3/7/2001	100,000	—	(2)	30.26	3/7/2011	8,275	(15)	266,538	3/5/2008
	1/9/2003	160,000	—	(2)	12.56	1/9/2013	6,515	(15)	209,848	3/4/2009
	1/8/2004	100,000	—	(4)	17.67	1/8/2011
	1/5/2005	100,000	—	(4)	22.45	1/5/2012
	4/3/2006	138,309	—	(4)	30.04	4/3/2013
	4/2/2007	90,726	45,363	(4)	34.42	4/2/2014
	4/1/2008	57,657	115,316	(4)	41.17	4/1/2015
	4/1/2009	0	192,709	(4)	28.10	4/1/2016

Troyen A. Brennan Executive Vice President and Chief Medical Officer	11/17/2008	0	106,160	(5)	28.26	11/17/2018	20,348	(10)	655,409	11/17/2008
	4/1/2009	0	144,532	(4)	28.10	4/1/2016	12,011	(7)	386,874	4/1/2009
							18,569	(15)	598,107	3/4/2009

Larry J. Merlo Executive Vice President and President - CVS/pharmacy	3/7/2001	100,000	—	(2)	30.26	3/7/2011	15,000	(7)	483,150	1/8/2004
	1/2/2002	189,644	—	(3)	14.96	1/2/2012	15,000	(7)	483,150	1/5/2005
	1/9/2003	160,000	—	(2)	12.56	1/9/2013	7,283	(7)	234,585	4/3/2006
	1/5/2005	100,000	—	(4)	22.45	1/5/2012	13,074	(7)	421,114	4/2/2007
	4/3/2006	161,359	—	(4)	30.04	4/3/2013	151,810	(11)	4,889,800	4/1/2008
	4/2/2007	90,726	45,363	(4)	34.42	4/2/2014	46,264	(7)	1,490,163	4/1/2009
	4/1/2008	48,048	96,096	(4)	41.17	4/1/2015	15,206	(15)	489,785	3/5/2008
	4/1/2009	0	185,572	(4)	28.10	4/1/2016	29,319	(15)	944,365	3/4/2009

Douglas A. Sgarro Executive Vice President and Chief Legal Officer	4/3/2006	147,531	0	(4)	30.04	4/3/2013	12,000	(7)	386,520	1/8/2004
	4/2/2007	90,726	45,363	(4)	34.42	4/2/2014	15,000	(7)	483,150	1/5/2005
	4/1/2008	57,657	115,316	(4)	41.17	4/1/2015	6,659	(7)	214,486	4/3/2006
	4/1/2009	0	192,709	(4)	28.10	4/1/2016	13,074	(7)	421,114	4/2/2007
							12,145	(7)	391,190	4/1/2008
							16,015	(7)	515,843	4/1/2009
							11,171	(15)	359,818	3/5/2008
							17,591	(15)	566,606	3/4/2009

Howard A. McLure (14) Executive Vice President and President - Caremark Pharmacy Services	3/1/2006	30,929	0	(6)	27.12	2/25/2010	43,720	(12)	1,408,221	3/22/2007
	4/2/2007	139,166	0	(4)	34.42	2/25/2010	60,724	(13)	1,955,920	4/1/2008
	4/1/2008	53,813	0	(4)	41.17	2/25/2010

(1)	The value of the RSUs is based on $32.21, which was the closing price of the Company’s stock on December 31, 2009, the last trading day of our fiscal year.

(2)	50% of these stock options vested on the second anniversary of the date of grant; 25% of the remaining stock options vested on each of the third and fourth anniversaries of the date of grant.

(3)

The vesting schedule for Mr. Ryan’s stock options was as follows: 50% on the second anniversary of the date of grant and 25% on each of the third and fourth anniversaries of the date of grant with respect to 900,000 options and in one-third increments on each of the first, second and third anniversaries of the date of grant with respect to 112,124 options. For Mr. Merlo, the vesting schedule was 50% on the second anniversary of the date of grant and 25% on each of the third and fourth anniversaries of the date of grant with respect to 150,000 options and in one-third increments on each of the first, second and third anniversaries of the date of grant with respect to 39,644 stock options.

(4)	The stock options vest in one-third increments on each of the first, second and third anniversaries of the date of grant. Under special retirement provisions applicable to Mr. Ryan, upon his retirement on or after January 1, 2010 the stock options granted to him before that date will continue to vest according to the schedule described previously.

(5)	The stock options vest in one-third increments on each of the third, fourth and fifth anniversaries of the date of grant and expire ten years from the date of grant.

(6)	The stock options were granted by Caremark prior to the merger and vested upon the merger with CVS. These stock options previously had a 5-year vesting schedule.

(7)	RSUs vest in increments of 50% on the third anniversary of the grant date and on the later of the fifth anniversary of the grant date or the executive’s 55th birthday. Under special retirement provisions applicable to Mr. Ryan, upon his retirement on or after January 1, 2010 all RSU awards granted to him before that date will vest.

(8)	RSUs granted as a retention award on August 5, 2005, all of vested on January 1, 2010. Also includes RSUs attributable to dividend equivalent crediting in accordance with the terms of the grant.

(9)	For Mr. Ryan, RSUs will vest in increments of 50% on December 31, 2010 and December 31, 2011. Under special retirement provisions applicable to Mr. Ryan, upon his retirement on or after January 1, 2010 all RSU awards granted to him before that date will vest.

(10)	For Mr. Brennan, RSUs vest on the fifth anniversary of the date of grant.

(11)	For Mr. Merlo the award includes 30,362 RSUs granted as part of his annual equity award which will vest in increments of 50% on the third anniversary of the grant date and on the later of the fifth anniversary of the grant date or his 55th birthday; 121,448 shares granted as a retention award, which will vest in increments of 50% on the third and fifth anniversaries of the grant date.

(12)	RSUs granted as a retention award, all of which vested in accordance with his separation agreement and which are subject to a six-month delay of release imposed by IRC Section 409A.

(13)	Represents 50% of his retention award, which vested in accordance with this separation agreement.

(14)	Mr. McLure was able to exercise his vested stock options for ninety (90) days after his separation date.

(15)	Represents non-transferable shares to be delivered to each of the executives for outstanding LTIP performance cycles in effect for Cycle VII (2008 – 2010) and Cycle VIII (2009 – 2011), assuming in each case that the target level of performance will be achieved.

Option Exercises and Stock Vested

The table below reflects information for the fiscal year ended December 31, 2009 concerning options exercised and vesting of previously granted RSUs and non-transferable shares for each of the executive officers specified in the table. In addition, the non-transferable shares and the value of such non-transferable shares awarded to each of the executives in connection with their LTIP Cycle VI (2007 – 2009) award, with the exception of Mr. Brennan, who was not a participant in this LTIP cycle, are included in the Stock Awards column as follows: for Mr. Ryan, 38,419 shares and $1,237,474; for Mr. Rickard, 10,672 shares and $343,741; for Messrs. Merlo and McLure, 13,073 shares and $421,068; and for Mr. Sgarro, 9,604 shares and $309,343. The value of the restricted stock and non-transferable shares is based on $32.21 per share, the closing price of our stock on December 31, 2009, the last day of our fiscal year.

Option Exercises and Stock Vested – Fiscal Year 2009

	Option Awards		Stock Awards
Name & Principal 2009 Positions	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas M. Ryan Chairman of the Board, President and Chief Executive Officer	401,700	6,050,675	180,007	5,332,402

David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer	331,520	4,337,721	94,391	2,973,810

Troyen A. Brennan Executive Vice President and Chief Medical Officer	—	—	—	—

Larry J. Merlo Executive Vice President and President - CVS/pharmacy	180,000	2,282,392	20,356	628,269

Douglas A. Sgarro Executive Vice President and Chief Legal Officer	381,226	5,856,070	16,262	498,763

Howard A. McLure Executive Vice President and President - Caremark Pharmacy Services	600,000	6,561,079	13,073	421,068

Pension Benefits

The Company has established and maintains the unfunded Supplemental Retirement Plan I for Select Senior Management of the Company (the “SERP”). As the Company does not have a qualified defined benefit plan, the SERP is designed to supplement the retirement benefits of selected executives. Under the SERP’s benefit formula, executives selected for participation (including certain of the NEOs and certain retired executives) will receive an annual benefit commencing on the later of age 55 or retirement, equal to 1.6% of a three-year average of final compensation (as defined in the SERP) for each year of service up to

30 years, with no offset for any amounts provided by the Company’s qualified plans, Social Security or other retirement benefits. As part of a retention agreement entered into with Mr. Ryan in August 2005, Mr. Ryan had to remain employed by the Company through December 31, 2009 in order to satisfy his requirements of the retention agreement. As of December 31, 2009, Mr. Ryan had met his obligations under the retention agreement, and the 30-year limit on service was removed for Mr. Ryan. The majority of the difference in the present value of accumulated benefit for Mr. Ryan is attributable to the removal of the service cap, and the remainder of the change is largely attributable to the change in actuarial assumptions used for the discount rate and his election to receive his SERP benefit in a lump sum.

Final compensation for purposes of the SERP benefit formula is the average of the executive’s three highest years of annual salary and annual cash bonus during the last ten years of service. The estimated credited years of benefit service for Messrs. Ryan, Rickard, Merlo and Sgarro as of the measurement date of December 31, 2009 were 35, 10, 30 and 12 years, respectively. Mr. Brennan does not participate in the SERP. Benefits under the SERP benefit formula are payable in annual installments for the life of the executive, unless the executive has made an advance election in accordance with plan and IRS rules to have the benefit paid in the form of a lump sum or joint and survivor annuity of equivalent actuarial value. As of the measurement date, each of the executives has made an election to receive the portion of his benefit subject to IRC Section 409A on account of termination of employment in the form of a lump sum.

No benefits are payable to an eligible executive until he or she terminates employment. After termination of employment, SERP benefits are payable (i) immediately, if the executive is age 55 or older at the time of termination, regardless of years of service, or (ii) upon reaching age 55, if the executive is younger than 55 at the time of termination and five or more years of Company service were completed prior to termination. As of the measurement date, only Messrs. Ryan and Rickard were eligible for an immediate benefit.

The accumulated values for the Pension Table and Summary Compensation Table are based on the benefit accrued as of the measurement date payable as a single life annuity commencing on the earliest unreduced retirement age (55) using assumptions which include a 6.00% discount rate as of December 31, 2009. Annual benefits accrued as of the measurement date and payable as a single life annuity at the earliest unreduced retirement age are: for Mr. Ryan, $3,281,973; for Mr. Rickard, $352,496; for Mr. Merlo, $1,147,723; and for Mr. Sgarro, $335,294. Each of the executives is fully vested in his accrued benefit. The accrued benefit for Mr. Ryan reflects his waiver of his rights to $62,601 of that benefit and the accrued benefit for Mr. Rickard reflects his waiver of his rights to $62,164 of that benefit. Mr. Ryan had previously waived his rights to $100,967 of his accrued benefit and Mr. Rickard had waived his rights to $161,465 of his accrued benefit. During 2009, rights to $38,366 and $99,301 of the waived benefits were restored to Messrs. Ryan and Rickard, respectively, because of the Company’s inability to fulfill its obligations under previous agreements with each of the executives due to regulations implemented under the Sarbanes-Oxley Act. For further information regarding pension assumptions, please see the Notes to the Consolidated Financial Statements in our Annual Report to Stockholders for the fiscal year ended December 31, 2009. In the event an executive elects to receive his entire benefit in a lump sum, the present value of accumulated SERP benefits as of the measurement date, based on the SERP’s assumptions for determining lump sums, would be: for Mr. Ryan, $58,488,041; for Mr. Rickard, $5,221,876; for Mr. Merlo, $21,289,114; and for Mr. Sgarro, $5,732,522.

Mr. McLure participated in the Caremark Rx, Inc. Special Retirement Plan (the “SRP”). The SRP was effective January 1, 2006. The SRP benefit (payable at age 60) is equal to 2.5% of the participant’s final average compensation multiplied by years of credited service. No more than 20 years of credited service can be counted in the pension formula. Final average compensation is the average of the base salary paid during the 36-month period prior to termination of employment. Years of credited service includes the number of full twelve-month periods during which the participant was employed by the company or one of its subsidiaries. The monthly benefit accrued as of the measurement date and payable over a ten-year period starting at the earliest unreduced retirement age is $19,197. The estimated credited years of benefit service for Mr. McLure as of the measurement date of December 31, 2009 was 12 years.

A participant is fully vested in his SRP benefit at age 60, or at age 58 with 15 years of credited service. Benefits that commence prior to age 60 are reduced by 0.5% for each full month that benefits commence prior to age 60. For purposes of calculating benefits under the SRP, Mr. McLure received one additional year of credited service. For the SRP, the December 31, 2009 present values for the Pension Benefits Table and the Summary Compensation Table are calculated using a 6.00% discount rate and the SRP’s normal retirement age of 60.

The SERP and the SRP do not allow new members, and the Management Planning and Development Committee has adopted a policy restricting participation in the SERP and SRP under the current benefit formulae to those executives participating in those plans at the time the policy was adopted. As noted above, only Messrs. Ryan, Merlo and Sgarro currently participate in the SERP and no executive officers currently participate in the SRP.

Pension Benefits Table – Fiscal Year 2009

Name & Principal 2009 Positions	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Thomas M. Ryan Chairman of the Board, President and Chief Executive Officer	SERP	35	44,661,806	—

David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer	SERP	10	4,536,970	—

Troyen A. Brennan Executive Vice President and Chief Medical Officer	N/A	—	—	—

Larry J. Merlo Executive Vice President and President - CVS/pharmacy	SERP	30	15,605,202	—

Douglas A. Sgarro Executive Vice President and Chief Legal Officer	SERP	12	3,910,317	—

Howard A. McLure Executive Vice President and President - Caremark Pharmacy Services	SRP	12	1,147,123	—

Nonqualified Deferred Compensation

Executive officers and selected members of senior management may participate in the CVS Caremark Deferred Compensation Plan (the “DCP”) and the CVS Caremark Deferred Stock Plan (the “DSP”). The DCP allows participants to defer payment of a portion of their salary and all or a portion of their annual cash incentive (and in the case of executive officers, all or a portion of their LTIP cash award) to facilitate their personal retirement or financial planning. For participants in the DCP, the Company provides a maximum match of up to 5% of the salary and annual cash incentive deferred, plus an additional match for matching contribution amounts that cannot be deferred into qualified 401(k) plans due to IRS plan limits.

The investment crediting options for the DCP mirror those offered for the Future Fund. Each year, the amount of a participant’s deferred compensation account increases or decreases based on the appreciation and/or depreciation in the value of the investment crediting alternatives selected by the participant. There are no vesting requirements on deferred amounts or earnings on deferred amounts.

Executive officers and selected members of management are eligible to participate in the DSP, in which they may elect to defer settlement of RSUs beyond the scheduled vesting date. Dividend equivalents are reinvested during the deferral period. Each of Messrs. Ryan, Rickard, Merlo and Sgarro has utilized the DSP to defer portions of their equity-based compensation.

Executive officers are not permitted to defer proceeds of stock option exercises.

Except for Mr. McLure, amounts shown in the table below for “Cash” and “Stock” were deferred pursuant to the DCP and the DSP, respectively. Also included in the “Aggregate Balance” column is $3,359,858 due from the Company upon the death of the executive under an unfunded “death benefit only” life insurance arrangement for each executive.

Amounts shown for Mr. McLure were deferred pursuant to Caremark’s capital accumulation plan, under which executives were provided a flexible spending allowance to purchase specified benefits. Any remaining balance from the allowance was deferred for a defined time period and credited to the executive’s account in the plan as if in a choice of investment options. Each year’s flexible spending allowance was subject to a non-competition agreement that, if violated, resulted in forfeiture of all covered allowances. In addition, the amount shown for Mr. McLure includes $1,691,581 due from the Company, which represents a pre-retirement death benefit under an unfunded “death benefit only” life insurance arrangement for Mr. McLure.

In addition, the amounts shown for Mr. McLure reflect the balance as of December 31, 2009 in his deferral account, which is more fully described in the Payments/(Forfeitures) Under Termination Scenarios section, below.

Nonqualified Deferred Compensation – Fiscal Year 2009

Name & Principal 2009 Positions	Type	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at Last FYE ($) (5)(6)
Thomas M. Ryan Chairman of the Board, President and Chief Executive Officer	Cash	210,000	157,750	551,425	317,595	12,340,832
	Stock	2,200,500	—	4,848,731	656,277	37,438,117

David B. Rickard (7) Executive Vice President, Chief Financial Officer and Chief Administrative Officer	Cash	870,033	56,912	1,861,849	—	16,396,919
	Stock	3,184,687	—	607,937	58,963	6,681,120

Troyen A. Brennan Executive Vice President and Chief Medical Officer	Cash	—	—	—	—	—
	Stock	—	—	5,716	5,716	—

Larry J. Merlo Executive Vice President and President - CVS/pharmacy	Cash	87,365	65,115	146,863	—	4,209,799
	Stock	—	—	2,433,728	195,470	13,720,394

Douglas A. Sgarro Executive Vice President and Chief Legal Officer	Cash	107,579	35,641	39,880	309,671	4,460,439
	Stock	—	—	957,237	896,230	545,941

Howard A. McLure Executive Vice President and President - Caremark Pharmacy Services	Cash	—	—	26,005	51,680	4,339,724
	Stock	—	—	165,133	75,349	772,619

(1)	The cash contributions are included in amounts shown for 2009 in the Non-Equity Compensation Plan column of the Summary Compensation Table. The stock contributions represent deferred settlement of RSUs granted in prior years that vested in 2009. Mr. McLure did not contribute to the DCP.

(2)	All amounts shown are also disclosed in the Summary Compensation Table under All Other Compensation.

(3)	All earnings shown on the Stock line are attributable to dividend equivalents and an increase in the Company’s common stock price.

(4)	For Mr. Ryan, the cash distribution is from a 2004 base salary deferral and 2004 registrant contributions. For Mr. Sgarro, the cash distribution is from a 2004 annual cash incentive deferral and 2004 registrant contributions, and stock distributions include amounts from his 2005-2007 LTIP award. For Mr. McLure, the cash distribution is from a 2008 base salary deferral. All amounts distributed from the DSP include cash dividend payments.

(5)	Includes the following adjustments to Company contributions from 2003 – 2008 that were previously miscalculated: for Mr. Ryan ($49,563); for Mr. Rickard, ($30,583); for Mr. Merlo, ($23,056); and for Mr. Sgarro, ($58,772).

(6)	The following amounts included in this column have been previously reported in the Summary Compensation Table:

	Amounts Previously Reported in the SCT
	Cash		Stock
	2008	2007	2008	2007
Mr. Ryan	595,460	3,499,099	4,658,750	5,142,716
Mr. Rickard	1,121,883	2,593,477	1,113,668	1,051,928
Mr. Brennan	—	—	—	—
Mr. Merlo	279,991	217,904	559,050	1,051,928
Mr. Sgarro	396,251	349,464	559,050	958,538
Mr. McLure	—	—	—	—

(7)	Included in this balance is Mr. Rickard’s cash retention amount of $350,000 which was contingent upon continued employment until December 20, 2010, or his Approved Early Retirement, which occurred on December 31, 2009.

Payments/(Forfeitures) Under Termination Scenarios

The tables below show the amounts that would be received or forfeited by each NEO under various termination scenarios, assuming (i) that the termination occurred on December 31, 2009 and (ii) that amounts that have been paid or are payable in all events, such as the non-equity incentive amounts and the stock portions of the LTIP earned with respect to fiscal year 2009 and disclosed in the Stock Award and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table on page 36, the amounts payable under the pension plans discussed beginning on page 42, and the amounts in the nonqualified deferred compensation plans discussed beginning on page 44, are not included in the tables below, nor is any amount for stock options that are vested and exercisable as of December 31, 2009.

With respect to the tables below:

■	Messrs. Brennan, Merlo and Sgarro are not eligible for retirement as of December 31, 2009.

■	Since Mr. Ryan is eligible for retirement, any voluntary termination by him would be deemed a retirement.

■	The amounts paid as base salary upon voluntary termination for Messrs. Merlo and Sgarro reflect the Company’s option to continue to pay 50% of the executive’s salary for 18 months in consideration for compliance with a non-competition provision.

■	In the event Mr. Brennan is terminated by the Company without cause prior to a change in control of the Company (a “CIC”), he is eligible to receive 18 months of base salary and target bonus as severance, paid in equal monthly installments over 18 months, in consideration for a general release of claims and compliance with various restrictive covenants, including non-competition and non-solicitation provisions.

■	The option value is determined by multiplying the number of unvested options outstanding as of December 31, 2009 by the difference between the exercise price and the closing price on December 31, 2009 ($32.21), the last trading day of the Company’s fiscal year. Generally, the grant agreements provide for the following post-termination exercise periods, but in no case will the post-termination exercise period be longer than the original option term:

■	In the case of termination due to death, during the one-year period following termination;

■	In the case of constructive termination without cause prior to a change in control, during the severance period;

■	In the case of constructive termination without cause after a CIC, during the remainder of the option term; and

■	In the cases of termination for cause or voluntary termination, generally there is no post-termination exercise period, except in the case of voluntary termination, options granted prior to December 31, 2005 may be exercised for a period of 90 days following termination.

■	The value of the RSUs is determined by multiplying the number of RSUs as of December 31, 2009 by the closing price on that date ($32.21), which was the last trading day of the Company’s fiscal year.

■	Upon a CIC, all outstanding unvested stock options will vest in full and restrictions will lapse on all RSUs, as provided in the Company’s 1997 ICP.

■	The value of LTIP cycles assumes pro rated payments are made for outstanding LTIP Cycle VII (two-thirds; years 2008 – 2010) and Cycle VIII (one-third; years 2009 – 2011), except in the case of a CIC, in which case all outstanding performance cycles are assumed to be achieved at target and the value of payments are made at target.

■	Additional assumptions for the excise tax gross-up calculation are as follows:

■	Marginal federal, Rhode Island and FICA tax rates of 35%, 9.9% and 1.45%, respectively;

■	December 2009 short-, mid- and long-term AFR of 0.83%, 3.14% and 4.96%, respectively;

■	Stock options are converted into acquirer options and are valued in accordance with revenue procedure 2003-68 and Q & A 24(c) of IRC Section 280G. This calculation is an estimate for proxy disclosure only; and

■	Payments on a CIC may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation and reasonable compensation analyses.

In the event of a covered termination prior to a CIC, Mr. Ryan would receive a cash severance payment equal to three times the sum of his annual base salary plus his current annual cash incentive at target. In the event of his covered termination following a CIC, he would receive a cash severance payment equal to three times the sum of his annual base salary plus the greater of the average of the last three years’ annual bonuses or his target bonus.

The value of the RSUs for Mr. Ryan also includes the value of a special one-time retention award of 400,000 RSUs granted in August 2005.

Payments/(Forfeitures) Under Termination Scenarios

Thomas M. Ryan Chairman of the Board, President and Chief Executive Officer	Death ($)	Termination for Cause ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)	Voluntary Termination/ Retirement ($)
Severance Value
Base Salary	—	—	4,200,000	4,200,000	—
Bonus	—	—	7,770,000	12,150,000	—

Immediate Vesting of Equity
Value of Options	2,713,443	(2,713,443)	2,713,443	2,713,443	2,713,443
Value of RSUs	32,787,126	(32,787,126)	32,787,126	32,787,126	32,787,126
Value of LTIP Cycles	3,600,000	(3,600,000)	3,600,000	7,200,000	3,600,000

Benefits and Other
Health Insurance	—	—	22,563	22,563	20,056
SERP	—	—	—	—	—
Excise Tax Gross-Up	N/A	N/A	N/A	N/A	N/A
Total	39,100,569	(39,100,569)	51,093,132	59,073,132	39,120,625

In the event of his termination prior to a CIC, Mr. Brennan is eligible for severance payments, provided that he executes a separation agreement with the Company that includes, among other things, standard restrictive covenants regarding non-competition and non-solicitation of customer and employees. Mr. Brennan has entered into a Change in Control Agreement with the Company that specifies payments that would be made to him in the event of a CIC. In the event of his covered termination, he would receive a cash severance payment equal to one and one-half times the sum of his annual base salary and his then-current annual cash incentive at target, but under his CIC Agreement such cash severance would be reduced to avoid the excise tax under IRC Section 280G if that would give Mr. Brennan a better after-tax result.

Troyen A. Brennan Executive Vice President and Chief Medical Officer	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Severance Value
Base Salary	—	—	—	862,500	862,500
Bonus	—	—	—	862,500	862,500

Immediate Vesting of Equity
Value of Options	—	—	—	535,795	1,013,359
Value of RSUs	—	—	—	—	1,042,283
Value of LTIP Cycles	—	—	—	—	950,000

Benefits and Other
Health Insurance	—	—	—	1,337	1,003
SERP	—	—	—	—	—
Excise Tax Gross-Up	N/A	N/A	N/A	N/A	N/A
Total	0	0	0	2,262,132	4,731,645

In the event of their covered termination prior to a CIC, each of Messrs. Merlo and Sgarro would receive a cash severance payment equal to two times the sum of his annual base salary and his then-current annual cash incentive at target. In the event of a covered termination following a CIC, the executive would receive a cash severance payment equal to three times the sum of his annual base salary and his then-current annual cash incentive at target.

Larry J. Merlo Executive Vice President and President - CVS/pharmacy	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Severance Value
Base Salary	—	—	600,000	1,600,000	2,400,000
Bonus	—	—	—	2,080,000	3,120,000

Immediate Vesting of Equity
Value of Options	762,701	(762,701)	(762,701)	762,701	762,701
Value of RSUs	8,001,963	(8,001,963)	(8,001,963)	8,001,963	8,001,963
Value of LTIP Cycles	1,316,667	(1,316,667)	(1,316,667)	1,316,667	2,725,000

Benefits and Other
Health Insurance	—	—	—	20,978	31,467
SERP	—	—	—	—	—
Excise Tax Gross-Up	N/A	N/A	N/A	N/A	4,732,059
Total	10,081,331	(10,081,331)	(9,481,331)	13,782,309	21,773,190

Douglas A. Sgarro Executive Vice President and Chief Legal Officer	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Severance Value
Base Salary	—	—	427,500	1,140,000	1,710,000
Bonus	—	—	—	1,140,000	1,710,000

Immediate Vesting of Equity
Value of Options	792,034	(792,034)	(792,034)	792,034	792,034
Value of RSUs	2,412,304	(2,412,304)	(2,412,304)	2,412,304	2,412,304
Value of LTIP Cycles	900,000	(900,000)	(900,000)	900,000	1,800,000

Benefits and Other
Health Insurance	—	—	—	20,326	30,489
SERP	—	—	—	—	—
Excise Tax Gross-Up	N/A	N/A	N/A	N/A	N/A
Total	4,104,338	(4,104,338)	(3,676,838)	6,404,664	8,454,827

Messrs. Rickard and McLure retired on or prior to the December 31, 2009 measurement date used for the tables above.

Upon Mr. Rickard’s retirement and pursuant to his employment agreement, restrictions were eliminated on all outstanding RSUs. In addition, all of his stock options became non-forfeitable and will become exercisable for the remainder of each option’s term on the date that each option would have become vested under the original vesting schedule. Mr. Rickard will also be eligible for pro rata payments of earned incentive payments under the LTIP, payable in the year following the year in which the performance cycle ends and once actual Company performance is approved by the Management Planning and Development Committee.

At the time of the merger, Mr. McLure had an employment agreement with Caremark and agreed to take a position with the combined company after the completion of the merger. He entered into an agreement with CVS (on behalf of the combined company) (the “CVS Agreement”), which superseded his Caremark employment agreement upon consummation of the merger and established the basic terms and conditions of his employment thereafter. Pursuant to the CVS Agreement, which was disclosed in the joint proxy statement filed by CVS and Caremark on December 19, 2006 in connection with the merger, the Company established a deferral account for Mr. McLure that was credited with the amount of all severance benefits that he would have been paid under his existing Caremark employment agreement had he been terminated without “cause” (as defined in his Caremark employment agreement) following the change in control.

Upon his retirement Mr. McLure was paid certain amounts in accordance with his separation agreement, which amounts are included in the All Other Compensation Table column of the Summary Compensation Table on page 36. Further, in accordance with his CVS Agreement and pursuant to IRC Section 409A, Mr. McLure will be paid the balance of his deferral account in a lump sum no earlier than six months after his retirement date. In addition, Mr. McLure will receive a distribution of his nonqualified Caremark Rx Capital Accumulation Account on the second anniversary of his retirement date. In accordance with his separation agreement with the Company, restrictions lapsed on 60,724 RSUs, which represent 50% of a 2008 retention award that Mr. McLure received. Further, restrictions lapsed on 43,720 RSUs granted to Mr. McLure at the time of the merger, which are subject to a delay in their release under IRC Section 409A until at least six months after his retirement date. Mr. McLure is also entitled to two years’ continuation of his medical, dental and life insurance benefits, subject to his payment of the employee portion of the required premium contributions, and two years of financial services up to $5,000 per year. The employer portion of the required premium contributions is included in the All Other Compensation Table column of the Summary Compensation Table on page 36.

ITEM  1:  ELECTION OF DIRECTORS

Our Board of Directors has nominated 12 directors for election at the annual meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected and qualified.

Each director is elected by a majority of the votes cast with respect to that director’s election (at a meeting for the election of directors at which a quorum is present) by the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote. Abstentions and broker non-votes are not counted as votes cast with respect to the election of directors.

In accordance with the Company’s by-laws, each nominee who is a current director has submitted an irrevocable resignation, which resignation becomes effective upon (i) that person not receiving a majority of the votes cast in an uncontested election, and (ii) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for that purpose. The Board, acting on the recommendation of its Nominating and Corporate Governance Committee, will no later than at its first regularly scheduled meeting following certification of the stockholder vote, determine whether to accept the resignation of the unsuccessful incumbent. Absent a determination by the Board that a compelling reason exists for concluding that it is in the best interests of the Company for an unsuccessful incumbent to remain as a director, the Board will accept that person’s resignation.

In recognition of the fact that the selection of qualified directors is complex and crucial to the long-term success of the Company, the Nominating and Corporate Governance Committee has established guidelines for the identification and evaluation of candidates for membership on the Company’s Board of Directors. Those guidelines are included in this proxy statement as Exhibit A. When considering current directors for re-nomination to the Board, the Committee takes into account the performance of each director. The Committee also reviews the composition of the Board in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for audit committee expertise and issues of independence, diversity, judgment, character, reputation, age, skills, background and experience. The Committee believes that the Board, as currently constituted, is well-balanced and that it fully and effectively addresses the Company’s needs. All of our nominees are seasoned leaders, the majority of whom are or were chief executive officers, who bring to the Board skills and qualifications gained during their tenure at a vast array of public companies, private companies, non-profits and other businesses. We have indicated below for each nominee certain of the experience, qualifications, attributes or skills that led the Committee and the Board to conclude that the nominee should continue to serve as a director.

Biographies of our Board Nominees

Edwin M. Banks	Director since March 2007	Age 47

Mr. Banks is the Founder and a Managing Director of Washington Corner Capital Management, LLC, a credit-based investment platform. From 1988 through 2006, Mr. Banks served as Senior Portfolio Manager for W.R. Huff Asset Management Company, an investment management firm. He is also a director CKX, Inc., an entertainment management company. Mr. Banks previously served on the board of Caremark Rx, Inc. from May 2000 until the closing of the CVS/Caremark merger, when he became a director of CVS Caremark. He was also a director of Virgin Media Inc., a communications services company, until his retirement from that board in June 2009. Mr. Banks has extensive financial expertise, including within the health care industry as a health care buy-side analyst and in capital markets. He also has significant SEC compliance and governance experience, having served on public company boards since 1990. He is a Chartered Financial Analyst and has been designated as an audit committee financial expert for the Company.

C. David Brown II	Director since March 2007	Age 58

Mr. Brown has been Chairman of Broad and Cassel, a Florida law firm, since March 2000. From 1989 until March 2000, he was Managing Partner of the Orlando office of the firm. He is also a director of Rayonier, Inc., a real estate development, timberland management and cellulose production company. Mr. Brown previously served on the board of Caremark Rx, Inc. from March 2001 until the closing of the CVS/Caremark merger, when he became a director of CVS Caremark. Mr. Brown’s legal expertise and experience are valued by the Board, as is his ability to analyze and interpret complex issues and facilitating Board engagement. The Board believes that Mr. Brown’s experience adds knowledge and leadership depth to the Board.

David W. Dorman	Director since March 2006	Age 56

Mr. Dorman has been the Non-Executive Chairman of the Board of Motorola, Inc., a communications products company, since May 2008. From October 2006 through April 2008, he was a Managing Director and Senior Advisor with Warburg Pincus LLC, a global private equity firm. From November 2005 until January 2006, Mr. Dorman served as President and a director of AT&T Inc., a telecommunications company (formerly known as SBC Communications). From November 2002 until November 2005, Mr. Dorman was Chairman of the Board and Chief Executive Officer of AT&T Corporation. Mr. Dorman is also a director of Yum! Brands, Inc., a quick service restaurant company. He was also a director of Scientific Atlanta, Inc. until its acquisition by Cisco Systems in February 1996. Mr. Dorman’s experience in leading large companies, beginning with Sprint and later Pacific Bell and AT&T, lends a perspective and skill set that is greatly valued by the Board. His business background of growing companies is in line with and useful to our business strategy.

Kristen Gibney Williams	Director since March 2007	Age 61

Ms. Gibney Williams is a former executive of the Prescription Benefits Management Division of Caremark International Inc. and its predecessors, including service as General Manager and as President from 1986 until June 1993 and as Corporate Vice President from June 1993 until her retirement in January 1997. Ms. Gibney Williams previously served on the board of Caremark Rx, Inc. from February 1999 until the closing of the CVS/Caremark merger, when she became a director of CVS Caremark. Ms. Gibney Williams helped to found the Caremark PBM and was head of its operations for over ten years, so her experience and expertise in the pharmacy benefit services area is an extremely valuable resource to the Board. She also has over ten years experience on the Board and the Audit Committee of Caremark and CVS Caremark.

Marian L. Heard	Director since September 1999	Age 69

Ms. Heard has been President and Chief Executive Officer of Oxen Hill Partners, specialists in leadership development programs, since August 2004. From February 1992 until July 2004, Ms. Heard was President and Chief Executive Officer of the United Way of Massachusetts Bay and Chief Executive Officer of United Way of New England, each a social service agency. Ms. Heard is a director of Sovereign Bancorp, a financial services institution, and BioSphere Medical, Inc., a medical products company. Ms. Heard’s experience includes many years in president or chief executive officer roles, as well as specific operations experience at all senior management levels. She has a very strong background in the non-profit arena, including 12 years as the head of United Way of Massachusetts Bay as well as service on the boards of several non-profits. Ms. Heard also brings many years of relevant experience on public company boards, and has served on the boards of two insurance companies. Her business acumen and balanced perspective are considered valuable assets associated with her service as a Director.

William H. Joyce	Director since April 1994	Age 74

Dr. Joyce has been the Chairman of the Board and Chief Executive Officer of Advanced Fusion Systems, LLC, a privately held high technology company, since February 2009. From November 2003 to December 2007, Dr. Joyce was the Chairman of the Board and Chief Executive Officer of Nalco Company, a leading provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications. From May 2001 to October 2003, Dr. Joyce was Chairman and Chief Executive Officer of Hercules, Incorporated, a global manufacturer of chemical specialties. Dr. Joyce is a former director of El Paso Corporation, a natural gas company, until his retirement from the board in May 2009, and was a director of Celanese Corporation, a global manufacturer of specialty and intermediate chemical products, until his resignation in May 2006. Dr. Joyce’s distinguished career as a chief executive officer of several major corporations, as well as his prior work in varied areas such as operations, distribution, marketing and accounting, provide him with depth and breadth of experience. His financial expertise makes him particularly qualified to serve as chair of our Audit Committee and as an audit committee financial expert. With a Ph.D. in Business and prior direct supervision of accounting professionals, Dr. Joyce brings very strong accounting and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

Jean-Pierre Millon	Director since March 2007	Age 59

Mr. Millon is the retired former President and Chief Executive Officer of PCS Health Systems, Inc. (“PCS”). Mr. Millon joined PCS in 1995, where he served as President and Chief Executive Officer from June 1996 until his retirement in September 2000. He also serves as a director of Cypress Bioscience, Inc., a biotechnology company, and InfuSystems Holdings, Inc., a provider of pumps, supplies and support to oncology practices and clinics. Mr. Millon previously served on the board of Caremark Rx, Inc. from March 2004, upon Caremark’s acquisition of AdvancePCS, and as a director of AdvancePCS (which resulted from the merger of PCS and Advance Paradigm, Inc.) beginning in October 2000. He became a director of CVS Caremark upon the closing of the CVS/Caremark merger. Mr. Millon has ten years of financial management experience and fifteen years of general functional management experience, including strategic planning experience specific to pharmacy benefit management companies as the former head of PCS. He also has extensive venture capital and public company board experience.

Terrence Murray	Director since October 1996	Age 70

Mr. Murray is the retired former Chairman of FleetBoston Financial Corporation and its predecessors (“FleetBoston”), a financial services institution. Mr. Murray served as Chief Executive Officer of FleetBoston from May 1982 until his retirement in December 2001. He presently serves as the Company’s Lead Director. Mr. Murray formerly served as a director of Air Products and Chemicals, Inc., a provider of gases and related products, until May 2006, of A.T. Cross Company, a personal accessories company, until April 2008, and of ChoicePoint, Inc., a provider of identification and credential verification services, until September 2008. Mr. Murray’s forty-year career in the financial services industry, including twenty years as the chief executive officer of a company with over 50,000 employees, give him experience that is valued by the Board. The Board believes that Mr. Murray’s many years of corporate management experience in a highly regulated industry make him especially qualified to serve in the Lead Director role.

C.A. Lance Piccolo	Director since March 2007	Age 69

Mr. Piccolo has been Chief Executive Officer of HealthPic Consultants, Inc., a private consulting company, since September 1996. From 2004 until December 2006, Mr. Piccolo also served as Chairman and CEO of Benchmark Medical, Inc. (now known as Physiotherapy Associates), a leader in outpatient rehabilitation services. From August 1992 until September 1996, he was Chairman of the Board and Chief Executive Officer of Caremark International Inc. Mr. Piccolo also serves as a director of NovaMed, Inc., an eye care services company, and MedAssets, Inc., a provider of technology-enabled finance-related products and services for hospitals and health systems. Mr. Piccolo previously served as vice chairman of the board of Caremark Rx, Inc. from September 1996 until the closing of the CVS/Caremark merger, when he became a director of CVS Caremark. He also previously served as a director of Chemtura Corporation, a polymer and specialty products manufacturer, until February 2009. We believe that Mr. Piccolo’s experience as a senior executive in the pharmacy benefit services industry, as well as his subsequent career as a consultant and board member focused in the health care industry, provide him with an important background for service on our Board.

Sheli Z. Rosenberg	Director since May 1997	Age 68

Ms. Rosenberg has been an Adjunct Professor at Northwestern University’s J.L. Kellogg Graduate School of Business since 2003, and is the former President, Chief Executive Officer and Vice Chairwoman of Equity Group Investments, L.L.C., a privately held real estate investment firm, having held those titles at various times from 1994 through 2002. Ms. Rosenberg is currently a director of Equity Lifestyle Properties, Inc., a real estate investment trust, Ventas, Inc., a health care real estate investment trust, and Nanosphere, Inc., a molecular diagnostics products company, and is a trustee of Equity Residential, a real estate investment trust. She was formerly a director of Avis Budget Group, Inc., a vehicle rental company, until April 2008. Ms. Rosenberg’s vast and varied experience in the legal and real estate fields, as well as her years of service on many public company boards and committees, present a compelling rationale for the Board to benefit from her talent, contributions and leadership role as a Director.

Thomas M. Ryan	Director since July 1996	Age 57

Mr. Ryan has been Chairman of the Board of CVS Caremark Corporation since November 2007 and President and Chief Executive Officer of CVS Caremark Corporation since May 1998 and also was Chairman of CVS Corporation from April 1999 until the closing of the CVS/Caremark merger in March 2007. Mr. Ryan is a director of Bank of America Corporation, a financial services company, and Yum! Brands, Inc., a quick service restaurant company. He was also a director of Reebok International Ltd. until its acquisition by Adidas-Solomon AG was completed in January 2006. Mr. Ryan has been with CVS Caremark for 35 years, rising in the ranks from in-store pharmacist to CEO, and he provides the Board with invaluable experience and insight into the retail drugstore and health care industries.

Richard J. Swift	Director since September 2006	Age 65

Mr. Swift is the former Chairman of the Board, President and Chief Executive Officer of Foster Wheeler Ltd., an international engineering and construction firm, having served in those positions from April 1994 until his retirement in October 2001. Mr. Swift also served as a member and as Chairman of the Financial Accounting Standards Advisory Council (“FASAC”) from 2002 until his retirement from FASAC in December 2006. Mr. Swift is also a director of Public Service Enterprise Group Incorporated, an energy company, Ingersoll-Rand PLC, a diversified industrial company, Kaman Corporation, a diversified manufacturer and distributor, and Hubbell Incorporated, an electrical and electronic products company. The Board greatly values Mr. Swift’s financial expertise, including his experience at FASAC and with various public company boards and audit committees for over thirty years of combined service. Mr. Swift is an audit committee financial expert and his accounting and financial skills are important to the oversight of our financial reporting, enterprise and operational risk management. He is also a Licensed Professional Engineer.

The Board of Directors recommends a vote FOR the election of all nominees.

ITEM  2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors has appointed Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2010, and recommended to our full Board of Directors that it approve that appointment. We are submitting the appointment by the Committee to you for your ratification.

Fees of Principal Accounting Firm

The following table summarizes the fees paid to Ernst & Young for services rendered during fiscal 2009 and 2008.

	Fiscal Year Ended 12/31/09	Fiscal Year Ended 12/31/08
Audit Fees (1)	$5,351,497	$4,874,500
Audit Related Fees (2)	$2,161,000	$1,889,500
Tax Fees (3)	$48,916	$123,452
All Other Fees	—	—

(1)	Represents the aggregate fees and expenses billed for the audit of our consolidated financial statements and the audit of our internal control over financial reporting for the fiscal year, the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services provided in connection with statutory and regulatory filings for the fiscal year.

(2)	Represents the aggregate fees billed for audit and other services that are typically performed by auditors, including audits of our employee benefit plans and our charitable foundations, procedures performed and reported on under Statements on Auditing Standards (SAS 70 reports), and professional services to assist management in planning, organizing and reviewing certain items that will be required to fulfill management’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002.

(3)	Represents the aggregate fees billed for tax compliance, consulting and related services.

Fee Approval Policy

All audit services, audit-related services and tax services were pre-approved by the Audit Committee. The Audit Committee has considered whether Ernst & Young’s provision of services is compatible with maintaining Ernst & Young’s independence. The Audit Committee’s audit approval policy provides for pre-approval of audit, audit-related and tax services that are specifically described on an annual basis to the Committee and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, so long as such pre-approvals are reported to the full Committee at its next scheduled meeting.

Representatives of Ernst & Young will be at the annual meeting to answer your questions and will have the opportunity to make a statement if they so desire.

If you do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment. Even if you do ratify the appointment, the Audit Committee retains its discretion to reconsider its appointment if it believes necessary in the best interest of the Company and the stockholders.

The Board of Directors recommends a vote FOR this proposal.

ITEM  3:  ADOPTION OF THE COMPANY’S 2010 INCENTIVE COMPENSATION PLAN

In May 2004, our stockholders last approved our 1997 Incentive Compensation Plan (the “1997 Plan”) and an increase in the shares available for issuance under the 1997 Plan was last approved by stockholders in 2001. Currently, no Awards may be granted under the 1997 Plan after April 16, 2011, which is the expiration date set forth in the 1997 Plan. In 2007, stockholders approved our 2007 Incentive Plan (the “2007 Plan”) for cash awards, which previously had been made under the 1997 Plan.

In order to permit Awards to be granted after April 16, 2011, on March 10, 2010 the Board adopted and recommended for approval at this year’s annual meeting of stockholders the Company’s 2010 Incentive Compensation Plan (the “2010 Plan”). Except for our 2007 Employee Stock Purchase Plan, the 2010 Plan will be the only compensation plan under which the Company grants stock options, restricted stock and other equity-based awards to its employees. These Awards have enabled and will continue to enable CVS Caremark to attract and retain key employees and enable those employees to acquire and/or increase their proprietary interest in CVS Caremark, thereby aligning their interests with the interests of CVS Caremark’s stockholders.

In the event this proposal is approved by our stockholders, no further awards will be made under the 1997 Plan or the 2007 Plan after May 12, 2010. As of March 15, 2010, the closing sale price of CVS Caremark’s common stock on the NYSE was $34.73.

The following is a brief description of the material features of the 2010 Plan. The full text of the 2010 Plan is set forth in Exhibit C to this Proxy Statement and the description set forth below is qualified in its entirety by reference to Exhibit C.

Types of Awards. The terms of the 2010 Plan provide for grants of stock options, restricted stock, restricted stock units, stock appreciation rights (SARs), deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock, or other property (“Awards”).

Shares Subject to the 2010 Plan; Annual Per-Person Limitations. Under the 2010 Plan, the total number of shares of CVS Caremark common stock reserved and available for delivery to participants in connection with Awards is 78 million. As of March 15, 2010, there were approximately 42 million shares available for grants under the 1997 Plan that is to be terminated. Therefore, the 2010 Plan will add only 36 million shares to our prior equity awards capacity. In addition, the Company will terminate the Caremark Rx, Inc. 2004 Incentive Stock Plan, thereby retiring a significant number of shares that have been available for grant, but have not been utilized by the Company because of incompatible grant provisions. Further, the number of shares of CVS Caremark common stock subject to awards under the 1997 Plan which become available (generally due to cancellation or forfeiture) after May 12, 2010 can again be used for grants and shares subject to an Award under the 2010 Plan that is cancelled or forfeited, expires, or is settled in cash or otherwise terminated without delivery of shares, including when shares are withheld in payment of taxes or the exercise price of an Award or when shares are surrendered in payment of taxes or an exercise price, will again be available for Awards under the 2010 Plan; provided, however, that the total number of shares of CVS Caremark stock with respect to which incentive stock options (“ISOs”) may be granted shall not exceed eight million. Any shares of CVS Caremark stock delivered under the 2010 Plan may consist of authorized and unissued shares or treasury shares. CVS Caremark stock subject to an Award that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of shares to the participant, will again be available for Awards under the 2010 Plan.

The 2010 Plan imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Internal Revenue Code (the “IRC”). Under these limitations, during any fiscal year the number of options, shares of restricted stock, restricted stock units, shares of deferred stock, shares of CVS Caremark stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant shall not exceed three million shares for each type of such Award, subject to adjustment in certain circumstances. The maximum cash amount that may be earned as a final annual incentive award or other annual cash Award in respect of any fiscal year by any one participant is $10 million, and the maximum cash amount that may be earned as a final performance award or other cash Award in respect of a performance period other than an annual period by any one participant on an annualized basis is $5 million.

The Management Planning and Development Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the 2010 Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the CVS Caremark stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, accounting principles, or other special events.

Eligibility. Executive officers and other officers and employees of CVS Caremark or any subsidiary, and any person who is a non-employee director of CVS Caremark, shall be eligible to be granted Awards under the 2010 Plan. It is anticipated that approximately 28,500 persons will be eligible to receive Awards under the 2010 Plan.

If applicable as part of their annual compensation for serving on the Board, each non-employee director of the Company will be eligible to receive Awards under the 2010 Plan and to elect to defer any Awards under the 2010 Plan.

Administration. The 2010 Plan is administered by the Management Planning and Development Committee of the Board of the Directors (the “Committee”), except to the extent the Board elects to administer the 2010 Plan. Subject to the terms and conditions of the 2010 Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares of CVS Caremark stock or dollar amounts to which Awards will relate, specify times at which Awards will be exercisable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2010 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2010 Plan. The 2010 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2010 Plan.

Stock Options and SARs. The Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and nonqualified stock options (i.e., options not qualifying as ISOs) and SARs entitling the participant to receive the excess of the fair market value of a share of CVS Caremark stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR is determined by the Committee, but must not be less than the fair market value of a share of CVS Caremark stock on the date of grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options or SAR at or following termination of employment generally is fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, CVS Caremark stock, outstanding Awards, or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time.

Repricing. The Committee shall not, without further approval of CVS Caremark stockholders, grant any Award under the 2010 Plan or make any payment or exchange that would constitute a “repricing” of any option or SAR granted under the 2010 Plan.

Restricted Stock, Restricted Stock Units and Deferred Stock. The Committee is authorized to grant restricted stock, restricted stock units and deferred stock. Restricted stock is a grant of CVS Caremark stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a restricted period specified by the Committee. Restricted stock and restricted stock units typically vest over a three-year period, or if based on performance requirements typically vests over a minimum period of one year. A participant granted restricted stock generally has all of the rights of a stockholder of CVS Caremark, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. A restricted stock unit on an award of deferred stock confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, a restricted stock unit or an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on an accrual basis, cash, shares, or other property equal in value to dividends paid on a specific number of shares or other periodic payments. Dividend equivalents may be granted on a free-standing basis or in connection with another Award, except stock options and SARs, may be paid currently or on an accrued basis, and, if accrued, may be deemed to have been reinvested in additional shares, Awards, or other investment vehicles specified by the Committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares of stock granted in lieu of cash compensation shall be reasonable, as determined by the Committee.

Other Stock-Based Awards. The 2010 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon performance of CVS Caremark or any other factors designated by the Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding and forfeiture conditions and restrictions on Awards. Other stock-based awards typically vest over a three-year period, or if based on performance requirements typically vest over a minimum period of one year.

Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, the 2010 Plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of pre-established performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Committee expects may, for the year in which a deduction arises, be among the CEO and other highly-compensated executive officers subject to the limitation on tax deductibility under IRC Section 162(m), will, if so intended by the Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” under IRC Section 162(m).

The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of (i) one or more business criteria, and (ii) targeted level(s) of performance with respect to each business criterion. In the case of performance awards intended to meet the requirements of IRC Section 162(m), the business criteria used must be one of those specified in the 2010 Plan, although for other participants the Committee may specify any other criteria. The business criteria specified in the 2010 Plan are: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin; (8) Common Knowledge Retail Customer Service score or a similar customer service measurement as measured by a third-party administrator; (9) Pharmacy Benefit Services Customer Satisfaction score (10) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; or operating earnings; (11) total stockholder return; or (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, Standard & Poor’s 500 Stock Index or a group of comparable companies.

In granting annual incentive or performance awards, the Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described in the preceding paragraph. During the first 90 days of a fiscal year or other performance period (or such other period as permitted under IRC Section 162(m)), the Committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or other performance period, either out of the pool or otherwise. After the end of each fiscal year or other performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant. The Committee may, in its discretion, determine that the amount payable as a final annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify under IRC Section 162(m).

Subject to the requirements of the 2010 Plan, the Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

Other Terms of Awards. Awards may be settled in the form of cash, CVS Caremark stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of CVS Caremark’s obligations under the 2010 Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2010 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

Awards under the 2010 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2010 Plan, awards under other plans of CVS Caremark, or other rights to payment from CVS Caremark, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

Unless the Award agreement specifies otherwise, the Committee may cancel or rescind Awards if the participant fails to comply with certain non-competition, confidentiality, intellectual property or other covenants. For instance, Awards may be canceled or rescinded if the participant engages in competitive activity while employed with CVS Caremark or within a specified period following termination of employment. In addition, Awards under the 2010 Plan will be subject to the CVS Caremark Recoupment Policy as in effect from time to time (for more information on such policy see page 33, above).

Acceleration of Vesting. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a change in control of CVS Caremark except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. “Change in control” is defined in the 2010 Plan to include a variety of events, including significant changes in the stock ownership of CVS Caremark, changes in CVS Caremark’s board of directors, certain mergers and consolidations of CVS Caremark and the sale or disposition of all or substantially all the consolidated assets of CVS Caremark.

Amendment and Termination of the 2010 Plan. The Board may amend, alter, suspend, discontinue, or terminate the 2010 Plan or the Committee’s authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the 2010 Plan. Unless earlier terminated by the Board or extended by the stockholders, the 2010 Plan will have a term that expires on May 11, 2020, after which no further Awards may be made, provided, however, that the provisions of the Plan shall continue to apply to Awards made prior to such date. Additionally, the 2010 Plan will terminate at such time as no shares remain available for issuance under the 2010 Plan and CVS Caremark has no further rights or obligations with respect to outstanding Awards under the 2010 Plan.

Federal Income Tax Implications of the 2010 Plan. The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the 2010 Plan.

The grant of an option will create no tax consequences for the participant or CVS Caremark. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

CVS Caremark generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. CVS Caremark generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, CVS Caremark will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

With respect to Awards granted under the 2010 Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. CVS Caremark generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. CVS Caremark generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of IRC Section 280G and, to such extent, will be non-deductible by CVS Caremark and subject to a 20% excise tax by the participant. The foregoing summary of the federal income tax consequences in respect of the 2010 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

Awards under 2010 Plan. Awards to be granted after May 12, 2010 under the 2010 Plan are not determinable at this time. For information on awards made to NEOs under the 1997 Plan and the 2007 Plan, see the tables on pages 36-40.

The Board of Directors recommends a vote FOR adoption of the 2010 Incentive Compensation Plan.

The following table summarizes information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2009.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (1)
Equity compensation plans approved by stockholders (2)	66,269	$29.14	53,006
Equity compensation plans not approved by stockholders	—	—	—
Total	66,269	$29.14	53,006

(1)	Shares in thousands.
(2)	The number of shares available for delivery under the 1997 Incentive Compensation Plan is subject to adjustment by 9.4% of the number of shares of common stock issued or delivered by the Company during the term of the Plan (excluding any issuance or delivery in connection with awards, or any other compensation or benefit plan of the Company).

ITEM  4:  ADOPTION OF A PROPOSAL TO AMEND THE COMPANY’S CHARTER TO ALLOW STOCKHOLDERS TO CALL SPECIAL MEETINGS

The Board recommends that the Company’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) that would add a right permitting holders of record of at least twenty-five (25%) percent of the voting power of the Company’s outstanding capital stock to call a special meeting of stockholders by written request filed with the Secretary of the Corporation and otherwise in accordance with the By-laws (such By-laws, amended as described below). Currently, only the Board, the Chairman of the Board and the CEO of the Company may call a special meeting of stockholders.

The Board believes that establishing an ownership threshold of at least 25% in order for stockholders to request a special meeting strikes an appropriate balance between enhancing the rights of stockholders and seeking to avoid the situations that could arise if the threshold were set too low. The Board believes that calling a special meeting of stockholders is not a matter to be taken lightly. We believe that a special meeting should only be held to cover special or extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expeditious basis, rather than waiting until the next annual meeting. Organizing and preparing for a special meeting involves significant management commitment of time and focus, and imposes substantial legal, administrative and distribution costs. We believe that setting the threshold too low carries a risk of frequent meeting requests, potentially covering agenda items relevant to particular constituencies as opposed to stockholders generally, with attendant significant cost, management distraction and diversion of management and financial resources. We therefore believe that a lower threshold would not be in the best interest of stockholders.

The Board has also adopted corresponding amendments to the CVS Caremark Amended and Restated By-laws (the “By-laws”), effective upon the approval by stockholders of the Company’s proposal to amend the Charter. The By-laws contain procedural and informational requirements for stockholders to call a special meeting, including that: no business may be conducted at the special meeting except as set forth in the Company’s notice of meeting; no stockholder special meeting request may be made during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; a special meeting request cannot cover business substantially similar to what was covered at an annual or special meeting held not more than 120 days before the special meeting request was received by the Secretary; a special meeting will not be held if similar business is to be covered at an annual or special meeting called by the Board to be held within 90 days after the special meeting request is received by the Secretary; any shares beneficially owned or held of record as of the date of the request and sold by the requesting holder prior to the meeting will be treated as a revocation of the request to the extent of the shares sold; in determining whether the 25% threshold has been satisfied where multiple requests are submitted, only requests submitted within 60 days of the first such request and covering substantially the same matter to be acted on at the meeting will be considered together and aggregated; and the requesting stockholder’s notice must include information (as specified in the amended By-laws) as to the business proposed to be conducted, as to each nominee (if applicable), and as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made.

The complete text of the proposed Charter amendment is set forth in Exhibit D and the proposed amended By-laws are set forth in Exhibit E.

The amendment to our Charter under this Item 4 requires the affirmative vote of a majority of our outstanding shares of common stock voting together in a single class. If the amendment of the Charter is approved, it will become effective upon filing with the Delaware Secretary of State, which filing would be made promptly after the annual meeting.

The Board of Directors recommends a vote FOR this proposal to amend the Company’s Charter.

ITEM 5: STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS AND EXPENDITURES

On or about November 24, 2009, the Company received the following proposal from Pax World Mutual Funds, 30 Penhallow Street, Ste. 400, Portsmouth, NH 03801, beneficial owner of a total of 481,000 shares of the Company’s stock. In accordance with SEC rules, we are reprinting the proposal and supporting statement (the “Pax World Proposal”) in this proxy statement as they were submitted to us:

Political Contributions Transparency

Resolved: The shareholders of CVS Caremark Corporation (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing its:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162(e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	an accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.	identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.	the internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of CVS Caremark, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

CVS Caremark contributed approximately $6.8 million in corporate funds since the 2002 election cycle. (CQ’s PoliticalMoneyLine: http://moneyline.cq.com/pm1/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.) However, relying on publicly available data does not provide a complete picture of CVS Caremark’s political expenditures. For example, its payments to trade associations used for political activities are undisclosed and unknown. Our Company does not disclose its political expenditures or the guidelines that help the Company determine the appropriateness of such expenditures. Trade associations engage in political activity that may support or conflict with the Company’s positions on important issues like universal access to healthcare, biomedical research and women’s health choices. Adoption of this proposal, which asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations, would align our Company with a growing number of companies that support political disclosure and accountability. Company disclosure will also help assure that trade associations are meeting their legal obligation in reporting political and lobbying activity and that those activities are consistent with the interests of CVS Caremark as a member of a trade association.

We urge your support for this critical governance reform. CVS Caremark’s Board and shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets.

Statement of the Board Recommending a Vote AGAINST the Pax World Proposal

The Board of Directors has considered the Pax World Proposal and while it supports the transparency and accountability objectives, it believes that the adoption of the Pax World Proposal is unnecessary and would not be in the best interests of the Company or our stockholders. CVS Caremark seeks to be an effective participant in the political process by making prudent political contributions consistent with federal, state and local laws.

It is CVS Caremark policy that the CEO and the Board are exclusively responsible for determining the Company’s political interests and, subject to compliance with applicable laws and with the advice of counsel, deciding how to further those interests. This proposal is unnecessary because CVS Caremark’s business is subject to extensive regulation at the federal, state and local levels and we comply with all disclosure requirements of applicable law. CVS Caremark believes it has a responsibility to its clients, shareholders and employees to be engaged in the political process to both protect and promote our shared interests.

Corporate contributions by the Company are prohibited at the federal level; therefore, CVS Caremark does not make any at that level. Political contributions to federal candidates, political party committees and political action committees are made by the Company’s federal political action committee (“CVS-FPAC”), which is funded by voluntary contributions. The activities of CVS-FPAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. CVS-FPAC files monthly reports of receipts and disbursements with the Federal Election Commission (the “FEC”), as well as pre-election and post-election FEC reports. All political contributions over $200 are shown in the public information made available to the FEC. Under the Lobbying Disclosure Act of 1995, CVS Caremark submits to Congress semi-annual reports, which are publicly available.

At the state level, the Company’s political contributions are also subject to regulation. Although some states have not banned corporate contributions to candidates or political parties, all states require that such contributions be disclosed either by the recipient or by the donor. Any information regarding the corporate contributions made by CVS Caremark to state candidates or political parties is publicly available.

CVS Caremark provides an opportunity for its employees to participate in the political process by joining the Company’s voluntary employee political action committee (“CVS-EPAC”). CVS-EPAC allows employees to pool their financial resources to support federal, state and local candidates, political party committees and political action committees. The political contributions made by CVS-EPAC are funded entirely by the voluntary contributions of our employees. No corporate funds are used. CVS-EPAC complies in the same manner as CVS-FPAC with all of the reporting requirements under applicable law.

After reviewing the relevant disclosure laws, the Board has concluded that ample disclosure exists regarding our political contributions to address the concerns cited in this proposal. The Company believes this proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions already exists. Furthermore, the Company is involved in a number of legislative initiatives that could significantly affect its business and operations. Parties with adverse interests also participate in the political process for their own business reasons and therefore any unilateral expanded disclosure by CVS Caremark could benefit these parties to the detriment of the Company and its stockholders.

Accordingly, the Board recommends a vote AGAINST the Pax World Proposal.

ITEM 6: STOCKHOLDER PROPOSAL REGARDING PRINCIPLES TO STOP GLOBAL WARMING

On or about November 23, 2009, the Company received the following proposal from The American Federation of Labor and Congress of Industrial Organizations Reserve Fund (“AFL-CIO”), 815 16th Street, N.W., Washington, DC 20006, beneficial owner of 1,092 shares of the Company’s stock. In accordance with SEC rules, we are reprinting the proposal and supporting statement (the “AFL-CIO Proposal”) in this proxy statement as they were submitted to us:

Principles to Stop Global Warming

RESOLVED: The Shareholders of CVS Caremark Corporation (the “Company”) urge the Board of Directors (the “Board”) to adopt principles for national and international action to stop global warming, based upon the following six principles:

1.	Reduce emissions to levels guided by science to avoid dangerous global warming.

2.	Set short-and-long term emissions targets that are certain and enforceable, with periodic review of the climate science and adjustments to targets and policies as necessary to meet emissions reduction targets.

3.	Ensure that states and localities continue their pioneering efforts to address global warming.

4.	Establish a transparent and accountable market-based system that efficiently reduces carbon emissions.

5.	Use revenues from the carbon market to:

■	Keep consumers whole as our nation transitions to clean energy;

■	Invest in clean energy technologies and energy efficiency measures;

■	Assist states, localities and tribes in addressing and adapting to global warming impacts;

■	Assist workers, businesses and communities, including manufacturing states, in a just transition to a clean energy economy;

■	Support efforts to conserve wildlife and natural systems threatening by global warming; and

■	Work with the international community, including business, labor and faith leaders, to provide support to developing nations in responding and adapting to global warming. In addition to other benefits, these actions will help avoid the threats to international stability and national security posed by global warming.

6.	Ensure a level global playing field by providing incentives for emission reductions and effective deterrents so that countries contribute their fair share to the international effort to combat global warming.

Stockholder Supporting Statement

The President of the United States, the Congress and heads of state of America’s global trading partners all agree that global warming is a clear and present danger and must be stopped.

The President has warned that “the threat from climate change is serious, it is urgent, and is it growing. Our generation’s response to this challenge will be judged by history, for if we fail to meet it – boldly, swiftly, and together – we risk consigning future generations to an irreversible catastrophe.” [Speech to G-20, 9/22/2009].

Leading companies, including Alcoa, Apple, Caterpillar, Deere, Dow Chemical, Duke Energy, Entergy, Gap, General Electric Company, IBM, Johnson & Johnson, PepsiCo, Starbucks and Xerox have recognized that the way forward must include national legislation and international treaties to effectively stop global warming.

Our Company and its shareholders would realize significant gains from the Board’s adoption of principles to stop global warming.

We urge you to vote FOR this proposal.

Statement of the Board Recommending a Vote AGAINST the AFL-CIO Proposal

The Board of Directors has considered the AFL-CIO Proposal and does not believe that adoption by the Company of the principles outlined in this proposal is necessary for a solution to global warming, nor is it in the best interests of CVS Caremark or its stockholders. CVS Caremark supports efforts to reduce the environmental impact from its operations, and is committed to fostering a culture of environmental responsibility within the Company and throughout our supply chain, as described in the 2008 Corporate Social Responsibility Report (available at: http://info.cvscaremark.com/investors; the “Report”). The Report evidences the Company’s interest in being transparent about its social practices. In the Report, CVS Caremark discloses its 2008 carbon footprint as measured in accordance with standards established by the Massachusetts Institute of Technology. The Report also highlights the many ways in which the Company strives to reduce this footprint, including: (i) improvements to lighting, (ii) integrated energy management, (iii) sustainable building design and construction, and (iv) enhancements to transportation equipment and distribution processes. These green initiatives are governed by the Company’s Environmental Leadership Council.

CVS Caremark agrees with the proposition that global warming is a significant national and international policy issue, but the Company’s annual meeting is not the proper forum for this important debate. The Company does not believe that a single organization should define a set of principles that might constrain the Company’s efforts in responding to environmental concerns. Adopting these principles could limit the Company’s ability and effectiveness in working on a range of possible solutions to these complex issues.

The Board has determined that the most significant ways in which CVS Caremark can minimize its impact on the environment is to increase the energy efficiency of its operations and to strive to reduce its carbon footprint in a manner that benefits customers, employees and the environment. The Company has fully disclosed such initiatives in the Report. The Company believes that adopting the principles contained in this proposal would not further the interests of the Company or its stockholders with respect to achieving the Company’s environmental goals.

Accordingly, the Board recommends a vote AGAINST the AFL-CIO Proposal.

ITEM 7: OTHER MATTERS

We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is presented, your proxy will vote on the matter in his or her best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and any persons who own more than 10% of our common stock (“reporting persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These reporting persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 that they file with the SEC, though as a practical matter the Company assists its directors and executive officers by monitoring transactions and completing and filing such forms on their behalf. Based on a review of such forms filed with the SEC and written representations from our reporting persons, CVS Caremark believes that all forms were filed in a timely manner during fiscal 2009, except David M. Denton and Jonathan C. Roberts each filed a Form 4 several days late, due to a clerical error that occurred upon the release of certain shares of deferred stock.

Stockholder Proposals and Other Business for our Annual Meeting in 2011

If you want to submit a proposal for possible inclusion in our proxy statement for the 2011 annual meeting of stockholders, you must ensure your proposal is received by us on or before December 2, 2010 and is otherwise in compliance with the requirements of SEC rules.

In addition, if a stockholder would like to present business at an annual meeting of stockholders that is not to be included in the Company’s proxy statement, the stockholder must provide notice to the Company as provided in its by-laws. Such notice must be addressed to the Corporate Secretary of the Company and must arrive at the Company in a timely manner, between 90 and 120 days prior to the anniversary of our last annual meeting, which would be between January 12 and February 11, 2011. Under our by-laws, any stockholder notice for presenting business at a meeting must include, among other things (i) the name and address, as they appear in the Company’s books, of the stockholder giving the notice, (ii) the class and number of shares of the Company that are beneficially owned by the stockholder (including information concerning derivative ownership and other arrangements concerning our stock), (iii) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, and (iv) any material interest of the stockholder in such business. See “Corporate Governance and Related Matters – Director Nominations” for a description of the information required for director nominations.

Thomas M. Ryan

Chairman of the Board, President

and Chief Executive Officer

April 2, 2010

Exhibit A

CVS Caremark Corporation

Nominating and Corporate Governance Committee

Director Qualification Criteria

In recognition of the fact that the selection of qualified directors is complex and crucial to the long-term success of the Company, the Nominating and Corporate Governance Committee has established the following guidelines for the identification and evaluation of candidates for membership on the Company’s Board of Directors.

Candidates should be distinguished individuals who are prominent in their fields or otherwise possess exemplary qualities that will enable them to effectively function as directors of the Company. While the Nominating and Corporate Governance Committee does not believe it appropriate at this time to establish any specific minimum qualifications for candidates, the Nominating and Corporate Governance Committee shall focus on the following qualities in identifying and evaluating candidates for Board membership:

•	Background, experience and skills
•	Character, reputation and personal integrity
•	Judgment
•	Independence
•	Diversity
•	Commitment to the Company and service on the Board
•	Any other factor or factors that the Nominating and Corporate Governance Committee may determine to be relevant and appropriate

Recognizing that the overall composition of the Board is essential to the effective functioning of the Board, the Nominating and Corporate Governance Committee shall make these determinations in the context of the existing composition of the Board so as to achieve an appropriate mix of backgrounds, skills, diversity and qualities.

In making its determinations, the Nominating and Corporate Governance Committee shall take into account all applicable legal, regulatory and stock exchange requirements concerning the composition of the Board and its committees.

The Nominating and Corporate Governance Committee shall review these guidelines from time to time as appropriate (and in any event at least annually) and modify them as it deems appropriate.

A-1

Exhibit B

CVS Caremark Corporation

Categorical Standards to Assist in Independence Determinations

Our Board has adopted the following categorical standards to assist in making director independence determinations. Any relationship or set of facts that falls within the following standards or relationships will not, in itself, preclude a determination of independence:

(1) Charitable donations or pledges. Charitable donations made to a tax-exempt organization of which a director (or a member of his or her immediate family) is an executive officer or otherwise made at the behest of the director where the amounts donated for any calendar year do not exceed the greater of $120,000 or 2% of the consolidated gross revenues of the charitable organization.

(2) Commercial banking or investment banking relationships. A situation in which a director or an immediate family member of a director is an employee of a commercial or investment bank that has relationships or dealings with or provides services to the Company that do not cross the bright-line tests referred to in paragraph (4) below.

(3) Ordinary course commercial relationships. A situation in which a director (or a member of his or her immediate family) is a director, officer, employee or significant stockholder of an entity with which the Company has ordinary course business dealings that do not cross the bright-line tests referred to in paragraph (4) below and where the director (or immediate family member) is not directly responsible for or involved in the entity’s business dealings with the Company.

(4) NYSE Listed-Company Bright-Line Tests. Any relationship or set of facts that falls within the standards permitted by the bright-line tests set forth in Section 303A.02(b)(i)-(v) of the NYSE’s Listed Company Manual, which are summarized below. (For example: an arrangement whereby a director’s son received a one-time payment of $50,000 for consulting work to the Company in the past year would fall within the range of payment permitted by Section 303A.02(b)(ii) and would not preclude an independence determination for that director.)

NYSE Bright-Line Tests

For Director Independence

The following summarizes the standards set forth in Section 303A.02(b)(i)-(v) of the NYSE’s Listed Company Manual (excluding, for sake of brevity, the related Commentary):

(i) A director who is an employee, or whose immediate family member is an executive officer, of the company is not independent until three years after the end of such employment relationship.

(ii) A director who receives, or whose immediate family member receives, more than $120,000 in any 12-month period in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 in such compensation in any 12-month period.

(iii) A director who is, or whose immediate family member is, a current partner of a firm that is the company’s internal or external auditor, or a director who is a current employee of such a firm, or if a director’s immediate family member is a current employee of such firm and participates in the firm’s audit, assurance or tax compliance practice, or a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such firm and personally worked on the listed company’s audit within that time.

B-1

(iv) A director who is, or whose immediate family member is, or in the last three years has been, employed as an executive officer of another company where any of the listed company’s executives at the same time serve or served on that company’s compensation committee.

(v) A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

B-2

Exhibit C

2010 Incentive Compensation Plan

of

CVS Caremark Corporation

1. Purpose. The purpose of this 2010 Incentive Compensation Plan (the “Plan”) is to assist CVS Caremark Corporation, a Delaware corporation (the “Corporation”), and its subsidiaries in attracting, retaining and rewarding high-quality executives, employees, and other persons who provide services to the Corporation and/or its subsidiaries, to enable such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation’s stockholders and to provide such persons with short- and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Corporation.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 9(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b) “Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Deferred Stock, Stock granted as a bonus or in lieu of another award, Stock awarded to a director pursuant to Section 8, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 11(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Corporation’s Board of Directors.

(f) “Change in Control” means Change in Control as defined with related terms in Section 10 of the Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means a committee of two or more directors designated by the Board to administer the Plan.

(i) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 9(e) of the Plan.

(j) “Deferred Stock” means a right, granted to a Participant under Section 6(f) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(k) “Dividend Equivalent” means a right, granted to a Participant under Section 6(h), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l) “Effective Date” means May 12, 2010.

(m) “Eligible Person” means each Executive Officer and other officers and employees of the Corporation or of any subsidiary, including such persons who may also be directors of the Corporation, and any Eligible Director. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the Plan.

(n) “Eligible Director” means a director of the Corporation who at the relevant time is not, and for the preceding 12 months was not, an employee of the Corporation or its subsidiaries.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(p) “Executive Officer” means an executive officer of the Corporation as defined under the Exchange Act.

(q) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the date on which the determination of fair market value is being made.

(r) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto; provided, however, that only an Eligible Person who is an employee within the meaning of Code Section 422 and the regulations thereunder shall be eligible to receive an ISO.

(s) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(t) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(u) “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(v) “Performance Award” means a right, granted to a Participant under Section 9 hereof, to receive Awards based upon performance criteria specified by the Committee.

(w) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(x) “Prior Plan” means the CVS Caremark Corporation 1997 Incentive Compensation Plan, as amended.

(y) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(z) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Unit” means a contractual right granted under Section 6(d) that represents a right to receive the value of a share of Stock upon the terms and conditions set forth in the Plan and the applicable Award agreement.

(bb) “Rule 16b-3” means Rule 16b-3, as in effect from time to time and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(cc) “Stock” means the Corporation’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 11(c) hereof.

(dd) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(ee) “Substitute Award” means an Award granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation or with which the Corporation combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board”. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Corporation, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries, Participants, Beneficiaries, transferees under Section 11(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted by applicable law, the Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to rely or act upon in good faith any report or other information furnished to him or her by any executive officer, other officer or employee of the Corporation or a subsidiary, the Corporation’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) seventy-eight (78) million, plus (ii) the number of shares of Stock subject to awards under the Prior Plan which become available in accordance with Section 4(c) hereof after the date on which stockholders of the Corporation originally approved the adoption of this Plan; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed eight (8) million. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of Awards or relating to then-outstanding Awards. Notwithstanding the foregoing, Awards settleable only in cash shall not reduce the number of shares of Stock available under the Plan and Stock issued for Substitute Awards shall not count against the limits of Section 4(a). The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered Under Awards. Shares of Stock subject to an Award under the Plan or an award under the Prior Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than three (3) million shares of Stock, subject to adjustment as provided in Section 11(c), under each of Sections 6(b) through 6(h), 9(b) and 9(c). In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Participant shall be ten million dollars ($10,000,000), and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Participant on an annualized basis shall be five million dollars ($5,000,000).

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6, and with respect to directors of the Corporation, in Section 8. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment of the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under the first sentence of Section 7(a) hereof.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any subsidiary, or other property, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock and Restricted Stock Units. The Committee is authorized to grant Restricted Stock or Restricted Stock Units to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 11(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant. Restricted Stock Units may be settled in Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock and Restricted Stock Units that are at that time subject to restrictions shall be forfeited, provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock and Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock and Restricted Stock Units.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed. The Committee shall determine and specify in the Restricted Stock Unit Agreement the effect, if any, of dividends paid on Stock during the period such Award is outstanding.

(e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Corporation in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g) Dividend Equivalents. Except with respect to Options and SARs, the Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted at any time, either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any subsidiary, or any business entity to be acquired by the Corporation or a subsidiary, or any other right of a Participant to receive payment from the Corporation or any subsidiary, but if an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Corporation or any subsidiary, in which the value of Stock subject to the Award (for example, Deferred Stock or Restricted Stock) is equivalent in value to the cash compensation, provided, however, that any such Award that is an Option shall have an exercise price that is at least one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant of such Option. Notwithstanding the foregoing language of this Section 7(a), no outstanding Option or SAR may be amended to decrease the exercise price except in accordance with Section 11(c) and no outstanding Option or SAR may be surrendered in exchange for another Award.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of ten (10) years (or such shorter term as may be required in respect of an ISO under Code Section 422).

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan, including but not limited to Section 11(l), and any applicable Award agreement, (i) payments to be made by the Corporation or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, (ii) the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control), (iii) installment or deferred payments may be required by the Committee (subject to Section 11(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee, and (iv) payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Cancellation and Rescission of Awards. Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, and the Corporation shall have the additional rights set forth in Section 7(e)(iv) below, if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan including the following conditions:

(i) While employed by the Corporation or one of its subsidiaries, a Participant shall not render services for any organization or engage directly or indirectly in any business that, in the judgment of the Chief Executive Officer of the Corporation or other senior officer designated by the Committee, is or becomes competitive with the Corporation.

(ii) A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant either during or after employment with the Corporation.

(iii) A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

(iv)(A) Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of this Section 7(e) prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Corporation shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment or delivery. Within ten (10) days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Corporation the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

(B) To the extent determined by the Committee, all Awards shall be subject to the terms and conditions of the Corporation’s recoupment policy as it exists from time to time.

(f) Limitation of Vesting of Certain Awards. Notwithstanding anything in this Plan to the contrary, Restricted Stock, Restricted Stock Units, Deferred Stock, and Other Stock-Based Awards, as described in Section 6(d), 6(e) and 6(h) of the Plan, respectively, granted to employees generally will vest over a minimum period of three (3) years, except in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances and (i) Restricted Stock, Restricted Stock Units, Deferred Stock, and Other Stock-Based Awards as to which either the grant or the vesting is based on the achievement of one or more performance conditions generally will vest over a minimum period of one (1) year except in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances, and (ii) up to five percent (5%) of the shares of Stock authorized under the Plan may be granted as Restricted Stock, Restricted Stock Units, Deferred Stock, or Other Stock-Based Awards without any minimum vesting requirements. For purposes of this Section 7(f), vesting over a three (3)-year period or one (1)-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

8. Special Rules for Directors.

(a) Awards. Eligible Directors may receive Awards, including without limitation Awards in respect of their annual retainers and any additional retainers for chairing a committee of the board or serving as lead independent director.

(b) Deferral of Shares by Directors. Each Eligible Director may elect to defer the receipt of shares otherwise currently payable to such Eligible Director under Section 8(a) of this Plan until such Eligible Director terminates service as a director or such other date or event as permitted under rules established by the Board and uniformly applied. In that event, such Eligible Director shall be granted an award of share credits equal to the number of shares of Stock elected to be deferred, including fractional share credits to not less than three (3) decimal places.

(c) Settlement. As soon as practicable after an Eligible Director has ceased being a Director of the Corporation or such other date or event elected by an Eligible Director under Section 8(b), all awards shall be paid to the Eligible Director or, in the case of the death of the Eligible Director, the Eligible Director’s designated beneficiary or beneficiaries, or in the absence of a designated beneficiary, to the estate of the Eligible Director, in a single payment or installments as elected by the Eligible Director.

(d) Dividend Equivalents.

(i) In addition to the payment provided for in Section 8(c), each Eligible Director (or beneficiary) entitled to payment under this Section 8(d) shall receive at the same time the dividend equivalent amounts calculated under subsection (ii) below.

(ii) The dividend equivalent amount is the number of additional share credits attributable to the number of share credits originally granted plus additional share credits previously calculated hereunder. Such additional share credits shall be determined and credited as of each dividend payment date by dividing the aggregate cash dividends that would have been paid had share credits awarded or credited (but not yet paid) under this Section 8(d), as the case may be, been actual shares of Stock on the record date for such dividend by the market price per share of Stock on the dividend payment date. For this purpose, the market price on any day shall be the average of the highest and lowest sales price of Stock as quoted on the composite transactions table for such day, unless the Board determines that another procedure for determining market price would be more appropriate. Fractional share credits shall be calculated to not less than three (3) decimal places.

(e) Payment; Fractional Shares. Payments pursuant to Sections 8(c) and 8(d) above shall be made in shares of Stock, except that there shall be paid in cash the value of any fractional share.

9. Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 9(b) and 9(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for specified subsidiaries or business units of the Corporation (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) Common Knowledge Retail Customer Service score or a similar customer service measurement as measured by a third-party administrator; (9) Pharmacy Benefit Services Customer Satisfaction score; (10) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; operating earnings; (11) total stockholder return; or (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 9(c) hereof.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 9(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 9(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount that need not bear a strictly mathematical relationship to such business criteria. The maximum amount payable to any Participant shall be a stated percentage of the pool; provided the sum of such percentages shall not exceed one hundred percent (100%) and the payment does not exceed the per-person award limit set forth in Section 5.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 9(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment of the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9(c).

(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 9(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 9(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount that need not bear a strictly mathematical relationship to such business criteria. The maximum amount payable to any Participant shall be a stated percentage of the pool; provided the sum of such percentages shall not exceed one hundred percent (100%) and the payment does not exceed the per-person award limit set forth in Section 5.

(ii) Potential Annual Incentive Awards. Not later than the end of the ninetieth (90th) day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 9(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 9(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 9(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 9(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e) Status of Section 9(b) and Section 9(c) Awards under Code Section 162(m). It is the intent of the Corporation that Performance Awards and Annual Incentive Awards under Sections 9(b) and 9(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 9(b) through (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

10. Change in Control.

(a) Effect of “Change in Control”. In the event of a “Change in Control,” the following provisions shall apply unless otherwise provided in the Award agreement:

(i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 11(a) hereof;

(ii) The restrictions, deferral of settlement and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 11(a) hereof; and

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

(b) Definition of “Change in Control”. A “Change in Control” shall be deemed to have occurred if:

(i) any Person (other than (w) the Corporation, (x) any trustee or other fiduciary holding securities under any employee benefit plan of the Corporation, (y) any corporation owned, directly or indirectly, by the stockholders of the Corporation immediately after the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Corporation immediately prior to such occurrence, or (z) any surviving or resulting entity from a merger or consolidation referred to in clause (iii) below that does not constitute a Change of Control under clause (iii) below) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty (60) day period referred to in Rule 13d-3 under the Exchange Act), as directly or indirectly, of securities of the Corporation or of any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Corporation (a “Significant Subsidiary”), representing thirty percent (30%) or more of the combined voting power of the Corporation’s or such Significant Subsidiary’s then outstanding securities;

(ii) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve (12) month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Corporation or any Significant Subsidiary with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(iv) the consummation of a transaction (or series of transactions within a twelve (12)-month period) which constitutes the sale or disposition of all or substantially all of the consolidated assets of the Corporation but in no event assets having a gross fair market value of less than forty percent (40%) of the total gross fair market value of all of the consolidated assets of the Corporation (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation immediately prior to such sale or disposition.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the ninetieth (90 th) day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs in tandem therewith) may be transferred (without receipt of value from the transferee) to one or more Beneficiaries, family members or other permitted transferees designated by the Committee during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Performance Awards granted under Section 9(b) hereof or Annual Incentive Awards granted under Section 9(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Corporation and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld by the applicable employment tax rules in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation to satisfy obligations for the payment of withholding taxes relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of such withholding tax obligations.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if the amendment increases the number of shares of Stock reserved and available for delivery in connection with Awards, materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. Subject to the provisions of Section 7(a) the Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary, (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Recoupment Policy. Except as may be specifically provided in the Award agreement, each Award under the Plan shall be subject to the terms of the Corporation’s Recoupment Policy as it exists from time to time.

(l) Code Section 409A. With respect to Awards subject to Code Section 409A, the Plan is intended to comply with the requirements of Code Section 409A, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Code Section 409A and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if a Participant is determined under rules adopted by the Committee to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and as defined in the Corporation’s Universal 409A Definition Document, payment under any Award hereunder shall be delayed to the extent necessary to avoid a violation of Code Section 409A.

(m) Plan Effective Date and Stockholder Approval; Expiration Date. The Plan has been adopted by the Board effective May 12, 2010, subject to approval by the stockholders of the Corporation. Unless an extension is approved by the stockholders of the Corporation, the Plan shall have a term that expires on May 11, 2020, after which no further Awards may be made, provided, however, that the provisions of the Plan shall continue to apply to Awards made prior to such date.

Exhibit D

Proposed Charter Amendment

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

CVS CAREMARK CORPORATION

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

A. The name of the corporation (hereinafter referred to as the “Corporation”) is CVS CAREMARK CORPORATION. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware is August 22, 1996.

B. At a meeting of the Board of Directors of the Corporation on March 10, 2010, resolutions were duly adopted approving the following proposed amendment of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation and declaring said amendment to be advisable. The proposed amendment was as follows:

Article NINTH of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

NINTH: Special meetings of the stockholders may be called (i) by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation or (ii) upon written request from holders of record of at least 25% of the voting power of the outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, filed with the Secretary of the Corporation and otherwise in accordance with the By-laws, and may not be called by any other person or persons. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock or Preference Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, to the extent provided in Article FOURTH (or pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereof), special meetings of holders of such Preferred Stock or Preference Stock.

C. Thereafter, pursuant to a resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, on May 12, 2010 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

D. The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

E. The effective date of the amendment shall be [DATE].

IN WITNESS WHEREOF,                          has caused this Certificate to be duly executed in its corporate name this      day of                     , 2010.

D-1

Exhibit E

Proposed Amended and Restated By-Laws

BY-LAWS

OF

CVS CAREMARK CORPORATION

(as amended and restated                     , 2010)

ARTICLE 1

STOCKHOLDERS

Section 1.01 ANNUAL MEETING. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting, shall be held at the principal office of the corporation, or at such other place within or without the State of Delaware stated in the notice of the meeting as the Board of Directors may determine, on such day in the month of April or May as the Board of Directors may determine, at ten o’clock (10:00) in the forenoon, Rhode Island time, or at such other hour stated in the notice of the meeting as the Board of Directors may determine.

Section 1.02 SPECIAL MEETINGS.

(i) Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

(ii) A special meeting of stockholders shall be called by the Secretary of the corporation at the written request or requests (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) of holders of record of at least twenty-five percent (25%) of the voting power of the outstanding capital stock of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”). A Special Meeting Request to the Secretary shall be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting (each, a “Requesting Stockholder”), shall comply with Sections 2 and 10 of this Article 1, and shall include (A) a statement of the specific purpose or purposes of the special meeting, (B) the information required by Section 10(i)(c) of this Article 1, (C) an acknowledgement by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made that a disposition of shares of the corporation’s capital stock owned of record or beneficially as of the date on which the Special Meeting Request in respect of such shares is delivered to the Secretary that is made at any time prior to the special meeting shall constitute a revocation of such Special Meeting Request with respect to such disposed shares, and (D) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date of such written request to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the Secretary within ten (10) business days after the date on which the Special Meeting Request(s) are delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request(s) are delivered to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the corporation.

(iii) Notwithstanding the foregoing provisions of this Section 2, a special meeting requested by stockholders shall not be held if (A) the Special Meeting Request does not comply with this Section 2, (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (C) the Special Meeting Request is received by the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (D) an annual or special meeting of stockholders that included an identical or substantially similar item of business (“Similar Business”) was held not more than one hundred twenty (120) days before the Special Meeting Request was received by the Secretary, (E) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Special Meeting Request is received by the Secretary and the business to be conducted at such meeting includes the Similar Business, or (F) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law. For purposes of this Section 2(iii), the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 2(iii) have been satisfied.

(iv) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (B) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Stockholders holding less than the Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the corporation need not present such business for a vote at such special meeting.

(v) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 3 of this Article 1. Nothing contained herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(vi) Special meetings shall be held at such date and time as may be fixed by the Board of Directors in accordance with these by-laws; provided, however, that in the case of a special meeting requested by stockholders, the date of any such special meeting shall not be more than ninety (90) days after a Special Meeting Request that satisfies the requirements of this Section 2 is received by the Secretary. Special meetings shall be held at such place within or without the State of Delaware as is specified in the notice of meeting.

Section 1.03 NOTICE OF MEETING; WAIVER. Unless otherwise required by statute, the notice of every meeting of the stockholders shall be in writing and signed by the Chairman of the Board of Directors or the Chief Executive Officer (or the President or a Vice President or the Secretary or an Assistant Secretary, in each case acting at the direction of the Chairman of the Board of Directors or the Chief Executive Officer) and shall state the time when and the place where it is to be held, and a copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten nor more than sixty days before the meeting. If the meeting to be held is other than the annual meeting of stockholders, the notice shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares pursuant to Section 262 of the General Corporation Law of the State of Delaware, the notice of such meeting shall include a statement of that purpose and to that effect. If the notice is mailed, it shall be directed to a stockholder at the stockholder’s address as it appears on the record of stockholders unless the stockholder shall have filed with the Secretary of the corporation a written request that notices intended for the stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the stockholder.

Section 1.04 QUORUM. At any meeting of the stockholders the holders of a majority of the shares entitled to vote and being present in person or represented by proxy shall constitute a quorum for all purposes, unless the representation of a different number shall be required by law or by another provision of these by-laws, and in that case the representation of the number so required shall constitute a quorum.

If the holders of the amount of shares necessary to constitute a quorum shall fail to attend in person or by proxy, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn from time to time without further notice other than by an announcement made at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.05 ORGANIZATION. The Chairman of the Board of Directors or, in his absence, the Chief Executive Officer or, in his absence, the President, any Executive Vice President, Senior Vice President or Vice President in the order of their seniority or in such other order as may be designated by the Board of Directors, shall call meetings of the stockholders to order and shall act as chairman of such meetings. The Board of Directors or the Executive Committee may appoint any stockholder to act as chairman of any meeting in the absence of any of such officers and in the event of such absence and the failure of such board or committee to appoint a chairman, the stockholders present at such meeting may nominate and appoint any stockholder to act as chairman.

The Secretary of the corporation, or, in his absence, an Assistant Secretary, shall act as secretary of all meetings of stockholders, but, in the absence of said officers, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.06 VOTING. At each meeting of the stockholders every stockholder of record having the right to vote shall be entitled to vote either in person or by proxy.

Section 1.07 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of the stockholders.

Section 1.08 INSPECTORS OF ELECTION. The Board of Directors, in advance of any stockholders’ meeting, may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors are not so appointed, the person presiding at a stockholders’ meeting may, and on the request of any stockholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Inspectors shall be sworn.

Section 1.09 CONDUCT OF ELECTION. At each meeting of the stockholders, votes, proxies, consents and ballots shall be received, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes, shall be decided by the Inspectors of Election.

Section 1.10. NOTICE OF NOMINATIONS AND STOCKHOLDER BUSINESS.

(i) Annual Meetings of Stockholders.

(a) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (C) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 10(i), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10(i).

(b) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (C) of paragraph (i)(a) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal office of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than seventy (70) days after such anniversary date then to be timely such notice must be received by the corporation no earlier than one hundred twenty (120) days prior to such annual meeting and no later than the later of seventy (70) days prior to the date of the meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting was first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) A stockholder’s notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address, as they appear on the corporation’s books, of such stockholder and any such beneficial owner;

(2) the class or series and number of shares of capital stock of the corporation which are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the corporation’s securities;

(5) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and

(6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination. If requested by the corporation, the information required under clauses (i)(c)(2), (3) and (4) of this Section 10 shall be supplemented by such stockholder and any such beneficial owner not later than ten (10) days after the record date for the meeting to disclose such information as of the record date.

(ii) Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors of the corporation at a special meeting of stockholders may be made by stockholders only (a) in accordance with Section 2 of this Article 1 or (b) if the election of directors is included as business to be brought before a special meeting in the corporation’s notice of meeting, then by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 10(ii), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10(ii). The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Section 2 of this Article 1. For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to Section 10(ii)(b), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal office of the corporation (A) not earlier than one hundred twenty (120) days prior to the date of the special meeting nor (B) later than the later of ninety (90) days prior to the date of the special meeting or the tenth (10th) day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 10(i)(c).

(iii) General.

(a) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible to be nominated by a stockholder to serve as a director of the corporation unless nominated in accordance with the procedures set forth in Section 2 of this Article 1 and this Section 10. No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in Section 2 of this Article 1 and this Section 10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these by-laws or that business was not properly brought before the meeting, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(b) Without limiting the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 10; provided, however, that any references in these by-laws to the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10, and compliance with paragraphs (i)(a)(C) and (ii) of this Section 10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in the last sentence of this paragraph (iii)(b)). Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 10 other than a nomination shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the corporation in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended from time to time, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of stockholders.

ARTICLE 2

BOARD OF DIRECTORS

Section 2.01 NUMBER OF DIRECTORS. The number of directors of the corporation shall be not less than three (3) nor more than eighteen (18), as determined by action of the Board of Directors.

Section 2.02 TERM AND VACANCIES. Directors shall be elected at the annual meeting of stockholders to hold office until the next annual meeting and until their respective successors have been duly elected and have qualified.

Vacancies in the Board of Directors, from any cause whatsoever, including vacancies created by an increase in the number of directors, shall be filled by the vote of a majority of the remaining directors, though less than a quorum.

Directors need not be stockholders.

Section 2.03 MAJORITY VOTING. Except as otherwise provided in Section 4 of this Article 2, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. For purposes of this Section 3, a majority of votes cast means that the number of votes “for” a director’s election must exceed fifty percent (50%) of the votes cast with respect to that director’s election. Votes “against” a director’s election will count as a vote cast, but “abstentions” and “broker non-votes” will not count as a vote cast with respect to that director’s election.

Section 2.04 CONTESTED ELECTIONS. If, as of the last date by which stockholders may submit notice to nominate a person for election as a director pursuant to Article 1, Section 10 of these by-laws, the number of nominees for any election of directors, exceeds the number of directors to be elected (a “Contested Election”), the nominees receiving a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present shall be elected.

Section 2.05 RESIGNATION AND REPLACEMENT OF UNSUCCESSFUL INCUMBENT DIRECTOR.

(i) In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, which resignation shall become effective upon (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance by the Board of Directors of that resignation in accordance with the policies and procedures adopted by the Board of Directors for such purpose.

(ii) The Board of Directors, acting on the recommendation of the Nominating and Corporate Governance Committee, shall no later than at its first regularly scheduled meeting following certification of the shareholder vote, determine whether to accept the resignation of the unsuccessful incumbent. Absent a determination by the Board of Directors that a compelling reason exists for concluding that it is in the best interests of the corporation for an unsuccessful incumbent to remain as a director, no such person shall be elected by the Board of Directors to serve as a director, and the Board of Directors shall accept that person’s resignation.

(iii) The Board of Directors shall promptly consider and act upon the Nominating and Corporate Governance Committee’s recommendation. The Nominating and Corporate Governance Committee, in making this recommendation and the Board of Directors, in acting on such recommendation, may consider any factors or other information that they determine appropriate and relevant.

(iv) If the Board of Directors determines to accept the resignation of an unsuccessful incumbent, the Nominating and Corporate Governance Committee shall promptly recommend a candidate to the Board of Directors to fill the office formerly held by the unsuccessful incumbent.

(v) The Nominating and Corporate Governance Committee and the Board of Directors shall take the actions required under this Section 5 without the participation of any unsuccessful incumbent except that:

(a) If every member of the Nominating and Corporate Governance Committee is an unsuccessful incumbent, then a majority of the Board of Directors shall appoint a Board committee (the “Special Nominating Committee”) of independent directors (as defined below) for the purpose of considering the tendered resignations and making a recommendation to the Board of Directors whether to accept or reject them; and

(b) If the number of independent directors who are not unsuccessful incumbents is three or fewer, all directors may participate in the decisions under this Section 5.

As used above, the term “independent director” shall mean a director who complies with the “independent director” requirements under the rules of the New York Stock Exchange, Inc., under law or under any rule or regulation of any other regulatory body or self regulatory body applicable to the corporation.

(vi) If the Board of Directors accepts the resignation of a director who is an unsuccessful incumbent pursuant to this by-law, or if a nominee for director who is not an incumbent director does not receive more than fifty percent (50%) of the votes cast with respect to that director’s election, then the Board of Directors may fill the resulting vacancy pursuant to Section 2 of this Article 2, or may decrease the size of the Board of Directors pursuant to the provisions of Section 1 of this Article 2.

Section 2.06 RESIGNATION. Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board of Directors or to the Secretary of the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies (a) a later effective date or (b) an effective date determined upon the happening of an event or events (including but not limited to a failure to receive more than fifty percent (50%) of the votes cast in an election and the Board of Directors’ acceptance of the resignation).

Section 2.07 GENERAL POWERS OF DIRECTORS. The business of the corporation shall be managed under the direction of its Board of Directors subject to the restrictions imposed by law, by the corporation’s certificate of incorporation and amendments thereto, or by these by-laws.

Section 2.08 MEETINGS OF DIRECTORS. The directors may hold their meetings and may keep an office and maintain the books of the corporation, except as otherwise provided by statute, in such place or places in the State of Delaware or outside the State of Delaware as the Board may, from time to time, determine.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all of the directors consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all directors thereto shall be filed with the minutes of the proceedings of the Board of Directors.

Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 2.09 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the principal office of the corporation in the County of Providence, City of Woonsocket, State of Rhode Island, or at such other place within or without the State of Delaware as shall be designated in the notice of the meeting as follows: one (1) meeting shall be held immediately following the annual meeting of stockholders and further meetings shall be held at such intervals or on such dates as may from time to time be fixed by the Board of Directors, all of which meetings shall be held upon not less than four (4) days’ notice served upon each director by mailing such notice to the director at the director’s address as the same appears upon the records of the corporation, except the meeting which shall be held immediately following the annual meeting of stockholders which meeting shall be held without notice.

Section 2.10 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board of Directors, or of the Chief Executive Officer of the corporation, or of one-third of the directors at the time in office. The Secretary shall give notice of each special meeting by mailing such notice not less than four days, or by telegraphing or telecopying such notice not less than two days, before the date set for a special meeting, to each director.

Section 2.11 WAIVER. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

Section 2.12 QUORUM. At a meeting, a majority of the directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, the majority of those present may adjourn the meeting from time to time.

Section 2.13 ORDER OF BUSINESS. At meetings of the Board of Directors business shall be transacted in such order as the Board of Directors may fix and determine.

At all meetings of the Board of Directors, the Chairman of the Board of Directors, or in his absence, the lead independent director, shall preside.

Section 2.14 ELECTION OF CHAIRMAN, OFFICERS AND COMMITTEES. At the first regular meeting of the Board of Directors in each year, at which a quorum shall be present, held next after the annual meeting of the stockholders, the Board of Directors shall proceed to the election of the Chairman of the Board of Directors (who may be an executive officer of the Corporation), of the executive officers of the corporation, and of the Executive Committee, if the Board of Directors shall provide for such committee under the provisions of Article 3 hereof.

Except as otherwise provided herein, the Board of Directors from time to time may fill any vacancies among the Chairman, the executive officers, members of the Executive Committee and members of other committees, and may appoint additional executive officers and additional members of such Executive Committee or other committees.

Section 2.15 COMPENSATION. Directors who are not officers or employees of the corporation or any of its subsidiaries may receive such remuneration as the Board may fix, in addition to a fixed sum for attendance at each regular or special meeting of the Board or a Committee of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor. In addition, each director shall be entitled to reimbursement for expenses incurred in attending any meeting of the Board or Committee thereof.

ARTICLE 3

COMMITTEES

Section 3.01 EXECUTIVE COMMITTEE. The Board of Directors by resolution adopted by a majority of the entire Board may designate from the Directors an Executive Committee consisting of three or more, to serve at the pleasure of the Board. At all times when the Board of Directors is not in session, the Executive Committee so designated shall have and exercise the powers of the Board of Directors, except that such committee shall have no authority as to the matters set out in Section 3 of this Article 3.

Meetings of the Executive Committee shall be called by any member of the same, on three days’ mailed notice, or one day’s telegraphed or telecopied notice to each of the other members, stating therein the purpose for which such meeting is to be held. Notice of meeting may be waived, in writing, by any member of the Executive Committee.

All action by the Executive Committee shall be recorded in its minutes and reported from time to time to the Board of Directors.

The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.

Any action required or permitted to be taken by the Executive Committee may be taken without a meeting if all of the members of the Executive Committee consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all members of the Executive Committee thereto shall be filed with the minutes of the proceedings of the Executive Committee.

Any one or more members of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 3.02 OTHER COMMITTEES. The Board of Directors may appoint such other committees, of three or more, as the Board shall, from time to time, deem advisable, which committees shall have and may exercise such powers as shall be prescribed, from time to time, by resolution of the Board of Directors, except that such committees shall have no authority as to the matters set out in Section 3 of this Article 3.

Actions and recommendations by each committee which shall be appointed pursuant to this section shall be recorded and reported from time to time to the Board of Directors.

Each such committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.

Any action required or permitted to be taken by any such committee may be taken without a meeting if all of the members of such committee consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all members of such committee thereto shall be filed with the minutes of the proceedings of such committee.

Any one or more members of any such committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 3.03 LIMITATIONS. No committee shall have authority as to the following matters:

(i) The approval, adoption, recommendation or submission to stockholders of any action that needs stockholders’ authorization.

(ii) The filling of vacancies in the Board of Directors or in any committee.

(iii) The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

(iv) The amendment or repeal of the by-laws, or the adoption of new by-laws.

(v) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

Section 3.04 ALTERNATES. The Board of Directors may designate one or more directors as alternate members of any such committees, who may replace any absent member or members at any meeting of such committees.

Section 3.05 COMPENSATION. Members of special or standing committees may receive such salary for their services as the Board of Directors may determine; provided, however, that nothing herein contained shall be construed to preclude any member of any such committee from serving the corporation in any other capacity or receiving compensation therefor.

ARTICLE 4

OFFICERS AND CHAIRMAN

Section 4.01 TITLES AND TERMS OF OFFICE. The executive officers of the corporation shall be a Chief Executive Officer and a President, each of whom shall be a member of the Board of Directors, such number of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as the Board of Directors shall determine, and a Controller, a Treasurer and a Secretary, all of whom shall be chosen by the Board of Directors.

The Board of Directors may also appoint one or more Assistant Secretaries and one or more Assistant Treasurers, and such other junior officers as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

Any two or more offices except President and Vice President may be held by the same person.

The officers of the corporation shall each hold office for one year and until their successors are chosen and qualified, and, except as set forth herein, shall be subject to removal at any time by the affirmative vote of the majority of the entire Board of Directors.

Section 4.02 CHAIRMAN OF THE BOARD. The Board of Directors shall designate a Chairman of the Board (or one or more Co-Chairmen of the Board), who may be an executive officer of the Corporation. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he will be present. If there be more than one, the Co-Chairmen designated by the Board of Directors will perform such duties. The Chairman or Chairmen of the Board shall perform such other duties as may be assigned to him or them by the Board of Directors.

Section 4.03 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the corporation shall have general management and control over the policy, business and affairs of the corporation and shall have such other authority and perform such other duties as usually appertain to a chief executive officer of a business corporation. He shall exercise the powers of the Chairman of the Board of Directors during the Chairman’s absence or inability to act.

Section 4.04 PRESIDENT. The President, if any, shall have such authority and shall perform such duties as the Board of Directors, the Executive Committee, or the Chief Executive Officer may from time to time determine.

Section 4.05 EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, if any, shall be designated and shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President. They shall, in order of their seniority or in such other order as may be designated by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President, exercise the powers of the Chief Executive Officer during the absence or inability to act of the Chief Executive Officer and the President.

Section 4.06 CHIEF FINANCIAL OFFICER. A Chief Financial Officer or other officer designated by the Board of Directors shall be the principal financial officer of the corporation. He shall render to the Board of Directors, whenever the Board may require, an account of the financial condition of the corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.

Section 4.07 CONTROLLER. A Controller or other officer designated by the Board of Directors shall be the principal accounting officer of the corporation and, subject to the direction of the Chief Financial Officer, he shall have supervision over all the accounts and account books of the corporation. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Chief Financial Officer, and shall exercise the powers of the Chief Financial Officer during his absence or inability to act.

Section 4.08 TREASURER. The Treasurer shall have custody of the funds and securities of the corporation that come into his hands. When necessary or proper, he may endorse on behalf of the corporation for collection, checks, notes, and other instruments and obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositories as the Board of Directors or the Executive Committee shall designate; whenever required by the Board of Directors or the Executive Committee, he shall render a statement of his cash account; he shall keep, or cause to be kept, books of account, in which shall be entered and kept full and accurate accounts of all monies received and paid out on account of the corporation; he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Executive Committee, the Chief Executive Officer, the President and the Chief Financial Officer; he shall give bond for the faithful discharge of his duties, if, as, and when the Board of Directors or the Executive Committee may require. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chief Executive Officer, the President or the Chief Financial Officer.

Section 4.09 ASSISTANT TREASURER. Each Assistant Treasurer shall have such powers and perform such duties as may be delegated to him, and the Assistant Treasurers shall, in the order of their seniority, or in such other order as may be designated by the Board of Directors, the Executive Committee, the Chief Executive Officer, the President or the Chief Financial Officer, exercise the powers of the Treasurer during his absence or inability to act.

Section 4.10 SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders and of the Executive Committee, in books provided for that purpose; he shall attend to the giving and serving of all notices of the corporation; and he shall have charge of the certificate books, transfer books and records of stockholders and such other books and records as the Board of Directors or Executive Committee may direct, all of which shall at all reasonable times be open to the inspection of any director upon application during the usual business hours.

He shall keep at the office of the corporation, or at the office of the transfer agent or registrar of the corporation’s capital stock, a record containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, the number of shares held by them, respectively, the time when they respectively became the owners thereof, and the amount paid thereon, and such record shall be open for inspection as prescribed by Section 220 of the General Corporate Law of the State of Delaware. He shall in general perform all of the duties incident to the office of Secretary, subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, the Chief Executive Officer and the President.

Section 4.11 ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and perform such duties as may be delegated to him, and the Assistant Secretaries shall, in the order of their seniority, or in such other order as may be designated by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, the Chief Executive Officer or the President, exercise the powers of the Secretary during his absence or inability to act.

Section 4.12 VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors or by the Executive Committee, the Chief Executive Officer of the corporation, or one designated in a proxy executed by him, and in the absence of either, the President, or a person designated in a proxy executed by him, and in the absence of all such, the Executive Vice Presidents, Senior Vice Presidents or the Vice Presidents of the corporation, in the order of their seniority, shall have full power and authority on behalf of the corporation to attend, and to act, and to vote at meetings of stockholders of any corporation in which this corporation may hold stock, and each such officer of the corporation shall have power to sign a proxy deputizing others to vote the same; and all such who shall be so authorized to vote shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the corporation might have possessed and exercised, if present.

The Board of Directors or the Executive Committee may, by resolution from time to time, confer like powers on any other person or persons, which shall supersede the powers of those designated in the foregoing paragraph.

Section 4.13 EXECUTION OF CHECKS, ETC. All checks, notes, drafts or other instruments for the payment of money shall be signed on behalf of this corporation by such person or persons and in such manner as the Board of Directors or Executive Committee may prescribe by resolution from time to time.

ARTICLE 5

CERTAIN OTHER GOVERNANCE MATTERS

Section 5.01. NAME OF THE CORPORATION. Any change to the name of the corporation shall require the approval of three-quarters (3/4) of the members of the Board of Directors.

Section 5.02. AMENDMENTS. Any amendment by the Board of Directors of this Article 5, or any other provision contained in these by-laws requiring approval for an action by at least three-quarters (3/4) of the members of the Board of Directors, shall require the approval of three-quarters (3/4) of the members of the Board of Directors.

ARTICLE 6

STOCK; RECORD DATE

Section 6.01 CERTIFICATES FOR STOCK; UNCERTIFICATED SHARES. The certificates for shares of the stock of the corporation shall be in such form as shall be proper or approved by the Board of Directors; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares. Notwithstanding the foregoing or the adoption of such a resolution or resolutions by the Board of Directors, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares, to be in such form as the Board shall have approved. Any such resolution shall not apply to any share represented by a certificate theretofore issued until such certificate is surrendered to the corporation. Each certificate shall state (i) that the corporation is formed under the laws of the State of Delaware, (ii) the name of the person or persons to whom issued, (iii) the number and class of shares and the designation of the series, if any, which such certificate represents and (iv) the par value, if any, of each share represented by such certificate. Each certificate shall be signed by the Chairman of the Board of Directors, Chief Executive Officer, the President,

an Executive Vice President or a Vice President, and also by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the corporation’s seal; provided, however, that if such certificates are signed by a transfer agent or transfer clerk and by a registrar the signature of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary and Assistant Secretary and the seal of the corporation upon such certificates may be facsimiles, engraved or printed. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical.

Section 6.02 TRANSFER OF SHARES. Shares of the stock of the corporation may be transferred on the record of stockholders of the corporation by the holder thereof in person or by his duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the holder of uncertificated shares.

Section 6.03 AUTHORITY FOR ADDITIONAL RULES REGARDING TRANSFER. The Board of Directors and the Executive Committee shall have power and authority to make all such rules and regulations as respectively they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

Section 6.04 TRANSFER AGENTS AND REGISTRARS. The Board of Directors or Executive Committee may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be countersigned by such transfer agent and registered by such registrar of transfers. One person or organization may serve as both transfer agent and registrar.

Section 6.05 RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action.

Section 6.06 LIST OF STOCKHOLDERS AS OF RECORD DATE. The Secretary of the corporation or the transfer agent of its stock shall make and certify a list of the stockholders as of the record date and number of shares of each class of stock of record in the name of each stockholder and such list shall be present at every meeting of stockholders. If the right to vote at any meeting is challenged, the inspectors of elections, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat, may vote at such meeting.

Section 6.07 DIVIDENDS. Dividends may be declared and paid out of the surplus of the corporation as often and at such times and to such extent as the Board of Directors may determine, consistent with the provisions of the certificate of incorporation of the corporation.

Section 6.08. STOCKHOLDER RIGHTS PLANS.

(i) Notwithstanding anything in these by-laws to the contrary, the amendment of any Stockholder Rights Plan which has the effect of extending the term of the Stockholder Rights Plan or any rights or options provided thereunder shall require the approval of at least three-quarters (3/4) of the Board of Directors, and any Stockholder Rights Plan adopted after February 5, 2008 shall expire if not so amended no later than one (1) year following the later of the date of its adoption and the date of its last such amendment.

(ii) Paragraph (i) of this Article 6, Section 8 shall not apply to any Stockholder Rights Plan ratified by the stockholders.

(iii) “Stockholder Rights Plan” refers in this Article 6, Section 8 to any stockholder rights plan, rights agreement or any other form of “poison pill” anti-takeover device or plan which is designed to or has the effect of making an acquisition of large holdings of the corporation’s shares of stock more difficult or expensive (but for avoidance of doubt, excluding any issuance or sale of securities or rights in connection with a bona fide financing transaction).

(iv) Nothing in this Article 6, Section 8 should be construed to permit or validate any decision by the Board of Directors to adopt or amend a Stockholder Rights Plan that would otherwise be prohibited or invalid under applicable Delaware law.

ARTICLE 7

CORPORATE SEAL

The Board of Directors shall provide a suitable seal containing the name of the corporation and of the state under the laws of which the corporation was incorporated; and the Secretary shall have the custody thereof.

ARTICLE 8

AMENDMENTS

Subject to Article 5, Section 2, these by-laws or any of them, may be altered, amended or repealed, or new by-laws may be made by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

CVS CAREMARK CORPORATION	INTERNET http://www.proxyvoting.com/cvs Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). This Proxy is solicited on behalf of the Board of Directors. Please mark, sign, and date and return this proxy card using the enclosed prepaid envelope. This Proxy must be returned for your shares to be voted at the Meeting in accordance with your instructions if you do not plan to attend the Meeting and vote in person. Please indicate any change in address.

(Please sign, date and return this proxy card in the enclosed envelope.)	Please mark your votes as indicated in this example	☒
To vote in accordance with the Board’s recommendations, just sign below; no boxes need to be checked.
The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.
Item 1. Election of 12 directors

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Edwin M. Banks	☐	☐	☐	1.6 William H. Joyce	☐	☐	☐	1.11 Thomas M. Ryan	☐	☐	☐	1.12 Richard J. Swift	☐	☐	☐
1.2 C. David Brown II	☐	☐	☐	1.7 Jean-Pierre Millon	☐	☐	☐	Item 2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.					☐	☐	☐
1.3 David W. Dorman	☐	☐	☐	1.8 Terrence Murray	☐	☐	☐	Item 3. Proposal to adopt the Company’s 2010 Incentive Compensation Plan.					☐	☐	☐
1.4 Kristen Gibney Williams	☐	☐	☐	1.9 C.A. Lance Piccolo	☐	☐	☐	Item 4. Proposal to adopt an amendment to the Company’s charter to allow stockholders to call special meetings.					☐	☐	☐
1.5 Marian L. Heard	☐	☐	☐	1. 10 Sheli Z. Rosenberg	☐	☐	☐	The Board of Directors recommends a vote AGAINST Items 5 and 6. Item 5. Stockholder proposal regarding a report on political contributions and expenditures.					☐	☐	☐
								Item 6. Stockholder proposal regarding principles to stop global warming.					☐	☐	☐

Item 7. Other Matters. In their discretion, Mr. Ryan and

                                Ms. Rosenberg, as proxies, are authorized to

                                vote in accordance with their judgment upon

                                such other business as may properly

                                come before the Meeting.

	RESTRICTED AREA - SCAN LINE											Mark Here for Address Change or Comments SEE REVERSE			☐

Signature							Signature						Date
Please sign exactly as the name appears on this proxy card. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title.

You can now access your CVS Caremark Corporation account online.

Access your CVS Caremark Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for CVS Caremark Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/ shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.proxyvoting.com/cvs

▼ FOLD AND DETACH HERE ▼

CVS CAREMARK CORPORATION
Annual Meeting of Stockholders of CVS Caremark Corporation Wednesday, May 12, 2010 at 9:00 a.m. (the “Meeting”) Company Headquarters, One CVS Drive, Woonsocket, Rhode Island

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Thomas M. Ryan and Sheli Z. Rosenberg as the undersigned’s proxies, each with full power to act without the other and with full power of substitution, to vote as indicated on all matters referred to on the reverse side of this card and described in the proxy statement, all shares of common stock of CVS Caremark Corporation which the undersigned would be entitled to vote if present at the Meeting and at any adjournments or postponements thereof.

Additional Voting Instructions for Certain CVS Caremark Employees: To the extent the undersigned is a participant in the 401(k) Plan and Employee Stock Ownership Plan of CVS Caremark Corporation and Affiliated Companies (the “Plan”), the undersigned hereby instructs The Bank of New York Mellon, as trustee under the Plan, to vote as indicated on the reverse side, all shares of CVS Caremark common stock held in the Plan, as to which the undersigned would be entitled to give voting instructions if present at the Meeting. Shares held under the Plan for which voting instructions are not properly completed or signed, or received in a timely manner, will be voted in the same proportion as those shares for which voting instructions were properly completed and signed and received in a timely manner, so long as such vote is in accordance with the provisions of the Employment Retirement Income Security Act of 1974, as amended.

The undersigned hereby ratifies and confirms all that each of the proxies and/or The Bank of New York Mellon may lawfully do in the premises, and hereby revokes all proxies (or voting instructions in the case of Plan shares) previously given by the undersigned to vote at the Meeting and at any adjournments or postponements thereof. The undersigned acknowledges receipt of the notice of and the proxy statement for the Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4 AND “AGAINST” ITEMS 5 AND 6 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN AS TO ANY ITEMS SET FORTH IN THIS PROXY, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND AGAINST ITEMS 5 AND 6 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
	P.O. BOX 3550
	SOUTH HACKENSACK, NJ 07606-9250

	(CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)
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